Exhibit 99.1

FBR SECURITIZATION TRUST 2005-3,
as Issuer
FBR SECURITIZATION, INC.,
as Depositor
MHC I, INC.,
as Seller
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Securities Administrator, Servicer and Master Servicer
CLAYTON FIXED INCOME SERVICES INC.,
as Credit Risk Manager
and
HSBC BANK USA, NATIONAL ASSOCIATION,
as Indenture Trustee

TRANSFER AND SERVICING AGREEMENT
Dated as of October 1, 2005

FBR Securitization Trust 2005-3
Callable Mortgage-Backed Notes, Series 2005-3

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TABLE OF CONTENTS

		Page
SECTION 10.3	Amendment	107
SECTION 10.4	Acts of the Noteholders	108
SECTION 10.5	Recordation of Agreement	108
SECTION 10.6	Governing Law	108
SECTION 10.7	Notices	109
SECTION 10.8	Severability of Provisions	111
SECTION 10.9	Indulgences; No Waivers	111
SECTION 10.10	Headings Not To Affect Interpretation	111
SECTION 10.11	Benefits of Agreement	111
SECTION 10.12	Special Notices to the Rating Agencies	112
SECTION 10.13	Counterparts	112
SECTION 10.14	Execution by the Issuer; Closing Certifications	112
SECTION 10.15	Assignment of OTC Hedge Agreements	113

ATTACHMENTS

Exhibit A	Information Fields for Mortgage Loan Schedules
Exhibit B	Contents of Each Mortgage File
Exhibit C	Form of Lost Note Affidavit
Exhibit D	Form of Request for Release
Exhibit E	Form of Realized Gains and Losses
Exhibit F	[Reserved]
Exhibit G	Credit Reporting Procedure
Exhibit H	Form of Mortgage Insurance Policy
Exhibit I	Form of Annual Certification

Schedule A-1	Group 1 Mortgage Loan Schedule
Schedule A-2	Group 2 Mortgage Loan Schedule
Schedule B	Representations and Warranties in respect of the Mortgage Loans
Schedule C	LIBOR Formula
Schedule D	Master Mortgage Loan Purchase and Interim Servicing Agreement

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     This TRANSFER AND SERVICING AGREEMENT, dated as of October 1, 2005, is by and among FBR SECURITIZATION TRUST 2005-3, a Delaware statutory trust, as issuer (the “Issuer”), FBR SECURITIZATION, INC., a Delaware corporation, as depositor (the “Depositor”), MHC I, INC., a Delaware corporation, as seller (the “Seller”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as securities administrator (the “Securities Administrator”), master servicer (the “Master Servicer”) and servicer (the “Servicer”), CLAYTON FIXED INCOME SERVICES INC. f/k/a The Murrayhill Company, as credit risk manager (the “Credit Risk Manager”) and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, as indenture trustee (the “Indenture Trustee”).
PRELIMINARY STATEMENT
     WHEREAS, the Seller seeks to sell to the Depositor and the Depositor seeks to purchase from the Seller all of the right, title and interest of the Seller in certain adjustable-rate first and second lien mortgage loans and fixed-rate first and second lien mortgage loans identified in Schedule A-1 and Schedule A-2 hereto on a servicing-released basis from the Seller pursuant to this Agreement;
     WHEREAS, the Seller will make representations and warranties as set forth herein with respect to the Mortgage Loans and will assign to the Depositor certain representations and warranties that it has received with respect to such Mortgage Loans;
     WHEREAS, at the Closing Date the Depositor will be the owner of the Mortgage Loans and the other property being conveyed and assigned by it to the Issuer hereunder for inclusion in the Trust Fund on the Closing Date;
     WHEREAS, on the Closing Date, the Depositor will transfer to the Issuer the Mortgage Loans and the other property constituting the Trust Fund;
     WHEREAS, pursuant to the Indenture, the Issuer will issue the Notes and will secure them with a pledge to the Indenture Trustee of the Mortgage Loans and the other property constituting the Trust Fund;
     WHEREAS, the Depositor will receive the Notes in consideration for the Mortgage Loans and other property being conveyed and signed by it to the Issuer and will sell the Notes to various purchasers.
     WHEREAS, the Servicer, as owner of the servicing rights, is willing to service the Mortgage Loans for the benefit of the Issuer and the Indenture Trustee for the benefit of the Noteholders;
     WHEREAS, the Credit Risk Manager will provide reports and recommendations concerning certain delinquent and defaulted Mortgage Loans and as to the collection of any Prepayment Premiums with respect to the Mortgage Loans, for and on behalf of the Depositor and for the benefit of the Issuer and the Indenture Trustee for the benefit of the Noteholders;

     WHEREAS, the Master Servicer is willing to master service the Mortgage Loans for the benefit and account of the Issuer and the Indenture Trustee for the benefit of the Noteholders; and
     WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of the Notes and the Certificate, including the Operative Agreements.
     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

	Initial Class			Anticipated
Class of	Principal	Interest	Maturity	Ratings	CUSIP
Notes	Amount(1)	Rate(2)	Date	(S&P/Moody’s)	Number
AV1	$352,580,000	LIBOR + 0.26%	October 25, 2035	AAA/Aaa	30246QAX1
AV2-1	$173,830,000	LIBOR + 0.11%	October 25, 2035	AAA/Aaa	30246QAY9
AV2-2	$85,480,000	LIBOR + 0.19%	October 25, 2035	AAA/Aaa	30246QAZ6
AV2-3	$107,180,000	LIBOR + 0.26%	October 25, 2035	AAA/Aaa	30246QBA0
AV2-4	$75,250,000	LIBOR + 0.34%	October 25, 2035	AAA/Aaa	30246QBB8
M-1	$30,550,000	LIBOR + 0.45%	October 25, 2035	AA+/Aa1	30246QBC6
M-2	$30,060,000	LIBOR + 0.47%	October 25, 2035	AA/Aa2	30246QBD4
M-3	$19,390,000	LIBOR + 0.50%	October 25, 2035	AA-/Aa3	30246QBE2
M-4	$14,540,000	LIBOR + 0.61%	October 25, 2035	A+/A1	30246QBF9
M-5	$12,600,000	LIBOR + 0.64%	October 25, 2035	A/A2	30246QBG7
M-6	$9,690,000	LIBOR + 0.69%	October 25, 2035	A-/A3	30246QBH5
M-7	$9,690,000	LIBOR + 1.20%	October 25, 2035	BBB+/Baa1	30246QBJ1
M-8	$9,690,000	LIBOR + 1.50%	October 25, 2035	BBB/Baa2	30246QBK8
M-9	$9,690,000	LIBOR + 1.85%	October 25, 2035	BBB-/Baa3	30246QBL6
M-10	$9,766,000	LIBOR + 2.25%	October 25, 2035	BBB-/NR	30246QBM4
N-1	$25,200,000	5.00%	October 25, 2035	A/NR
N-2	$4,000,000	7.50%	October 25, 2035	BBB-/NR

Total:	$979,186,000

     The following table sets forth (or describes) the Class designation, Note Interest Rate, initial Class Principal Amount, minimum denomination and rating for each class of Notes issued pursuant to the Indenture.
     (1) The Notes will be issued in minimum denominations of $100,000 and integral multiples of $1 in excess thereof.
     (2) The Note Interest Rate for each class of Offered Notes is a per annum rate equal to the lesser of (a) one-month LIBOR plus the Applicable Margin and (b) 14.00%. The Note Interest Rate for each class of Offered Notes will be subject to an Available Funds Rate. The margin on the Class A Notes will be multiplied by 2 and the margin on the Class M Notes will be multiplied by 1.5 on any Payment Date after the Margin Stepup Date.

ARTICLE I
DEFINITIONS AND INTERPRETATION
     SECTION 1.1 Definitions.
     Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Indenture or the Owner Trust Agreement, as applicable. The following words and phrases, unless the context otherwise requires, shall have the following meanings:
     Accepted Master Servicing Practices: With respect to any Mortgage Loan, those customary mortgage loan master servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer, and in accordance with the applicable state, local and federal laws, rules and regulations.
     Accepted Servicing Practices: The servicing and administration of the Mortgage Loans for which the Servicer is responsible hereunder:
     (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Servicer generally services and administers similar mortgage loans with similar mortgagors, giving due consideration to customary and usual standards of practice of prudent institutional residential mortgage lenders servicing their own loans;
     (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Issuer, the Noteholders or any Person to which the Mortgage Loans may be transferred by the Issuer;
     (c) without regard to (i) any relationship that the Servicer or any affiliate thereof may have with the related Mortgagor or any other party to the transactions, (ii) the right of the Servicer to receive compensation or other fees for its services rendered pursuant to this Agreement, (iii) the obligations of the Servicer to make Monthly Advances and Servicing Advances, (iv) the ownership, servicing or management by the Servicer or any affiliate thereof for others of any other mortgage loans or mortgaged properties, and (v) any debt the Servicer or any of its affiliates has extended to any mortgagor; and
     (d) in accordance with the applicable state, local and federal laws, rules and regulations.
     Account: Each of the Custodial Account, the Escrow Account and the Payment Account, each including each sub-account thereof.
     Accountant: A person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Servicer or an Affiliate of the Servicer.

     Adjustable Rate Mortgage Loan: A Mortgage Loan that contains a provision pursuant to which the Mortgage Rate is adjusted periodically.
     Adjusted Class Principal Amount: For any Payment Date and a class of Offered Notes, prior to giving effect to principal payments made with respect to such class of Offered Notes on such Payment Date, an amount equal to (a) the Class Principal Amount of such class of Offered Notes minus (b) the Class Impairment Amount, if any, of such class of Offered Notes.
     Adjusted Net Mortgage Rate: With respect to each Mortgage Loan, a rate equal to the per annum Mortgage Rate less the sum of the (i) Servicing Fee Rate, (ii) the Credit Risk Manager’s Fee Rate, and (iii) with respect to each Insured Mortgage Loan, the Monthly Insurance Premium Rate.
     Adjustment Date: As to each Adjustable Rate Mortgage Loan, the date on which the Mortgage Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.
     Advance: Any Monthly Advance or Servicing Advance.
     Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     Agreement: This Transfer and Servicing Agreement, including all exhibits and schedules hereto.
     Allocation Percentage: For each Payment Date and group of Mortgage Loans, the percentage equivalent of a fraction, the numerator of which is (i) the Principal Proceeds for that group of Mortgage Loans for the related Due Period, and the denominator of which is (ii) the sum of the Principal Proceeds for both groups of Mortgage Loans for the related Due Period.
     Applicable Margin: The applicable margin is set forth in the table appearing on page 2 of this Agreement.
     Appraised Value: With respect to any Mortgage Loan, the lesser of (a) the value set forth on the appraisal made in connection with the origination of the related Mortgage Loan as the value of the related Mortgaged Property, or (b) the amount paid by the Mortgagor for the Mortgaged Property, provided, however, that in the case of a refinanced Mortgage Loan or a Mortgage Loan that was not originated in connection with the borrower’s purchase of the Mortgaged Property, such value shall be based solely on the appraisal made in connection with the origination of such Mortgage Loan.

     Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of the Mortgage to the Indenture Trustee for the benefit of the Noteholders and the Certificateholder, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that none of the Issuer, the Owner Trustee, the Master Servicer, the Securities Administrator and the Indenture Trustee shall be responsible for determining whether any such assignment is in recordable form.
     Assignment and Recognition Agreement: The Assignment and Recognition Agreement, dated as of November 9, 2005, by and among the Seller, as the assignor; the Issuer, as the assignee; and Fremont Investment & Loan, as the company.
     Authorized Officer: With respect to the Issuer, any officer who is appointed pursuant to Section 11.1 of the Owner Trust Agreement or any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).
     Available Funds: For each Payment Date, the sum of the Interest Proceeds for both Mortgage Loan Groups and the Principal Proceeds for both Mortgage Loan Groups for such Payment Date.
     Available Funds Rate: For each Payment Date, the per annum rate equal to the sum of (a) the product of (i) the weighted average of the Adjusted Net Mortgage Rates on the Mortgage Loans for the related Due Period, weighted on the basis of their Scheduled Principal Balance as of the beginning of the related Due Period, (ii) 30 divided by the actual number of days in the related Interest Accrual Period, and (iii) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the beginning of the related Due Period divided by the aggregate Adjusted Class Principal Amount of the Offered Notes immediately prior to such Payment Date and (b) the product of (i) 360 divided by the actual number of days in the Interest Accrual Period and (ii) any funds received by the trust pursuant to the Cap Agreement for such Payment Date, divided by the aggregate of the Adjusted Class Principal Amounts of the Offered Notes immediately prior to such Payment Date.
     Bankruptcy Code: The United States Bankruptcy Code of 1986, as amended, as codified in 11 U.S.C. §§ 101-1330.
     Basis Risk Shortfall: With respect to each class of Offered Notes on each Payment Date, the sum of (a) the excess, if any, of (i) the amount that would have been the Current Interest (without regard to the Available Funds Rate) for such Payment Date over (ii) the Current Interest accrued on such class of Offered Notes at an interest rate equal to the Available Funds Rate, (b) any amount described in clause (a) above for such class remaining unpaid from prior Payment Dates and (c) interest on the amount in clause (b) above at the Formula Rate.

     Business Day: Any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in the (i) state or the city in which any corporate trust office of the Indenture Trustee, the Master Servicer or the Securities Administrator is located or (ii) states of California, Iowa, Maryland, Minnesota, New York, and South Carolina are authorized or obligated by law or executive order to be closed.
     Cap Agreement: The agreement entered into by and between the Issuer and the Cap Provider, dated as of November 9, 2005, providing for certain payments to be made to the Securities Administrator on behalf of the Issuer.
     Cap Payment: The aggregate of all payments received by the Securities Administrator from the Cap Provider on a Payment Date pursuant to the Cap Agreement.
     Cap Provider: Goldman Sachs International.
     Certificate: The certificate evidencing the ownership interest in the Issuer.
     Certificateholder: The Person is whose name the Certificate is registered pursuant to the Owner Trust Agreement.
     Class: All Notes bearing the same class designation.
     Class A Notes: The FBR Securitization Trust 2005-3 Callable Mortgage-Backed Notes, Series 2005-3 Class AV1 and Class AV2 Notes issued under the Indenture.
     Class AV2 Notes: The FBR Securitization Trust 2005-3 Callable Mortgage-Backed Notes, Series 2005-3 Class AV2-1, Class AV2-2, Class AV2-3 and Class AV2-4 Notes issued under the Indenture.
     Class Impairment Amount: For any Payment Date and the Class M Notes, prior to giving effect to any principal payments made with respect to such Notes on the current Payment Date, the lesser of (a) the Class Principal Amount of such class of Notes and (b) the amount, if any, by which the sum of the Class Principal Amount of such class of Notes and all classes of Offered Notes that are senior to such class of Notes exceeds the aggregate Scheduled Principal Balance of the Mortgage Loans as of the first day of the related Due Period.
     Class M Notes: The FBR Securitization Trust 2005-3 Callable Mortgage-Backed Notes, Series 2005-3 Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Notes issued under the Indenture.
     Class M-1 Principal Payment Amount: For any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (A) the aggregate Class Principal Amount of the Class A Notes (after taking into account the payment of the Senior Principal Payment Amount on such Payment Date) and (B) the Adjusted Class Principal Amount of the Class M-1 Notes immediately prior to such Payment Date, over (y) the lesser of (A) the product of (i) 70.10% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period over 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.
     Class M-2 Principal Payment Amount: For any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (A) the sum of the aggregate Class Principal Amount of the Class A Notes and the Adjusted Class Principal Amount of the Class M-1 Notes (after taking into account the payment of the Senior Principal Payment Amount and the Class Principal Payment Amount of the Class M-1 Notes on such Payment Date) and (B) the Adjusted Class Principal Amount of the Class M-2 Notes immediately prior to such Payment Date, over (y) the lesser of (A) the product of (i) 76.30% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period over 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.
     Class M-3 Principal Payment Amount: For any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (A) the sum of the aggregate Class Principal Amounts of the Class A Notes and the aggregate Adjusted Class Principal Amount of the Class M-1 and Class M-2 Notes (after taking into account the payment of the Senior Principal Payment Amount and the Class Principal Payment Amounts for such Class M Notes on such Payment Date) and (B) the Adjusted Class Principal Amount of the Class M-3 Notes immediately prior to such Payment Date, over (y) the lesser of (A) the product of (i) 80.30% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period over 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.
     Class M-4 Principal Payment Amount: For any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (A) the sum of the aggregate Class Principal Amount of the Class A Notes and the aggregate Adjusted Class Principal Amounts of the Class M-1 through Class M-3 Notes (after taking into account the payment of the Senior Principal Payment Amount and the Class Principal Payment Amounts for such Class M Notes on such Payment Date) and (B) the Adjusted Class Principal Amount of the Class M-4 Notes immediately prior to such Payment Date, over (y) the lesser of (A) the product of (i) 83.30% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period over 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.
     Class M-5 Principal Payment Amount: For any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (A) the sum of the aggregate Class Principal Amount of the Class A Notes and the aggregate Adjusted Class Principal Amounts of the Class M-1 through Class M-4 Notes (after taking into account the payment of the Senior Principal Payment Amount and the Class Principal Payment Amounts for such Class M Notes on such Payment Date) and (B) the

Adjusted Class Principal Amount of the Class M-5 Notes immediately prior to such Payment Date, over (y) the lesser of (A) the product of (i) 85.90% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period over 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.
     Class M-6 Principal Payment Amount: For any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (A) the sum of the aggregate Class Principal Amount of the Class A Notes and the aggregate Adjusted Class Principal Amounts of the Class M-1 through Class M-5 Notes (after taking into account the payment of the Senior Principal Payment Amount and the Class Principal Payment Amounts for such Class M Notes on such Payment Date) and (B) the Adjusted Class Principal Amount of the Class M-6 Notes immediately prior to such Payment Date, over (y) the lesser of (A) the product of (i) 87.90% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period over 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.
     Class M-7 Principal Payment Amount: For any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (A) the sum of the aggregate Class Principal Amount of the Class A Notes and the aggregate Adjusted Class Principal Amounts of the Class M-1 through Class M-6 Notes (after taking into account the payment of the Senior Principal Payment Amount and the Class Principal Payment Amounts for such Class M Notes on such Payment Date) and (B) the Adjusted Class Principal Amount of the Class M-7 Notes immediately prior to such Payment Date, over (y) the lesser of (A) the product of (i) 89.90% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period over 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.
     Class M-8 Principal Payment Amount: for any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (A) the sum of the aggregate Class Principal Amount of the Class A Notes and the aggregate Adjusted Class Principal Amounts of the Class M-1 through Class M-7 Notes (after taking into account the payment of the Senior Principal Payment Amount and the Class Principal Payment Amounts for such Class M Notes on such Payment Date) and (B) the Adjusted Class Principal Amount of the Class M-8 Notes immediately prior to such Payment Date, over (y) the lesser of (A) the product of (i) 91.90% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period over 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

     Class M-9 Principal Payment Amount: For any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (A) the sum of the aggregate Class Principal Amount of the Class A Notes and the aggregate Adjusted Class Principal Amounts of the Class M-1 through Class M-8 Notes (after taking into account the payment of the Senior Principal Payment Amount and the Class Principal Payment Amounts for such Class M Notes on such Payment Date) and (B) the Adjusted Class Principal Amount of the Class M-9 Notes immediately prior to such Payment Date, over (y) the lesser of (A) the product of (i) 93.90% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period over 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.
     Class M-10 Principal Payment Amount: For any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (A) the sum of the aggregate Class Principal Amount of the Class A Notes and the aggregate Adjusted Class Principal Amounts of the Class M-1 through Class M-9 Notes (after taking into account the payment of the Senior Principal Payment Amount and the Class Principal Payment Amounts for such Class M Notes on such Payment Date) and (B) the Adjusted Class Principal Amount of the Class M-10 Notes immediately prior to such Payment Date, over (y) the lesser of (A) the product of (i) 95.90% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period over 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.
     Class N Notes: The FBR Securitization Trust 2005-3 Callable Mortgage Backed Notes, Series 2005-3 Class N-1 and Class N-2 Notes issued under the Indenture.
     Class N Principal Payment Amount: For any Payment Date with respect to the Class N Notes, the lesser of the (a) amount of Available Funds (including for this purpose Prepayment Premiums) remaining on any Payment Date after payment of (i) all amounts due pursuant to Section 7.7(b) hereof (except Section 7.7(b) (iii)(G) and (H)), and (ii) the Interest Payment Amount on the Class N Notes for such Payment Date; and (b) the aggregate Class Principal Amounts of the Class N Notes.
     Class Principal Amount: With respect to any class of Notes, the initial principal amount thereof on the Closing Date, less all amounts previously paid with respect to such class of Notes as principal on all prior Payment Dates.
     Clean-up Call: The right of the Servicer or Master Servicer to purchase all of the Mortgage Loans pursuant to Section 9.2.
     Closing Date: November 9, 2005.

     Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.
     Commission: The Securities and Exchange Commission.
     Compensating Interest Payment: With respect to any Payment Date, an amount equal to the lesser of (a) the aggregate Prepayment Interest Shortfall with respect to such Payment Date and (b) the Servicing Fee paid to the Servicer in respect of such Payment Date.
     Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.
     Corporate Trust Office: With respect to:
     (a) the Securities Administrator, the principal corporate trust office at which, at any particular time, its corporate trust business in connection with this Agreement shall be administered, which office, at the date of the execution of this Agreement, is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager — FBR Securitization Trust 2005-3, or at such other address as the Securities Administrator may designate from time to time by notice to Noteholders, the Indenture Trustee, the Depositor, the Seller, the Master Servicer and the Servicer; provided, however, that with respect to the Securities Administrator, the Note Registrar and the Certificate Registrar and presentment of Notes or the Certificate for registration of transfer, exchange or final payment: Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113, Attention: Client Manager — FBR Securitization Trust 2005-3.
     (b) the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Agreement is located at 452 Fifth Avenue, New York, New York 10018, Attention: Corporate Trust — FBR Securitization Trust 2005-3, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Noteholders and the Issuer.
     Co-Underwriter: Credit Suisse First Boston LLC.
     Credit Risk Management Agreements: Each of the Credit Risk Management Agreements, dated as of the Closing Date, between the Credit Risk Manager and the Servicer or the Master Servicer.
     Credit Risk Manager: Clayton Fixed Income Services Inc. f/k/a The Murrayhill Company, a Colorado corporation, or any successor thereto.

     Credit Risk Manager’s Fee: The fee payable to the Credit Risk Manager on each Payment Date for its services as Credit Risk Manager, in an amount equal to one-twelfth of the Credit Risk Manager’s Fee Rate multiplied by the Scheduled Principal Balance of the Mortgage Loans as of the first day of the related Due Period.
     Credit Risk Manager’s Fee Rate: 0.0125% per annum.
     Cumulative Realized Loss Percentage: With respect to any Payment Date, a fraction, expressed as a percentage, obtained by dividing (a) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Due Period by (b) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.
     Current Interest: With respect to any Payment Date and each class of Offered Notes, the sum of (a) the interest accrued during the related Interest Accrual Period at the applicable Note Interest Rate for such class of Offered Notes on its Class Principal Amount immediately prior to such Payment Date, and (b) the sum of (i) any unpaid Current Interest from previous Payment Dates for such class of Offered Notes, and (ii) interest thereon at the applicable Note Interest Rate for such Payment Date; provided, however, that in the case of the Class M Notes and any Payment Date, Current Interest shall be reduced by the amount of Deferred Interest (based, for the purposes of this calculation, on the Note Interest Rate) for such class for such Payment Date.
     Custodial Account: The account or accounts established and maintained pursuant to Section 4.4 hereof.
     Custodial Agreement: The agreement, dated as of October 1, 2005, by and between the Custodian and the Indenture Trustee governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents.
     Custodian: JPMorgan Trust Company, National Association, as the custodian under the Custodial Agreement, or its successor in interest or assigns, or any successor to the Custodian under the Custodial Agreement as provided therein.
     Cut-off Date: October 1, 2005.
     Cut-off Date Balance: With respect to any Mortgage Loan, the Scheduled Principal Balance thereof as of the close of business on the Cut-off Date.
     Debt Service Reduction: With respect to any Mortgage Loan, a reduction of the Scheduled Monthly Payment that the related Mortgagor is obligated to pay on any Due Date as a result of any proceeding under bankruptcy law or any similar proceeding.
     Deferred Interest: For the Class M Notes and any Payment Date, an amount equal to the sum of (a) the interest accrued during the related Interest Accrual Period at the applicable Formula Rate on the Class Impairment Amount for that class, (b) any amount described in clause (a) for prior Payment Dates remaining unpaid, and (c) interest accrued on the amount described in clause (b) above during the Interest Accrual Period related to such Payment Date at the applicable Formula Rate.
     Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.
     Deleted Mortgage Loan: A Mortgage Loan that is repurchased from the Trust Fund or as to which one or more Qualified Substitute Mortgage Loans are substituted therefor.
     Delinquency Rate: For any Due Period, the fraction, expressed as a percentage, the numerator of which is the aggregate Scheduled Principal Balance of all Mortgage Loans that are 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of the preceding calendar month, and the denominator of which is the aggregate Scheduled Principal Balance of the Mortgage Loans as of the close of business on the last day of such calendar month.
     Depositor: FBR Securitization, Inc., a Delaware corporation, or its successors in interest.
     Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Book-Entry Notes. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the UCC of the State of New York and registered as a “clearing agency” pursuant to Section 17A of the Exchange Act as amended.
     Determination Date: With respect to any Payment Date, the Business Day preceding the Servicer Remittance Date.
     Due Date: The day of the month on which the Scheduled Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace, as specified in the related Mortgage Note.
     Due Period: With respect to any Payment Date and a Mortgage Loan, the period commencing on the second day of the month immediately preceding the month in which such Payment Date occurs (or the day following the Cut-off Date in respect of the first Due Period) and ending on the first day of the calendar month in which such Payment Date occurs.
     EDGAR: The “Electronic Data Gathering, Analysis, and Retrieval” system of the Commission, which performs automated collection, validation, indexing, acceptance, and forwarding of submissions by companies and others who are required by law to file forms with the Commission.
     Eligible Account: Any of (a) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, (b) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC), provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt obligations of such holding company) have been rated by each Rating Agency in its highest short-term rating category, (c) a trust account or accounts maintained with (i) the trust department of a federal or state chartered depository institution or (ii) a trust company, acting in its fiduciary capacity, or (d) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee, the Securities Administrator or the Master Servicer.
     Eligible Investments: Any dollar-denominated investment that is one or more of the following (and may include investments for which the Indenture Trustee, the Securities Administrator and/or their Affiliates, or the Master Servicer and/or its Affiliates, provides services or receives compensation):
     (a) cash;
     (b) direct registered obligations of, and registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are expressly backed by the full faith and credit of the United States;
     (c) demand and time deposits in, interest bearing trust accounts at, certificates of deposit of, bankers’ acceptances payable within 183 days of issuance issued by, or Federal funds sold by any depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by Federal and/or state banking authorities so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have a credit rating of not less than “AA+” by S&P and “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s) in the case of long-term debt obligations, or “A-1+” by S&P and “P-1” by Moody’s (and if rated “P-1”, such rating is not on watch for downgrade by Moody’s) and in the case of commercial paper and short-term debt obligations; provided that (i) in each case, the issuer thereof must have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s) and (ii) in the case of commercial paper and short-term debt obligations with a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “AA+” by S&P;

     (d) unleveraged repurchase obligations (if treated as debt for United States federal income tax purposes by the issuer) with respect to (i) any security described in clause (b) above or (ii) any other registered security issued or guaranteed by an agency or instrumentality of the United States (in each case without regard to the final maturity of such security), in either case entered into with a United States federal or state depository institution or trust company (acting as principal) described in clause (c) above or entered into with a corporation (acting as principal) whose long-term rating at the time of such investment or contractual commitment providing for such investment is not less than “AA+” by S&P and “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s) or whose short-term credit rating at the time of such investment or contractual commitment providing for such investment is “A-1+” by S&P and “P-1” by Moody’s (and if rated “P-1”, such rating is not on watch for downgrade by Moody’s) at the time of such investment; provided that (A) in each case, the issuer thereof must have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s) and (B) if such security has a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “AA+” by S&P and “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s);
     (e) registered debt securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof that have a credit rating at the time of such investment or contractual commitment providing for such investment of not less than “AA” by S&P and “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s);
     (f) commercial paper or other short-term obligations with a maturity of not more than 183 days from the date of issuance and having at the time of such investment or contractual commitment providing for such investment a credit rating of “A-1+” by S&P; provided, that (i) in each case, the issuer thereof must have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s) and (ii) if such security has a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “AA” by S&P;
     (g) Reinvestment Agreements issued by any bank (if treated as a deposit by such bank), or a registered Reinvestment Agreement issued by any insurance company or other corporation or entity organized under the laws of the United States or any state thereof (if treated as debt for tax purposes by the issuer), in each case, that has a credit rating of not less than “A-1+” by S&P and “P-1” by Moody’s (and if rated “P-1”, such rating is not on watch for downgrade by Moody’s); provided, that (i) in each case, the issuer thereof must have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s) and (ii) if such security has a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “AA” by S&P; and

     (h) interests in any money market fund or similar investment vehicle having at the time of investment therein the highest credit rating assigned by each of the Rating Agencies (which may include money market funds or common trust funds, including without limitation, any fund for which the Securities Administrator or its Affiliate serves as an investment adviser, administrator, shareholder servicing agent and/or from which such party collects fees).
     In each case (other than clause (a)), such Eligible Investment shall have a final maturity (giving effect to any applicable grace period) no later than the Business Day immediately preceding the Payment Date (or, if the Securities Administrator or an Affiliate is the obligor on such Eligible Investment, the Payment Date) next following the Due Period in which the date of investment occurs; provided, that, Eligible Investments may not include (i) any interest-only security, any security purchased at a price in excess of 100% of the par value or any security that provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par, (ii) any floating rate security whose interest rate is inversely or otherwise not proportionately related to an interest rate index or is calculated as other than the sum of an interest rate index plus a spread, (iii) securities subject to an offer, (iv) any security with a rating from S&P which includes the subscript “p,” “pi,” “q,” “r” or “t”, or (v) any investment, the income from which is or will be subject to deduction or withholding for or on account of any withholding or similar tax.
     ERISA: The Employee Retirement Income Security Act of 1974, as amended.
     Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by the Servicer pursuant to Section 4.13.
     Escrow Account: The separate account or accounts created and maintained pursuant to Section 4.7 hereof.
     Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, Monthly Insurance Premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.
     Excess Cashflow: For each Payment Date, the amount equal to Available Funds remaining after payment of all amounts pursuant to Section 7.7(b)(i) and (ii).
     Exchange Act: The Securities Exchange Act of 1934, as amended.
     Fannie Mae: Fannie Mae, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.
     FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.
     FICO: The credit score used for underwriting a Mortgage Loan.

     Fidelity Bond: A fidelity bond to be maintained by the Servicer pursuant to Section 4.13.
     Final Certification: A certification as to the completeness of each Mortgage File provided by the Custodian within 180 days following the Closing Date.
     Formula Rate: For each class of Offered Notes, a per annum rate equal to the lesser of (i) One-Month LIBOR plus the Applicable Margin for such class of Offered Notes and (ii) 14.00%.
     Freddie Mac: The entity formerly known as the Federal Home Loan Mortgage Corporation (FHLMC), or any successor thereto.
     Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which is added to the Index in order to determine the related Mortgage Rate, as set forth in the Mortgage Loan Schedules.
     Group 1 Mortgage Loans: The Mortgage Loans listed on the Mortgage Loan Schedule attached as Schedule A-1 hereto.
     Group 1 Principal Payment Amount: For each Payment Date, the portion of the Principal Payment Amount attributable to the Group 1 Mortgage Loans, determined in accordance with the Allocation Percentage for the Group 1 Mortgage Loans.
     Group 2 Mortgage Loans: The Mortgage Loans listed on the Mortgage Loan Schedule attached as Schedule A-2 hereto.
     Group 2 Principal Payment Amount: For each Payment Date is the portion of the Principal Payment Amount attributable to the Group 2 Mortgage Loans, determined in accordance with the Allocation Percentage for the Group 2 Mortgage Loans.
     Guarantee: The Guarantee, dated November 9, 2005, made by Friedman, Billings, Ramsey Group, Inc., for the benefit of the Indenture Trustee (on behalf of the Noteholders).
     HUD: The United States Department of Housing and Urban Development, or any successor thereto.
     Indenture: The Indenture dated as of October 1, 2005, among the Issuer, the Securities Administrator and the Indenture Trustee, as such may be amended or supplemented from time to time.
     Indenture Trustee: HSBC Bank USA, National Association, a national banking association, or any successor in interest.
     Indenture Trustee Fee: The annual fee of $3,500 to be paid by the Master Servicer as agreed between the Master Servicer and the Indenture Trustee.

     Independent: When used with respect to any Accountants, a Person who is “independent” within the meaning of Rule 2-01(b) of the Securities and Exchange Commission’s Regulation S-X. When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.
     Index: The index specified in the related Mortgage Note for calculation of the Mortgage Rate thereof.
     Initial Certification: A certification as to the completeness of each Mortgage File provided by the Custodian on the Closing Date.
     Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property, if applicable, including the proceeds of the Mortgage Insurance Policy and any hazard or flood insurance policy.
     Insured Mortgage Loan: A Mortgage Loan covered by the Mortgage Insurance Policy, and identified as such on the Mortgage Loan Schedule.
     Interest Accrual Period: With respect to any Payment Date, the period beginning with the previous Payment Date (or, in the case of the first Payment Date, the Closing Date) and ending on the day prior to such Payment Date. See Section 1.3 for a determination of Interest Accrual Period conventions.
     Interest Payment Amount: With respect to any Payment Date and each Class of Class N Notes, the sum of (i) interest accrued during the related Interest Accrual Period on the Class Principal Amount of such Class at the applicable Note Interest Rate and (ii) any such previously accrued and unpaid interest (and any interest accrued thereon), in each case at the applicable Note Interest Rate for such Class of Class N Notes.
     Interest Proceeds: With respect to any Payment Date and each Mortgage Loan Group, generally, the sum of (a) the sum of all scheduled and unscheduled payments of interest on the Mortgage Loans in such Mortgage Loan Group, all Liquidation Proceeds in respect of interest from Liquidated Mortgage Loans in such Mortgage Loan Group, all Insurance Proceeds (including from the Mortgage Insurance Policy) on the Mortgage Loans in such Mortgage Loan Group in respect of interest and the interest portion of the Repurchase Price of each Mortgage Loan in such Mortgage Loan Group that is repurchased upon a breach of representations regarding such Mortgage Loan, each as is received or advanced in the related Due Period or the related Prepayment Period, as applicable and (b) such Mortgage Loan Group’s pro rata share, based on Scheduled Principal Balance of the Mortgage Loans in such Mortgage Loan Group, of any payments received by the Issuer pursuant to the Cap Agreement, less the Servicing Fee and Monthly Insurance Premium (and taxes thereon, as applicable) with respect to such Payment Date and excluding, for the avoidance of doubt, any Prepayment Premiums.

     Interim Funder: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS® System as the interim funder pursuant to the MERS Procedures Manual.
     Interim Servicer: The Originator. From the Closing Date and until the Servicing Transfer Date, the Originator will service the Mortgage Loans in accordance with the Purchase and Interim Servicing Agreement, as modified by the Assignment and Recognition Agreement.
     Intervening Assignments: The original intervening assignments of the Mortgage, notices of transfer or equivalent instrument.
     Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS® System as the investor pursuant to the MERS Procedures Manual.
     Issuer: FBR Securitization Trust 2005-3, a Delaware statutory trust, and its permitted successors and assigns.
     Lead Underwriter: Friedman, Billings, Ramsey & Co., Inc.
     LIBOR: The London interbank offered rate for one-month United States dollar deposits established pursuant to Schedule C hereto.
     LIBOR Business Day: As defined in Schedule C.
     Liquidated Mortgage Loan: With respect to any Payment Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the Prepayment Period preceding the month of such Payment Date and as to which the Servicer has certified to the Master Servicer and the Securities Administrator that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of any REO Property.
     Liquidation Expenses: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Servicer, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys’ fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.
     Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan (including under the Mortgage Insurance Policy), whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.
     Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan secured by a first lien mortgage, the ratio of the original loan amount of the Mortgage Loan at its origination (unless otherwise indicated) to the Appraised Value of the Mortgaged Property. With respect to any Mortgage Loan secured by a second lien mortgage, a fraction, expressed as a percentage, the numerator of which is the sum of (1) the original loan amount of the related Mortgage Loan and (2) any outstanding principal balance of mortgage loans the liens on which are equal in priority or senior to the lien on such related Mortgage Loan (each such calculated at the date of origination of such related Mortgage Loan), and the denominator of which is the Appraised Value.
     Margin Stepup Date: The first Payment Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans as of the beginning of the related Due Period is less than 20% of the aggregate Scheduled Principal Balance of the Mortgaged Loans as of the Cut-off Date.
     Master Servicer: Wells Fargo Bank, National Association and its successors and assigns in its capacity as master servicer.
     Master Servicer Certification: A written certification covering servicing of the Mortgage Loans by the Servicer and signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act, and (ii) the February 21, 2003 Statement by the Staff of the Division of Corporate Finance of the Securities and Exchange Commission Regarding Compliance by Asset-Backed Issuer with Exchange Act Rules 13a-14 and 15d-14, as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act is amended, (b) the Statement referred to in clause (ii) is modified or suspended by any subsequent statement, rule or regulation of the Securities and Exchange Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Securities and Exchange Commission from time to time pursuant to the Sarbanes-Oxley Act, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous than the form of the required certification as of the Closing Date, the Master Servicer Certification shall be as agreed to by the Master Servicer, the Depositor and the Seller following a negotiation in good faith to determine how to comply with any such new requirements.
     Master Servicer Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by Wells Fargo Bank, National Association pursuant to Section 6.2.
     Master Servicer Event of Default: As defined in Section 6.11(a).
     Material Defect: With respect to any Mortgage Loan, as defined in Section 2.5(d).
     Maturity Date: With respect to each class of Notes, the Payment Date in October 2035.
     MERS: MERSCORP, Inc., its successor and assigns.
     MERS Designated Mortgage Loan: A Mortgage Loan for which (a) the Originator has designated or will designate MERS as, and have taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Originator and its successors and assigns, in accordance with MERS Procedures Manual and (b) the Seller has designated or will designate the Indenture Trustee as the Investor on the MERS® System.
     MERS Procedures Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

     MERS Report: The report from the MERS® System listing MERS Designated Mortgage Loans and other information.
     MERS® System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.
     MOM Loan: Any Mortgage Loan as to which MERS acts as the mortgagee of such Mortgage Loan, solely as nominee for the Originator and its successors and assigns, at the origination thereof.
     Monthly Advance: With respect to any Mortgage Loan on any Determination Date, an amount equal to the portion of each Scheduled Monthly Payment due in the Due Period to which such Determination Date relates that is delinquent at the close of business on such Determination Date, excluding any balloon payment or any shortfalls attributable to the Relief Act.
     Monthly Insurance Premium: With respect to each Insured Mortgage Loan, the amount of the fee payable to the Mortgage Insurer, which shall, for a period of one month, be equal to one-twelfth of the product of, the (a) Monthly Insurance Premium Rate and (b) Scheduled Principal Balance of such Insured Mortgage Loan as of the first day of the related Due Period. The Monthly Insurance Premium is payable monthly on each Payment Date by the Servicer from funds in the Custodial Account.
     Moody’s: Moody’s Investors Service, Inc.
     Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a lien on an estate in fee simple or leasehold estate in real property securing the Mortgage Note.
     Mortgage File: The mortgage documents listed on Exhibit B pertaining to a particular Mortgage Loan.
     Mortgage Insurance Policy: The irrevocable financial guaranty insurance policy, No. 07-080-4-0372 including any endorsements thereto, issued by the Mortgage Insurer with respect to the Insured Mortgage Loans, in the form attached hereto as Exhibit H.
     Monthly Insurance Premium Rate: 1.54% per annum. The premium rate does not include premium taxes that are required to be paid with respect to properties located in states of Kentucky and West Virginia.
     Mortgage Insurer: Mortgage Guaranty Insurance Corporation, a Wisconsin stock insurance company, or any successor thereto.
     Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan sold and subject to this Agreement being identified on the Mortgage Loan Schedules hereto, which Mortgage Loan includes without limitation the Mortgage File, the Scheduled Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

     Mortgage Loan Documents: The documents referred to in Section (a) of Exhibit B.
     Mortgage Loan Group: Either of the Group 1 Mortgage Loans or the Group 2 Mortgage Loans.
     Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the related Mortgage Rate less the Servicing Fee Rate.
     Mortgage Loan Schedules: The list of Mortgage Loans transferred to the Indenture Trustee, or the Custodian on its behalf, as part of the Trust Fund and from time to time subject to this Agreement attached hereto as Schedule A-1 and Schedule A-2 that sets forth in the information required on Exhibit A for each Mortgage Loan.
     Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, including any riders or addenda thereto.
     Mortgage Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.
     Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.
     Mortgagor: The obligor on a Mortgage Note.
     Non-Offered Notes: The Class N Notes.
     Non-recoverable Advance: Any Servicing Advance (in respect of the Servicer only) or Monthly Advance previously made or proposed to be made in respect of a Mortgage Loan by the Servicer which, in the reasonable discretion of the Servicer in accordance with Accepted Servicing Practices will not or, in the case of a proposed Servicing Advance or Monthly Advance, would not, ultimately be recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds or otherwise. The determination by the Servicer that all or a portion of a Servicing Advance or Monthly Advance would be a Non-recoverable Advance shall be evidenced by an Officer’s Certificate delivered to the Master Servicer and the Securities Administrator setting forth such determination and a reasonable explanation thereof.
     Note or Notes: The Offered Notes and the Non-Offered Notes issued pursuant to the Indenture.
     Note Interest Rate: For each class of Offered Notes, the lesser of (a) the applicable Formula Rate and (b) the Available Funds Rate. For the Class N-1 Notes, 5.00% per annum. For the Class N-2 Notes, 7.50% per annum.

     Noteholder: The Person in whose name a Note is registered on the books of the Note Registrar solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Note registered in the name of the Depositor, the Master Servicer, the Securities Administrator or the Indenture Trustee or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained. The Securities Administrator, the Note Registrar and the Indenture Trustee may conclusively rely upon and shall be protected in relying on certifications by the Depositor in determining whether any Note is registered to an Affiliate of the Depositor. In the absence of such certification, the Securities Administrator, the Note Registrar and the Indenture Trustee may conclusively assume that a Note is not held by an affiliate of the Depositor.
     Offered Notes: The Class A and Class M Notes.
     Officer’s Certificate: A certificate (a) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President, an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor or the Servicer, as the case may be, or (b), if provided for in this Agreement, signed by a Servicing Officer and delivered to the Depositor, the Master Servicer, the Securities Administrator, and the Indenture Trustee, as the case may be, as required by this Agreement.
     Operative Agreements: The Owner Trust Agreement, the Custodial Agreement, the Certificate of Trust of the Issuer, the Indenture, the Cap Agreement, the Guarantee, this Agreement, the Purchase and Interim Servicing Agreement, the Assignment and Recognition Agreement, the Mortgage Insurance Policy and each other document contemplated by any of the foregoing to which the Depositor, the Seller, the Custodian, the Servicer, the Owner Trustee, the Securities Administrator, the Master Servicer, the Indenture Trustee or the Issuer is a party.
     Opinion of Counsel: A written opinion of counsel, which shall not be at the expense of the Master Servicer, the Securities Administrator or the Indenture Trustee, who may be counsel for the Seller, the Servicer, the Custodian, the Depositor, the Master Servicer, the Securities Administrator or the Indenture Trustee, including in-house counsel, reasonably acceptable to the Securities Administrator, the Indenture Trustee and/or the Master Servicer, as applicable; provided, however, that with respect to the interpretation or application of the federal income tax or ERISA matters, such counsel must be Independent of the Securities Administrator, the Indenture Trustee and the Master Servicer and must be nationally recognized as expert in the tax or ERISA aspects, as applicable, of asset securitization.
     Optional Termination Date: The date on which the Certificateholder, the Servicer or the Master Servicer exercises its right to purchase the Mortgage Loans pursuant to Section 9.2.
     Originator: Fremont Investment & Loan, and its successors in interest and assigns.
     Overcollateralization Amount: With respect to any date of determination, an amount equal to the excess of (i) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period over (ii) the Adjusted Class Principal Amount of the Offered Notes after taking into account all payments of principal on such Payment Date.

     Overcollateralization Deficiency Amount: For any Payment Date, the excess, if any, of (a) the Target Overcollateralization Amount for such Payment Date over (b) the Overcollateralization Amount for such Payment Date, after giving effect to payment of the Principal Payment Amount on such Payment Date.
     Overcollateralization Release Amount: For each Payment Date, the lesser of (a) the sum of the Principal Proceeds for both loan groups for such Payment Date and (b) the excess of (i) the Overcollateralization Amount for such Payment Date (assuming, for the purposes of this calculation, that 100% of the Principal Proceeds is applied as payment of principal on the Offered Notes on that Payment Date) over (ii) the Target Overcollateralization Amount for such Payment Date.
     Owner Trust Agreement: The Amended and Restated Owner Trust Agreement, dated as of November 9, 2005, among the Depositor, the Securities Administrator and the Owner Trustee, which amends and restates the Trust Agreement, dated as of November 2, 2005, among the Depositor and the Owner Trustee, as the same may be amended or supplemented from time to time.
     Owner Trustee: Wilmington Trust Company, or any successor in interest, not in its individual capacity, but solely as owner trustee under the Owner Trust Agreement.
     Owner Trustee Fee: The annual fee of $3,000 to be paid from funds in the Payment Account on the Payment Date in October of each year.
     Payment Account: The separate account established and maintained pursuant to Section 7.6.
     Payment Date: The 25th day of each month or, if not a business day, the next succeeding Business Day, commencing in November 2005.
     Percentage Interest: Shall equal in the case of any Note, the percentage interest set forth on the face thereof or equal to the percentage obtained by dividing the initial principal amount of such Note by the initial Class Principal Amount of all Notes of its Class.
     Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.
     Prepayment Interest Shortfall: With respect to any Payment Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full or in part during the portion of the related Prepayment Period occurring between the first day of the related Prepayment Period and the last day of the calendar month preceding the month in which such Payment Date occurs that was applied by the Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding the Due Date in the succeeding Prepayment Period, an amount equal to interest at the applicable Mortgage Loan Remittance Rate on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the calendar month preceding such Payment Date.

     Prepayment Period: With respect to any Payment Date and (i) any Principal Prepayment in full, the period that commences on and includes the 14th day of the month immediately preceding the month in which such Payment Date occurs (or from the Cut-off Date, in the case of the first Prepayment Period) and ends on and includes the 13th day of the month in which such Payment Date occurs, and (ii) any partial Principal Prepayment, the calendar month preceding the month in which the Payment Date occurs.
     Prepayment Premium: With respect to a Mortgage Loan, the prepayment charge or penalty interest required to be paid by the Mortgagor in connection with a prepayment of the related Mortgage Loan, as provided in the related Mortgage Note or Mortgage, and as specified on the related Mortgage Loan Schedule.
     Prime Rate: The prime rate of the United States money center commercial banks as published in The Wall Street Journal.
     Principal Payment Amount: With respect to any Payment Date, an amount equal to the lesser of (a) the Adjusted Class Principal Amount of the Offered Notes and (b) the excess of (i) the Principal Proceeds for both loan groups over (ii) the Overcollateralization Release Amount for such Payment Date.
     Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date.
     Principal Proceeds: For any Payment Date and each Mortgage Loan Group, generally, the sum of all scheduled and unscheduled payments of principal on the Mortgage Loans in such Mortgage Loan Group, all Liquidation Proceeds in respect of principal from Liquidated Mortgage Loans in such Mortgage Loan Group, all Insurance Proceeds (including from the Mortgage Insurance Policy) on the Mortgage Loans in such Mortgage Loan Group in respect of principal, and the principal portion of the Repurchase Price of each Mortgage Loan in such Mortgage Loan Group that is repurchased upon a breach of representations regarding such Mortgage Loan in such Mortgage Loan Group, each as is received or advanced in the related Due Period or the related Prepayment Period, as applicable, excluding, for the avoidance of doubt, any Prepayment Premiums. Principal proceeds shall also include the amount of subsequent recoveries as provided in Section 7.7(g).
     Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.
     Prospectus: The prospectus supplement, dated November 4, 2005, together with the accompanying prospectus, dated September 7, 2005, relating to the Notes.
     Purchase and Interim Servicing Agreement: The Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of September 29, 2005, by and among First NLC Financial Services, LLC, the Seller, NLC Funding I, LLC, NLC Finance I, LLC, First NLC, Inc., NLC, Inc. and the Originator, attached hereto as Schedule D.

     Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by a Seller for a Deleted Mortgage Loan which must meet the following criteria:
     (i) have a Scheduled Principal Balance, after deduction of all Scheduled Monthly Payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate Scheduled Principal Balance), not in excess of the Scheduled Principal Balance of the Deleted Mortgage Loan;
     (ii) have a Mortgage Loan Remittance Rate not less than, and not more than 2% greater than, the Mortgage Loan Remittance Rate of the Deleted Mortgage Loan;
     (iii) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan;
     (iv) comply with each representation and warranty set forth in Section 3.7;
     (v) be of the same type as the Deleted Mortgage Loan;
     (vi) have a Gross Margin not less than that of the Deleted Mortgage Loan, if the Deleted Mortgage Loan was an Adjustable Rate Mortgage Loan;
     (vii) has the same lien priority as the lien priority of the replaced Mortgage Loan;
     (viii) have the same Index as the Deleted Mortgage Loan;
     (ix) will have a FICO score not less than that of the Deleted Mortgage Loan;
     (x) have an LTV not greater than that of the Deleted Mortgage Loan;
     (xi) have a Prepayment Premium with a term and an amount at least equal to the Prepayment Premium of the Deleted Mortgage Loan; and
     (xii) have a credit grade not lower in quality than that of the Deleted Mortgage Loan.
     Rating Agency: Each of Moody’s and S&P, or any successor thereto.
     Realized Loss: With respect to each Liquidated Mortgage Loan, an amount (not less than zero or more than the Scheduled Principal Balance of the Mortgaged Loan) as of the date of such liquidation, equal to (a) the Scheduled Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (b) interest at the Adjusted Net Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to the Noteholders up to the Due Date in the month in which Liquidation Proceeds are required to be paid on the Scheduled Principal Balance of such Liquidated Mortgage Loan from time to time, minus (c) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Adjusted Net Mortgage Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction and any Payment Date, the amount, if any, by which the principal portion of the related Scheduled Monthly Payment has been reduced.
     Redemption Price: In the case of a redemption of the Notes pursuant to Section 9.2, an amount equal to the sum of (a) the outstanding Class Principal Amount of the Notes together with accrued interest thereon (at the applicable Note Interest Rate) and any Deferred Interest and Basis Risk Shortfall, to the extent unpaid, (b) any unreimbursed Advances, (c) any unpaid administrative expenses of the Issuer, and (d) all other amounts to be paid or reimbursed to the Master Servicer, the Servicer, the Credit Risk Manager, the Mortgage Insurer, the Custodian, the Securities Administrator, the Indenture Trustee and the Owner Trustee.
     Reinvestment Agreement: A guaranteed reinvestment agreement from a bank, insurance company or other corporation or entity organized under the laws of the United States or any state thereof under which no payments are subject to any withholding tax or, if subject to withholding tax imposed by any jurisdiction, the obligor thereunder is required to make “gross up” payments that cover the full amount of any such withholding tax on an after-tax basis; provided that such agreement provides that it is terminable by the purchaser, without premium or penalty, in the event that the rating assigned to such agreement by any Rating Agency is at any time lower than the rating required pursuant to the terms of this Indenture to be assigned to such agreement in order to permit the purchase thereof.
     Relief Act: The Servicemembers Civil Relief Act, as such may be amended from time to time, or any similar state laws.
     REO Disposition Proceeds: All amounts received with respect to an REO Property pursuant to Section 4.17.
     REO Property: A Mortgaged Property acquired by the Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.
     Repurchase Price: With respect to any Mortgage Loan required to be purchased pursuant to Sections 3.7 or 5.2 of this Agreement, an amount equal to the sum of (a) 100% of the Scheduled Principal Balance of the Mortgage Loan on the date of such purchase, (b) accrued interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Repurchase Price is to be paid to the Issuer and (c) any unreimbursed Advances and any costs and damages incurred in connection with the violation by such Mortgage Loan of any predatory or anti-abusive lending law.
     Request for Release: The Request for Release submitted by the Servicer to the Indenture Trustee or the Custodian on behalf of the Indenture Trustee, in the form of Exhibit D.
     RESPA: The Real Estate Settlement Procedures Act.

     Responsible Officer: With respect to:
     (a) the Servicer, any officer of the Servicer with direct responsibility for the administration of this Agreement and any other officer to whom, with respect to a particular matter, such matter is referred due to such officer’s knowledge of an familiarity with the particular subject.
     (b) the Indenture Trustee, any managing director, any director, vice president, any assistant vice president, any associate, any assistant secretary, any trust officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, the matter is referred because of the officer’s knowledge of and familiarity with the particular subject and who has direct responsibility for the administration of this Agreement.
     (c) the Securities Administrator, any vice president, any managing director, any director, any associate, any assistant vice president, any assistant secretary, any trust officer or any other officer or employee of the Securities Administrator customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer’s or employee’s knowledge of and familiarity with the particular subject and in each case who shall have direct responsibility for the administration of this Agreement.
     (d) the Master Servicer, any vice president, any managing director, any director, any associate, any assistant vice president, any assistant secretary, any trust officer or any other officer or employee of the Master Servicer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer’s or employee’s knowledge of and familiarity with the particular subject and in each case who shall have direct responsibility for the administration of this Agreement.
     Rolling Three Month Delinquency Rate: With respect to any Payment Date, the average of the Delinquency Rates for each of the three (or a shorter period, in the case of the first and second Payment Dates) immediately preceding months.
     S&P: Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.
     Sarbanes-Oxley Act: The Sarbanes-Oxley Act of 2002, as amended from time to time.
     Scheduled Monthly Payment: Each scheduled payment of principal and interest (or of interest only, if applicable) to be paid by the Mortgagor on a Mortgage Loan, as reduced (except where otherwise specified herein) by the amount of any related Debt Service Reduction or pursuant to the Relief Act (excluding all amounts of principal and interest that were due on or before the Cut-off Date whenever received) and, in the case of an REO Property, an amount equivalent to the Scheduled Monthly Payment that would have been due on the related Mortgage Loan if such Mortgage Loan had remained in existence.

     Scheduled Principal Balance: With respect to any Mortgage Loan as of any date of determination, the principal balance of such Mortgage Loan as of the Cut-off Date, reduced by all scheduled payments of principal due after the Cut-off Date and all amounts allocable to unscheduled Principal Prepayments on such Mortgage Loan.
     Securities Act: The Securities Act of 1933, as amended.
     Securities Administrator: Wells Fargo Bank, National Association, or any successor or assigns under this Agreement.
     Security Entitlement: The meaning specified in Section 8-102(a)(17) of the UCC.
     Seller: MHC I, Inc., or any successor.
     Senior Enhancement Percentage: For a Payment Date, a percentage equal to (a) the sum of the aggregate Adjusted Class Principal Amount of the Class M Notes and the Overcollateralization Amount, in each case before taking into account any payments of principal on the Offered Notes on that Payment Date divided by (b) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period.
     Senior Principal Payment Amount: With respect to (a) any Payment Date prior to the Stepdown Date or during the continuation of a Trigger Event, the lesser of (1) 100% of the Principal Proceeds and (2) the aggregate Class Principal Amount of the Class A Notes immediately prior to that Payment Date, and (b) any other Payment Date, the lesser of (1) the Principal Payment Amount and (2) the excess, if any, of (x) the aggregate Class Principal Amount of the Class A Notes immediately prior to that Payment Date over (y) the lesser of (A) 63.80% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus the product of (i) 0.50% and (ii) the aggregate Cut-off Date Balance.
     Servicer: Effective as of the Servicing Transfer Date, Wells Fargo Bank, National Association and its successor in interest or assigns or any successor to the Servicer under this Agreement. For purposes of the definition of “Servicing Advances” and Sections 5.11(a), (b), (c), (d), (e), (f) and (g), 5.12, 6.1, 7.6 and 8.1, “Servicer” shall include the Interim Servicer.
     Servicer Event of Default: Any one of the conditions or circumstances enumerated in Section 5.11.
     Servicer Remittance Amount: As defined in Section 7.1.
     Servicer Remittance Date: The day in each calendar month on which the Servicer is required to remit payments to the Payment Account, which is the 18th day of the month, or if the 18th day is not a Business Day, the preceding Business Day.
     Servicer Report: The reports provided by the Servicer or Interim Servicer to the Master Servicer or the Securities Administrator pursuant to Section 7.2 or the Assignment and Recognition Agreement.

     Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) other than Monthly Advances incurred prior to, on or after the Cut-off Date in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the inspection, maintenance, preservation, restoration and protection of any Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, in respect of a particular Mortgage Loan, including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS® System, (c) the management (including reasonable fees in connection therewith) and liquidation of any REO Property, (d) compliance with the obligations under Section 4.9 and (e) obtaining any legal documentation required to be included in the Mortgage File and/or correcting any outstanding title issues (i.e., any lien or encumbrance on the Mortgaged Property that prevents the effective enforcement of the intended lien position) reasonably necessary for the Servicer to perform its obligations under this Agreement. Servicing Advances also include any reasonable “out-of-pocket” costs and expenses (including legal fees) incurred by the Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or an Assignment of Mortgage to the extent not recovered from the Mortgagor or otherwise payable under this Agreement.
     Servicing Fee: With respect to each Mortgage Loan prior to the Servicing Transfer Date, the amount set forth in the Assignment and Recognition Agreement. With respect to each Mortgage Loan after the Servicing Transfer Date, the amount of the annual fee payable to the Servicer, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) outstanding principal balance of such Mortgage Loan. Such Servicing Fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is received. The Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds to the extent permitted by Section 4.6) of a Mortgagor’s payment collected by the Servicer, or as otherwise provided under Section 4.6.
     Servicing Fee Rate: 0.50% per annum.
     Servicing File: With respect to each Mortgage Loan, the file retained by the Servicer consisting of originals of all documents in the Mortgage File which are not delivered to the Custodian and copies of the Mortgage Loan Documents, the originals of which are delivered to the Custodian on behalf of the Indenture Trustee.
     Servicing Officer: Any officer of a Servicer involved in or responsible for the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer on the Closing Date to the Master Servicer upon request, as such list may from time to time be amended.
     Servicing Transfer Date: As of January 1, 2006.

     Stepdown Date: The earlier to occur of (a) the Payment Date on which the aggregate Adjusted Class Principal Amount of the Class A Notes is reduced to zero, and (b) the later to occur of (i) the Payment Date in November 2008 and (ii) the first Payment Date on which the Senior Enhancement Percentage is greater than or equal to 36.20%.
     Substituting Party: As defined in Section 3.7(e).
     Substitution Adjustment Amount: As defined in Section 3.7.
     Target Overcollateralization Amount: With respect to any Payment Date prior to the Stepdown Date, an amount equal to 2.05% of the Cut-off Balance of the Mortgage Loans. For any Payment Date on or after the Stepdown Date, an amount equal to the lesser of (a) 2.05% of the Cut-off Date Balance of the Mortgage Loans, and (b) 4.10% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor equal to 0.50% of the Cut-off Date Balance of the Mortgage Loans; provided, however, if a Trigger Event has occurred and is continuing on the related Payment Date, the Target Overcollateralization Amount will be the same as the Target Overcollateralization Amount on the preceding Payment Date.
     Termination Date: As defined in Section 9.1.
     Trigger Event: Is in effect on any Payment Date on or after the Stepdown Date, if either (a) the Rolling Three Month Delinquency Rate as of the last day of the related Due Period equals or exceeds 38.70% of the Senior Enhancement Percentage on such Payment Date or (b) the Cumulative Realized Loss Percentage on such Payment Date exceeds the percentage specified in the table below for such Payment Date:

Payment Date Occurring In	Percentage
November 2007-October 2008	1.10% for the first month, plus an additional 1/12th of 1.30% for each month thereafter
November 2008-October 2009	2.40% for the first month, plus an additional 1/12th of 1.35% for each month thereafter
November 2009-October 2010	3.75% for the first month, plus an additional 1/12th of 1.10% for each month thereafter
November 2010-October 2011	4.85% for the first month, plus an additional 1/12th of 0.55% for each month thereafter
November 2011 and thereafter	5.40%
     UCC: The Uniform Commercial Code as enacted in the relevant jurisdiction.
     Underwriting Guidelines: Those underwriting guidelines employed by the Originator with respect to Mortgage Loans.
     Voting Interests: The portion of the voting rights of all the Notes that is allocated to any Note for purposes of the voting provisions of this Agreement. At all times during the term of this Agreement, 98% of all voting rights will be allocated among the holders of the Notes as provided below. The portion of such voting rights allocated to any Note will be its Percentage Interest. The Certificate shall be allocated 2% of the voting rights.

     SECTION 1.2 Calculations With Respect to the Mortgage Loans.
     Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Fund shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans provided by the Servicer to the Master Servicer and the Securities Administrator. Payments to be made by the Securities Administrator shall be based on information provided by the Servicer. Neither the Indenture Trustee, the Master Servicer nor the Securities Administrator shall be required to recompute, verify or recalculate the information supplied to it by the Servicer.
     SECTION 1.3 Calculations With Respect to Accrued Interest.
     Accrued interest, on any Offered Note shall be calculated based upon a 360-day year and the actual number of days in each Interest Accrual Period. Accrued interest on any Class N Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.
     SECTION 1.4 Rules of Construction.
     Unless the context otherwise clearly requires:
     (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;
     (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;
     (c) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation;”
     (d) the word “will” shall be construed to have the same meaning and effect as the word “shall;”
     (e) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein);
     (f) any reference herein to any Person, or to any Person in a specified capacity, shall be construed to include such Person’s permitted successors and assigns or such Person’s permitted successors in such capacity, as the case may be; and
     (g) all references in this instrument to designated “Sections,” “clauses” and other subdivisions are to the designated Sections, clauses and other subdivisions of this instrument as originally executed, and the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, clause or other subdivision.

ARTICLE II
CONVEYANCE OF MORTGAGE LOANS
     SECTION 2.1 Conveyance of Mortgage Loans to the Depositor.
     (a) On the Closing Date, in exchange for (i) the net proceeds of the Offered Notes, (ii) the Class N Notes and (iii) the Certificate, the Seller does hereby sell, transfer, assign, or set over, deposit with and otherwise convey without recourse (except as provided herein), and the Depositor does hereby purchase, all right, title and interest of the Seller in and to (i) the Mortgage Loans listed on the Mortgage Loan Schedules, having an aggregate Cut-off Date Balance as set forth in such Mortgage Loan Schedules and (ii) the Purchase and Interim Servicing Agreement, to the extent it relates to the Mortgage Loans, and the related Assignment and Recognition Agreement. The Seller specifically reserves any right, title and interest in, to or under the Purchase and Interim Servicing Agreement to the extent it relates to any mortgage loans subject to the Purchase and Interim Servicing Agreement other than the Mortgage Loans. Notwithstanding the foregoing, it is understood that the Originator is not released from liability to the Seller for any breaches of any representations, warranties or covenants made by the Originator in the Purchase and Interim Servicing Agreement prior to the Closing Date regardless of when such breaches are discovered or made known.
     (b) The Depositor shall be entitled to (i) all scheduled principal due on or after the Cut-off Date, (ii) all other recoveries of principal collected after the Cut-off Date (less scheduled payments of principal due on or before the Cut-off Date and collected after the Cut-off Date), (iii) all payments of interest on the Mortgage Loans at the Mortgage Loan Remittance Rate (minus that portion of any such payment which is allocable to the period prior to the Cut-off Date) and (iv) all Prepayment Premiums. Scheduled Monthly Payments prepaid for a Due Date after the Cut-off Date shall not be applied to the principal balance as of the Cut-off Date, but shall be the property of the Depositor. The Seller shall remit to the Servicer for deposit any such prepaid amounts into the Custodial Account for the benefit of the Depositor.
     In the case of Mortgage Loans that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Seller shall remit to the Servicer for deposit in the Custodial Account the portion of any amount so prepaid that is required to be deposited in the Custodial Account pursuant to Section 4.4.
     (c) Upon the sale of the Mortgage Loans, the ownership of each Mortgage Note, the related Mortgage and the related Mortgage File shall vest immediately in the Depositor, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall vest immediately in the Depositor and shall be retained and maintained by the Seller, in trust, at the will of the Depositor and only in such custodial capacity.
     (d) The Seller shall deliver the Mortgage Loan Schedules, the Mortgage Loan File and Mortgage Loan Documents to be purchased on the related Closing Date to the Custodian at least three Business Days prior to such Closing Date.

     SECTION 2.2 Conveyance of Mortgage Loans to the Issuer.
     (a) On the Closing Date, in exchange for the Notes and the Certificate, the Depositor does hereby sell, transfer, assign, set over, deposit with and otherwise convey to the Issuer, without recourse (except as otherwise provided herein), all right, title and interest of the Depositor in and to (i) the Mortgage Loans purchased by the Depositor from the Seller and (ii) the Purchase and Interim Servicing Agreement, to the extent it relates to the Mortgage Loans, and the Assignment and Recognition Agreement.
     (b) The Issuer shall be entitled to all payments on the Mortgage Loans as provided in Section 2.1(b).
     (c) Upon the issuance of the Notes and the Certificate, the ownership of each Mortgage Note, the related Mortgage and the related Mortgage File shall vest immediately in the Issuer, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall vest immediately in the Issuer and shall be retained and maintained by the Seller, in trust, at the will of the Issuer and only in such custodial capacity.
     SECTION 2.3 Assignment of Mortgage Loans.
     (a) The Seller shall cause an Assignment of Mortgage with respect to each Mortgage Loan (other than a MOM Loan) to be completed in the form and substance acceptable for recording in the relevant jurisdiction, such assignment being either (A) in blank, without recourse, or (B) or endorsed to “HSBC Bank USA, National Association, as Indenture Trustee of the FBR Securitization Trust 2005-3 Callable Mortgage-Backed Notes, Series 2005-3, without recourse,” on or prior to the Closing Date; provided, however, that such Assignments of Mortgage need not be recorded unless and until the Indenture Trustee is advised by a Rating Agency that such Assignment of Mortgage is required to be recorded to protect the Indenture Trustee’s interest in the related Mortgage Loans. Any such recordation of an Assignment of Mortgage shall be effected at the expense of the Seller.
     (b) In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Seller agrees that it will cause, on or prior to the Closing Date, the Originator to cause the MERS® System to indicate that such Mortgage Loans have been assigned by the Seller to the Depositor which has assigned such Mortgage Loans to the Issuer, which has collaterally assigned such Mortgage Loans to the Indenture Trustee, in accordance with this Agreement for the benefit of the Noteholders and the Certificateholder by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the code in the field that identifies the specific Indenture Trustee and the code in the field “Pool Field” that identifies the series of the Notes for which such Mortgage Loans serve as collateral. The Seller further agrees that it will not, and will not permit the Servicer to, and each of the Servicer and the Master Servicer agree that it will not, alter the codes referenced in this paragraph with respect to any MOM Loan during the term of this Agreement unless and until such MOM Loan is repurchased in accordance with the terms of this Agreement.

     SECTION 2.4 Books and Records.
     (a) The contents of each Servicing File are and shall be held in trust by the Servicer for the benefit of the Issuer as the owner thereof. The Servicer shall take all necessary steps to ensure that the documents required to be included in the Servicing File are complete and shall maintain the Servicing File as required by this Agreement, Accepted Servicing Practices and applicable law. Possession of each Servicing File by the Servicer is at the will of the Issuer for the sole purpose of servicing the related Mortgage Loan and such retention and possession by the Seller is in a custodial capacity only. The Servicer shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Indenture Trustee, unless such release is required as incidental to any Seller’s servicing of the Mortgage Loans or is in connection with the transfer of servicing or a repurchase of any Mortgage Loan.
     (b) All original documents relating to the Mortgage Loans that are not delivered to the Custodian are and shall be held by the Servicer in trust for the benefit of the Indenture Trustee on behalf of the Noteholders and the Certificateholder. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Custodian on behalf of the Indenture Trustee.
     (c) Upon and after a sale of Mortgage Loans to the Issuer, all proceeds arising out of the Mortgage Loans, as provided in Section 2.1(b), shall be received and held by the Servicer in trust for the benefit of the Issuer as owner of the Mortgage Loans.
     (d) Nothing in this Agreement shall be construed to constitute an assumption by the Trust Fund, the Indenture Trustee, or the Noteholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.
     SECTION 2.5 Review of Documentation.
     (a) The Indenture Trustee declares that, subject to the review provided for in this Section, it has received and shall hold the Trust Fund, as Indenture Trustee, in trust, for the benefit and use of the Noteholders and the Certificateholder and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, the Issuer has issued the Notes and the Certificate and delivered the Notes and the Certificate to the Depositor or its designee, in exchange for the Trust Fund.
     (b) On the Closing Date, the Custodian will execute and deliver to the Depositor, the Servicer, the Credit Risk Manager and the Indenture Trustee an Initial Certification with respect to the Mortgage Loans delivered on or before the Closing Date, as applicable. Based on its review and examination, and only as to the documents identified in each such Initial Certification, the Custodian acknowledges that (i) such documents appear regular on their face and relate to such Mortgage Loan and (ii) with respect to each MERS Designated Mortgage Loan, the MERS number on the Mortgage Loan Schedules matches the MERS number on the Mortgage for the related Mortgage File. The Custodian shall not be under any duty or obligation to inspect, review or examine such documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, recordable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.
     (c) Within 90 days after the Closing Date, the Custodian will execute and deliver to the Depositor, the Servicer, the Credit Risk Manager and the Indenture Trustee a Final Certification with any applicable exceptions noted therein. The Custodian shall (i) determine whether such documents are executed and endorsed, but shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face and (ii) with respect to each MERS Designated Mortgage Loan, certify that the MERS number on the Mortgage Loan Schedules matches the MERS number on the Mortgage for the related Mortgage File. The Custodian shall not have any responsibility for verifying the genuineness or the legal effectiveness of or authority for any signatures of or on behalf of any party or endorser.
     (d) If in the course of the review described in paragraph (c) above, the Custodian discovers any document or documents constituting a part of a Mortgage File is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedules, as applicable (each, a “Material Defect”), the Custodian shall identify the Mortgage Loan to which such Material Defect relates in the Final Certification. Within 90 days of its receipt of such notice, the Seller shall be required to cure such Material Defect (and, in such event, the Seller shall provide the Indenture Trustee and the Custodian with an Officer’s Certificate confirming that such cure has been effected). The Seller may, in lieu of repurchasing a Mortgage Loan pursuant to this Section (d), substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan subject to the provisions of Section 3.7. The failure of the Indenture Trustee to deliver, or cause the Custodian to deliver, the Final Certification within 90 days after the Closing Date shall not affect or relieve the Seller of its obligation to repurchase any Mortgage Loan pursuant to this Section (d), Section 3.7, or any other Section of this Agreement requiring the repurchase of Mortgage Loans from the Trust Fund.
     SECTION 2.6 Granting Clause.
     (a) It is intended that the conveyance of the Mortgage Loans by the Seller to the Depositor and by the Depositor to the Issuer, as provided for in Sections 2.1 and 2.2, be construed as a sale of the Mortgage Loans and other assets in the Trust Fund by the Seller to the Depositor and by the Depositor to the Issuer. Further, it is not intended that any such conveyances be deemed a pledge of the Mortgage Loans by the Seller to the Depositor to secure a debt or other obligation of the Seller, or a pledge of the Mortgage Loans by the Depositor to the Issuer to secure a debt or other obligation of the Depositor. However, in the event that the Mortgage Loans are held to be property of the Seller or the Depositor or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans and other assets in the Trust Fund, then it is intended that:
     (i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the UCC;

     (ii) the conveyances provided for in Sections 2.1 and 2.2 shall be deemed a grant by the Seller to the Depositor, and by the Depositor to the Issuer, as the case may be, of (1) a security interest in all of the Seller’s right and Depositor’s right, as applicable, (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof and (C) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all Liquidation Proceeds, all Insurance Proceeds and all amounts from time to time held or invested in the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Seller to the Depositor and by the Depositor to the Issuer of any security interest in any and all of the Seller’s and Depositor’s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A) through (C);
     (iii) the possession by the Indenture Trustee, the Custodian, or any other agent of the Indenture Trustee of Mortgage Notes, and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party,” or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the UCC and any other relevant UCC (including, without limitation, Section 9-313, 8-313 or 8-321 thereof); and
     (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Issuer for the purpose of perfecting such security interest under applicable law.
     (b) The Seller and the Depositor shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Seller and the Depositor shall prepare and file any UCC financing statements that are necessary to perfect the Depositor’s and the Indenture Trustee’s security interest in or lien on the Mortgage Loans, as evidenced by an Officer’s Certificate of the Seller and the Depositor, and furnish a copy of each such filed financing statement to the Securities Administrator. The Seller and the Depositor shall prepare and file, at the expense of the Issuer, all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the Indenture Trustee’s security interest in or lien on the Mortgage Loans, including without limitation (x) continuation statements, and (y) to the extent that a Responsible Officer of the Depositor has received written notice of such change or transfer, such other statements as may be occasioned by (1) any change of name of the Seller, the

Depositor or the Issuer, (2) any change of location of the domicile or the chief executive office of the Seller or the Depositor or (3) any transfer of any interest of the Seller or the Depositor in any Mortgage Loan.
     Neither the Seller nor the Depositor shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to the Servicer and the Indenture Trustee. Before effecting such change, each of the Seller or the Depositor proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its transferees, including the Indenture Trustee, in the Mortgage Loans.
     (c) Neither the Seller nor the Depositor shall take any action inconsistent with the sale by the Seller or the Depositor of its right, title and interest in and to the Mortgage Loans or Trust Fund and shall indicate or shall cause to be indicated in its records and records held on its behalf that ownership of each Mortgage Loan and the other property of the Issuer is held by the Issuer. In addition, the Seller and the Depositor shall respond to any inquiries from third parties with respect to ownership of a Mortgage Loan or any other property of the Trust Fund by stating that it is not the owner of such Mortgage Loan and that ownership of such Mortgage Loan or other property of the Trust Fund is held by the Issuer.
     SECTION 2.7 Optional Repurchase of Mortgage Loans.
     The Seller may, at its option, repurchase a Mortgage Loan or REO Property (i) that is 90 or more days delinquent or for which the Servicer has foreclosed upon or accepted a deed in lieu thereof or (ii) the related Mortgaged Property of which has suffered material damage (evidence of such determination to be delivered in writing to the Indenture Trustee and the Master Servicer in the form and substance satisfactory to the Servicer, the Indenture Trustee and the Master Servicer prior to purchase). Prior to repurchase pursuant to this Section 2.7, the Servicer shall continue to make Monthly Advances pursuant to Section 7.3. The Seller shall purchase such (i) delinquent Mortgage Loan at a price equal to the Scheduled Principal Balance of the Mortgage Loan plus accrued interest thereon at the Mortgage Rate from the date to which interest has last been paid to the Issuer to the date of purchase plus any unreimbursed Servicing and Monthly Advances or (ii) REO Property at its fair market value as determined in good faith by the Servicer. Any such repurchase of a Mortgage Loan or REO Property pursuant to this Section 2.7 shall be accomplished by delivery to the Securities Administrator for deposit in the Payment Account of the amount of the purchase price. The Seller may acquire no more than 2% of the Mortgage Loans by aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date. The Indenture Trustee, upon receipt of written certification from the Securities Administrator of such deposit, shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Seller shall require and as shall be necessary to vest in the Seller title to any Mortgage Loan released pursuant to this Section 2.7.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
     SECTION 3.1 Representations and Warranties of the Seller.
     The Seller hereby represents and warrants to the other parties hereto as of the Closing Date that:
     (a) The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of Delaware, with full power and authority to own its assets and conduct its business as presently being conducted.
     (b) The Seller has the full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized.
     (c) This Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).
     (d) None of the execution and delivery of this Agreement, the sale of the Mortgage Loans by the Seller, the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, the certificate of incorporation, bylaws or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or impair the ability of the Issuer to realize on the Mortgage Loans, or impair the value of the Mortgage Loans.
     (e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date.
     (f) There is no action, suit, proceeding or investigation pending or to its knowledge threatened against the Seller which, either individually or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement.
     (g) The transfer, assignment and conveyance of the Mortgage Loans by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.
     (h) The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent. The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Seller’s creditors.
     (i) The consideration received by the Seller upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans.
     (j) The Mortgage Loans have been selected on such Closing Date from among the outstanding fixed and adjustable rate one- to four-family mortgage loans in the Seller’s portfolio at such Closing Date as to which the representations and warranties set forth in Schedule B could be made and such selection will not be made in a manner so as to affect adversely the interests of the Issuer.
     (k) None of this Agreement, the information set forth in the Mortgage Loan Schedules attached hereto and the information contained in the related electronic data file delivered to the Master Servicer by the Seller, nor any statement, report or other document furnished or to be furnished by or on behalf of the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby, contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein not misleading.
     (l) The Seller has determined that the disposition of the Mortgage Loans from Seller to Depositor pursuant to this Agreement will be afforded sale treatment for accounting purposes, all on a non-consolidated basis.
     (m) The Seller has not transferred the Mortgage Loans to the Depositor with any intent to hinder, delay or defraud any of its creditors.
     (n) The Seller has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in the connection with the sale of the Mortgage Loans.
     (o) Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to any Mortgage Loans, any interest in any Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the

Securities Act or which would render the disposition of any Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans.
     (p) The information about the Seller under the heading “The Trust—Assignment of Mortgage Loans” in the Prospectus relating to the Seller does not include an untrue statement of a material fact and does not omit to state a material fact, with respect to the statements made, necessary in order to make the statements in light of the circumstances under which they were made not misleading.
     (q) Immediately prior to the transfer by the Seller to the Depositor of each Mortgage Loan, the Seller had good and equitable title to each Mortgage Loan, subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature. On and after the transfer by the Seller to the Depositor of each Mortgage Loan, the Depositor will have good and equitable title to each Mortgage Loan, subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature.
     SECTION 3.2 [Reserved].
     SECTION 3.3 Representations and Warranties of the Depositor.
     The Depositor hereby represents and warrants to the other parties hereto as of the Closing Date that:
     (a) The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of Delaware, with full power and authority to own its assets and conduct its business as presently being conducted.
     (b) The Depositor has the full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Depositor and the consummation of the transactions contemplated hereby have been duly and validly authorized.
     (c) This Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).
     (d) None of the execution and delivery of this Agreement, the sale of the Mortgage Loans by the Depositor, the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, certificate of incorporation, bylaws or any legal restriction or any agreement or instrument to which the Depositor is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Depositor or its property is subject, or impair the ability of the Issuer to realize on the Mortgage Loans, or impair the value of the Mortgage Loans.
     (e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of or compliance by the Depositor with this Agreement or the sale of the Mortgage Loans is evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date.
     (f) There is no action, suit, proceeding or investigation pending or to its knowledge threatened against the Depositor which, either individually or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Depositor, or in any material impairment of the right or ability of the Depositor to carry on its business substantially as now conducted, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Depositor to perform under the terms of this Agreement.
     (g) The transfer, assignment and conveyance of the Mortgage Loans by the Depositor pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.
     (h) The Depositor is solvent and the sale of the Mortgage Loans will not cause the Depositor to become insolvent. The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Depositor’s creditors.
     (i) The consideration received by the Depositor upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans.
     (j) The Depositor has determined that the disposition of the Mortgage Loans from Depositor to Seller pursuant to this Agreement will be afforded sale treatment for accounting purposes, all on a non-consolidated basis.
     (k) The Depositor has not transferred the Mortgage Loans to the Trust Fund with any intent to hinder, delay or defraud any of its creditors.
     (l) The Depositor has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in the connection with the sale of the Mortgage Loans.
     (m) Immediately prior to the transfer by the Depositor to the Trust Fund of each Mortgage Loan, the Depositor had good and equitable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature. On and after the transfer by the Depositor to the Trust Fund of each Mortgage Loan, the Issuer will have good and equitable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature.
     SECTION 3.4 [Reserved].
     SECTION 3.5 Representations and Warranties of the Servicer.
     The Servicer hereby represents and warrants to the other parties hereto as of the Closing Date that:
     (a) The Servicer is a national banking association, duly organized and validly existing in good standing under the laws of the United States of America, with full power and authority to own its assets and conduct its business as presently being conducted.
     (b) The Servicer has the full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized.
     (c) This Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws administered by the Federal Deposit Insurance Corporation affecting the enforcement of contract obligations of insured banks and the discretion of the court to grant specific performance.
     (d) None of the execution and delivery of this Agreement, the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, articles of incorporation, or by-laws or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the Issuer to realize on the Mortgage Loans, or impair the value of the Mortgage Loans.
     (e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date.
     (f) There is no action, suit, proceeding or investigation pending or to its knowledge threatened against the Servicer which, either individually or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement.
     (g) The Servicer is an approved servicer of conventional residential mortgage loans for Fannie Mae and Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is in good standing to service mortgage loans for Fannie Mae and Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with Fannie Mae or Freddie Mac eligibility requirements.
     (h) The Servicer acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Servicer, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.
     (i) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer, which is in the business of selling and servicing loans.
     (j) There has been no material adverse change in the business, operations, financial condition or assets of the Servicer since the date of the Servicer’s most recent financial statements which would materially affect the Servicer’s ability to perform under the terms of this Agreement.
     SECTION 3.6 Representations and Warranties of the Master Servicer and Securities Administrator.
     Wells Fargo Bank, National Association hereby represents and warrants to the other parties hereto as of the Closing Date that:
     (a) It is a national banking association, duly organized and validly existing in good standing under the laws of the United States of America, with full power and authority to own its assets and conduct its business as presently being conducted.
     (b) It has the full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Master Servicer or the Securities Administrator and the consummation of the transactions contemplated hereby have been duly and validly authorized.
     (c) This Agreement constitutes a legal, valid and binding obligation of the Master Servicer and Securities Administrator, enforceable against each in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

     (d) None of the execution and delivery of this Agreement, the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, articles of incorporation or by-laws or any legal restriction or any agreement or instrument to which the Master Servicer or the Securities Administrator are now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Master Servicer or the Securities Administrator or their respective properties are subject, or impair the ability of the Issuer to realize on the Mortgage Loans, or impair the value of the Mortgage Loans.
     (e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer and the Securities Administrator of or compliance by the Master Servicer and Securities Administrator with this Agreement as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date.
     (f) There is no action, suit, proceeding or investigation pending or to its knowledge threatened against the Master Servicer or the Securities Administrator which, either individually or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Master Servicer or the Securities Administrator, or in any material impairment of the right or ability of the Master Servicer or the Securities Administrator to carry on its business substantially as now conducted, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Master Servicer or the Securities Administrator to perform under the terms of this Agreement.
     (g) At such time as the Master Servicer is the successor servicer, it is an approved servicer of conventional residential mortgage loans for Fannie Mae and Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. At such time the Master Servicer is the successor servicer, the Master Servicer or an Affiliate of the Master Servicer is a HUD-approved mortgagee pursuant to Section 203 of the National Housing Act and is in good standing to service mortgage loans for Fannie Mae and Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make it or any of its Affiliates unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac.
     (h) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer and Securities Administrator.
     SECTION 3.7 Representations and Warranties in respect of the Mortgage Loans.
     (a) As of the Closing Date, the Originator will make certain representations and warranties relating to the Mortgage Loans pursuant to the terms of the Assignment and Recognition Agreement. The Seller hereby makes those representations and warranties as to the Mortgage Loans as set forth in Schedule B as of the Closing Date and, with respect to any

Qualified Substitute Mortgage Loan, as of the date of substitution of such Qualified Substitute Mortgage Loan.
     (b) Upon discovery or receipt of written notice by the Depositor, the Master Servicer, the Securities Administrator, the Indenture Trustee or the Owner Trustee that the Originator has breached any representation or warranty set forth in the Assignment and Recognition Agreement (regardless of whether the Seller has made a substantially similar representation or warranty as set forth on Schedule B), in respect of a Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interest therein of the Noteholders or the Certificateholder, the Depositor, the Servicer, the Master Servicer, the Securities Administrator, the Indenture Trustee, or the Owner Trustee, as the case may be, promptly shall notify the Originator and the Indenture Trustee in writing of such breach, and the Indenture Trustee shall enforce the Originator’s obligations under the Assignment and Recognition Agreement to repurchase or substitute the related Mortgage Loan.
     (c) Upon discovery or receipt of written notice by the Depositor, the Master Servicer, the Securities Administrator, the Indenture Trustee or the Owner Trustee that the Seller has breached any representation or warranty set forth on Schedule B, in respect of a Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interest therein of the Noteholders or the Certificateholder, the Depositor, the Servicer, the Master Servicer, the Securities Administrator, the Indenture Trustee or the Owner Trustee, as the case may be, promptly shall notify the Indenture Trustee in writing of such breach, and the Indenture Trustee shall enforce the Seller’s obligations under this Agreement and cause the Seller to repurchase the related Mortgage Loan from the Trust Fund at the Repurchase Price on or prior to the Determination Date following the expiration of the 90-day period following the earlier of the date on which the breach was discovered or notice of the breach was received by the Indenture Trustee; provided, however, that, subject to Sections 3.7(d) and (e) below, in connection with any such breach that cannot reasonably be cured within such 90-day period, if the Seller shall have commenced to cure such breach within such 90-day period, the Seller shall be permitted to proceed thereafter diligently and expeditiously to cure the breach within an additional 90-day period. Without limiting the foregoing, the Seller’s breach of a representation or warranty contained in clauses (b) through (k), inclusive, of Schedule B, shall be deemed to materially and adversely affect the interest of the Noteholders, and shall require a repurchase or substitution as provided herein. Notwithstanding the foregoing, in the event that the breach relates to a representation or warranty made by both the Originator under the terms of the Assignment and Recognition Agreement and the Seller as set forth on Schedule B, the Indenture Trustee shall first enforce such Originator’s obligations under the Assignment and Recognition Agreement regarding repurchase or substitution before seeking satisfaction from the Seller pursuant to its obligations hereunder; provided, however, if the Originator indicates in writing to the Indenture Trustee that it does not intend to fulfill its obligations, the Indenture Trustee may immediately pursue its remedies against the Seller. In connection with the repurchase of any Mortgage Loan by the Originator, the Seller will remit to the Securities Administrator for deposit into the Payment Account the excess, if any, of the Repurchase Price for such Mortgage Loan over the amount received from the Originator.

     (d) The Repurchase Price for any Mortgage Loan repurchased pursuant to this Section 3.7 shall be deposited into the Payment Account. The Custodian, upon receipt of a Request for Release from the Seller (which Request for Release shall include a certification by the Seller of the repurchase and the remittance of the Repurchase Price to the Securities Administrator for deposit into the Payment Account), shall release to the Seller or the Originator, as applicable, the related Mortgage File. The Indenture Trustee or its authorized designee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Seller or Originator may furnish to the Indenture Trustee or the Custodian and as shall be necessary to vest in such party any Mortgage Loan released pursuant hereto. None of the Indenture Trustee, the Securities Administrator, the Servicer, the Master Servicer or the Custodian shall have any responsibility for determining the sufficiency of such assignment for its intended purpose, and upon such release the Indenture Trustee and the Custodian shall have no further responsibility with regard to such Mortgage File. It is understood and agreed that the obligations of the Seller to cure, repurchase or substitute for any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy available to the Indenture Trustee on behalf of the Noteholders and the Certificateholder against such party respecting such omission, defect or breach. If the Seller is not a member of MERS at the time it repurchases a Mortgage Loan and the Mortgage is registered on the MERS® System, the Indenture Trustee shall cause the Seller, at the Seller’s own expense and without any right of reimbursement, to cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and to cause such Mortgage to be removed from registration on the MERS® System in accordance with the MERS rules and regulations.
     (e) In lieu of repurchasing any such Mortgage Loan as provided above, the Seller (as such, the “Substituting Party”) may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a “Deleted Mortgage Loan”) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations of this Section 3.7. As to any Deleted Mortgage Loan for which the Substituting Party substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by delivering to the Custodian, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the assignment to the Substituting Party, and such other documents and agreements, with all necessary endorsements thereon, together with an Officers’ Certificate stating that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment Amount (as described below), if any, in connection with such substitution. The Custodian shall acknowledge receipt for such Qualified Substitute Mortgage Loan and, within 45 days thereafter, shall review such Mortgage Files and deliver to the Substituting Party, the Indenture Trustee and the Depositor, with respect to such Qualified Substitute Mortgage Loans, a certification substantially in the form of a revised Initial Certification, with any exceptions noted thereon. Within 180 days of the date of substitution, the Custodian shall deliver to the Substituting Party, the Master Servicer and the Depositor a certification substantially in the form of a revised Final Certification, with respect to such Qualified Substitute Mortgage Loans, with any exceptions noted thereon. Scheduled Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be included as part of the Trust Fund and shall be retained by the Substituting Party. For the month of substitution, payments to the Noteholders shall reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the related Due Period and the Substituting Party shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. Upon such substitution, such Qualified Substitute Mortgage Loan shall constitute part of the Trust Fund and shall be subject in all respects to the terms of this Agreement as of the date of substitution.
     (f) The Depositor shall amend the related Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Seller shall deliver the amended Mortgage Loan Schedule to the Indenture Trustee, the Master Servicer, the Securities Administrator, the Custodian and the Servicer. Upon such substitution, the Qualified Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Seller and the Depositor shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan, as of the date of substitution, the representations and warranties made pursuant to Sections 3.1 and 3.3, respectively, with respect to such Mortgage Loan.
     (g) For any month in which any Substituting Party substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Seller shall deposit the excess (each, a “Substitution Adjustment Amount”), if any, by which the aggregate Scheduled Principal Balances of all such Deleted Mortgage Loans exceeds the aggregate Scheduled Principal Balances of the Qualified Substitute Mortgage Loans replacing such Deleted Mortgage Loans, together with (i) amounts specified in clause (c) of the definition of Repurchase Price and (ii) one month’s interest on such excess amount at the applicable Net Mortgage Rate. On the date of such substitution, the Seller shall deliver or cause to be delivered to the Securities Administrator for deposit in the Payment Account an amount equal to the related Substitution Adjustment Amount, if any, and the Custodian, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and a Request for Release from the Seller which includes a written certification of the Seller of delivery of such amount to the Securities Administrator, shall release to the Substituting Party the related Mortgage File or Files and the Custodian shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Substituting Party shall deliver to the Indenture Trustee any Deleted Mortgage Loan released pursuant hereto as shall be necessary to vest therein.
ARTICLE IV
ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS BY THE SERVICER
     SECTION 4.1 General.
     (a) From and after the Closing Date to the Servicing Transfer Date, the Mortgage Loans will be serviced and administered by the Interim Servicer pursuant to the Purchase and Interim Servicing Agreement, as modified by the Assignment and Recognition Agreement, and the Servicer will have no responsibility to service or administer the Mortgage Loans, or have any other obligation or liability with respect to the Mortgage Loans during that period. The Servicer, as owner of the servicing rights, shall service and administer the Mortgage Loans on behalf of the Issuer on and after the Servicing Transfer Date and shall have full power and authority, acting alone or through one or more subservicers, to do any and all things in connection with such servicing and administration that the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices. In servicing and administering the Mortgage Loans, the Servicer shall employ procedures (including collection procedures) consistent with Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement.
     (b) Subject to the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer’s reasonable and prudent determination, consistent with Accepted Servicing Practices, such waiver, modification, postponement or indulgence is not materially adverse to the Issuer or the Noteholders; provided, however, the Servicer shall not make any future advances of funds to the Mortgagor with respect to a Mortgage Loan. In the event of any modification that permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the Servicer Remittance Date in any month in which any such principal or interest payment has been deferred, deposit as a Monthly Advance in the Custodial Account from its own funds the difference between (i) such month’s principal and one month’s interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (ii) the amount paid by the Mortgagor. The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other Monthly Advances. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Issuer, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Servicer, the Indenture Trustee shall furnish the Servicer with any powers of attorney (which are acceptable to the Indenture Trustee) and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.
     (c) With the consent of the Indenture Trustee and subject to this Section 4.1(c), the Servicer may arrange for the subservicing of any Mortgage Loan it services by a subservicer pursuant to a subservicing agreement; provided, however, that such subservicing arrangement and the terms of the related subservicing agreement must provide for the servicing of such Mortgage Loan in a manner consistent with the servicing arrangements contemplated hereunder. The Servicer shall be solely liable for all fees owed to the subservicer under any subservicing agreement, regardless of whether the Servicer’s compensation hereunder is adequate to pay such fees. Notwithstanding the provisions of any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a subservicer or reference to actions taken through a subservicer or otherwise, the Servicer shall remain obligated and liable to the Issuer for the servicing and administration of the Mortgage Loans it services in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the Servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering those Mortgage Loans. All actions of each subservicer performed pursuant to the related subservicing agreement shall be performed as agent of the Servicer with the same force and effect as if performed directly by the

Servicer. For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans it services that are received by a subservicer regardless of whether such payments are remitted by the subservicer to the Servicer. Any subservicing agreement entered into by the Servicer shall provide that it may be assumed or terminated by the Master Servicer, if the Master Servicer has assumed the duties of the Servicer, or by any successor servicer, at the Master Servicer’s or successor servicer’s option, as applicable, without cost or obligation to the assuming or terminating party or its assigns. Any subservicing agreement, and any other transactions or services relating to the Mortgage Loans involving a subservicer, shall be deemed to be between the Servicer and such subservicer alone, and the Master Servicer shall not be deemed a party thereto and shall have no claims or rights of action against, rights, obligations, duties or liabilities to or with respect to the subservicer or its officers, directors or employees.
     SECTION 4.2 Liquidation of Mortgage Loans.
     In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 4.1 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as (a) the Servicer would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (b) shall be consistent with Accepted Servicing Practices and (c) the Servicer shall determine prudently to be in the best interest of the Issuer. Foreclosure or comparable proceedings shall be initiated within 120 days of default for Mortgaged Properties for which no satisfactory arrangements can be made for collection of delinquent payments unless prevented by statutory limitations or states whose insolvency laws prohibit such actions within such timeframe. The Servicer shall use its commercially reasonable best efforts to realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Issuer, taking into account, among other things, the timing of foreclosure proceedings. In such connection, the Servicer shall from its own funds make all necessary and proper Servicing Advances; provided, however, that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (x) that such preservation, restoration and/or foreclosure will increase the net proceeds of liquidation of the Mortgage Loan to the Issuer after reimbursement for such expenses and (y) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 4.6) or through Insurance Proceeds (respecting which it shall have similar priority).
     If the Servicer has knowledge that a Mortgaged Property that the Servicer is contemplating acquiring in foreclosure or by deed-in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the Servicer, the Servicer will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with Accepted Servicing Practices. The Servicer shall not have any obligation to purchase any Mortgaged Property at any foreclosure sale.

     SECTION 4.3 Collection of Mortgage Loan Payments.
     Continuously from the Servicing Transfer Date until the principal and interest on all Mortgage Loans are paid in full or the Mortgage Loans have been fully liquidated (with respect to Mortgage Loans that remain subject to this Agreement), in accordance with this Agreement and Accepted Servicing Practices, the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall ascertain and estimate Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.
     Consistent with the foregoing, the Servicer may in its reasonable discretion (consistent with Accepted Servicing Practices) (a) waive any late payment charge with respect to a Mortgage Loan it services and (b) extend the due dates for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that the Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date. In the event of any such arrangement, the Servicer shall make Monthly Advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements.
     SECTION 4.4 Establishment of and Deposits to Custodial Account.
     (a) The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “Custodial Account of Wells Fargo Bank, National Association, as Servicer for the benefit of FBR Securitization Trust 2005-3.” The Custodial Account shall be established as an Eligible Account. Upon request of the Master Servicer and within ten calendar days thereof, the Servicer shall provide the Master Servicer with written confirmation of the existence of such Custodial Account. Any funds deposited in the Custodial Account shall at all times be insured to the fullest extent allowed by applicable law. Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 4.6.
     (b) The Servicer shall deposit in the Custodial Account within two Business Days of Servicer’s receipt, and retain therein, the following collections received by the Servicer and payments made by the Servicer after the Cut-off Date, other than payments of principal and interest due on or before the Cut-off Date, or received by the Servicer prior to the Cut-off Date but allocable to a period subsequent thereto:
     (i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments (including Prepayment Premiums paid by any Mortgagor or by the Servicer pursuant to Section 4.22 of this Agreement);
     (ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

     (iii) all Liquidation Proceeds (net of Liquidation Expenses);
     (iv) all Insurance Proceeds, including amounts required to be deposited pursuant to Section 4.11 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to a Mortgagor in accordance with Section 4.15 and Accepted Servicing Practices) and Section 4.12;
     (v) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.15 and Accepted Servicing Practices;
     (vi) any amounts required to be deposited in the Custodial Account pursuant to Section 2.1(b), 4.1, 4.5, 4.22 or 5.2 ;
     (vii) any amounts payable in connection with the repurchase of any Mortgage Loan and all amounts required to be deposited by the Servicer in connection with a shortfall in principal amount of any Qualified Substitute Mortgage Loan pursuant to Section 3.7 above;
     (viii) with respect to each Principal Prepayment and any Prepayment Interest Shortfall, the Compensating Interest Payment (to be paid by the Servicer out of its own funds);
     (ix) any amounts required to be deposited by the Servicer pursuant to Section 4.12 in connection with the deductible clause in any blanket hazard insurance policy;
     (x) any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section 4.17; and
     (xi) any other amounts required to be deposited into the Custodial Account hereunder.
     (c) The Servicer shall deposit in the Custodial Account Monthly Advances in accordance with Section 7.3.
     The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, assumption fees and other ancillary income (other than Prepayment Premiums), to the extent permitted by Section 5.3, need not be deposited by the Servicer into the Custodial Account. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section 4.4. All funds required to be deposited in the Custodial Account shall be held in trust for the Indenture Trustee for the benefit of the Noteholders until withdrawn in accordance with Section 4.6.
     In the event that the Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 4.6, it may at any time withdraw such amount from the Custodian Account, any provision herein to the contrary notwithstanding. In no event shall the Securities Administrator, the Master Servicer or the Indenture Trustee incur liability for withdrawals from the Custodian Account at the direction of the Servicer.
     SECTION 4.5 Investment of Funds in the Custodial Account.
     The depository institution at which the Custodial Account has been established may at the direction of the Servicer, invest the funds in the Custodial Account only in Eligible Investments, which shall mature not later than the Business Day prior to the Servicer Remittance Date next following the date of such investment. All income and gain realized from any such investment shall be for the benefit of the Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Custodial Account by the Servicer out of its own funds immediately as such losses are realized.
     SECTION 4.6 Permitted Withdrawals From Custodial Account.
     The Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:
     (a) to make remittances to the Securities Administrator in the amounts and in the manner provided for in Section 7.1;
     (b) to reimburse itself for Monthly Advances of the Servicer’s funds, the Servicer’s right to reimburse itself pursuant to this subclause (b) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Issuer, except that, where the Servicer is required to repurchase a Mortgage Loan pursuant to Section 5.2, the Servicer’s right to such reimbursement shall be subsequent to the payment to the Issuer of the Repurchase Price pursuant to such Sections and all other amounts required to be paid to the Issuer with respect to such Mortgage Loan;
     (c) to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Servicer’s right to reimburse itself pursuant to this subclause (c) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Issuer, except that where the Servicer is required to repurchase a Mortgage Loan pursuant to Section 5.2, in which case the Servicer’s right to such reimbursement shall be subsequent to the payment to the Issuer of the Repurchase Price pursuant to such Sections and all other amounts required to be paid to the Issuer with respect to such Mortgage Loan;
     (d) to pay itself as part of its servicing compensation interest on funds deposited in the Custodial Account if such interest amount was previously credited;

     (e) to pay any amount required to be paid pursuant to Section 4.17 related to any REO Property, it being understood that, in the case of any such expenditure or withdrawal related to a particular REO Property, the amount of such expenditure or withdrawal from the Custodial Account shall be limited to amounts on deposit in the Custodial Account with respect to the related REO Property;
     (f) to reimburse itself for any Non-recoverable Advances after liquidation of the Mortgaged Property not otherwise reimbursed above;
     (g) to remove funds inadvertently placed in the Custodial Account by the Servicer;
     (h) to pay the Monthly Insurance Premium (and any applicable taxes thereon) to the Mortgage Insurer on each Payment Date;
     (i) to clear and terminate the Custodial Account upon the termination of this Agreement; and
     (j) to invest funds only in Eligible Investments.
     The Servicer may use such withdrawn funds only for the purposes described in this Section 4.6. The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account.
     SECTION 4.7 Establishment of and Deposits to Escrow Account.
     (a) The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, “Escrow Account of Wells Fargo Bank, National Association, as Servicer for the benefit of FBR Securitization Trust 2005-3.” The Escrow Account shall be established as an Eligible Account, in a manner which shall provide maximum available insurance thereunder. Upon request of the Master Servicer and within ten calendar days thereof, the Servicer shall provide the Master Servicer with written confirmation of the existence of such Escrow Account. Funds deposited in the Escrow Account may be drawn on by the Servicer in accordance with Section 4.8.
     (b) The Servicer shall deposit in the Escrow Account or Accounts within two Business Days of Servicer’s receipt, and retain therein:
     (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and
     (ii) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

     The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 4.8. The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to any Mortgagor. To the extent required by law, the Servicer shall pay interest on escrowed funds to a Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.
     SECTION 4.8 Permitted Withdrawals From Escrow Account.
     Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:
     (a) to effect timely payments of ground rents, taxes, assessments, water rates, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;
     (b) to reimburse the Servicer for any Servicing Advances made by the Servicer pursuant to Section 4.9 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;
     (c) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;
     (d) for transfer to the Custodial Account for application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;
     (e) for application to the restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 4.15;
     (f) to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;
     (g) to remove funds inadvertently placed in the Escrow Account by the Servicer; and
     (h) to clear and terminate the Escrow Account on the termination of this Agreement.
     SECTION 4.9 Payment of Taxes, Insurance and Other Charges.
     With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor’s faithful performance in the payment of same of the making of the Escrow Payments, and the Servicer shall make advances from its own funds to effect such payments, which advances shall constitute Servicing Advances hereunder; provided, however, that the Servicer shall be required to so advance only to the extent that the Servicer, in its good faith judgment, believes the Servicing Advance to be recoverable from Insurance Proceeds or Liquidation Proceeds or otherwise. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall use its reasonable efforts in accordance with Accepted Servicing Practices to determine whether any such payments are made by the Mortgagor at the time they first become due. The Servicer shall make advances from its own funds to effect such delinquent payments within such time period as will avoid the loss of the related Mortgaged Property by foreclosure of a tax or other lien. The costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not be added to the Scheduled Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.
     SECTION 4.10 Transfer of Accounts.
     The Servicer may transfer the Custodial Account or the Escrow Account to a different Eligible Account from time to time; provided, however, that the Servicer shall give notice to the Master Servicer of any proposed change of the location of either Account as soon as possible, but not later than ten Business Days following any change thereof, and the Master Servicer shall provide such notice to the Securities Administrator and the Indenture Trustee.
     SECTION 4.11 Maintenance of Hazard Insurance.
     The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer acceptable under Accepted Servicing Practices against loss by fire, hazards of extended coverage and such other hazards as are customary or required by law in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (a) 100% of the maximum insurable value of the improvements on a replacement cost basis securing such Mortgage Loan and (b) the greater of (i) the outstanding principal balance of the Mortgage Loan and (ii) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer. In the event a hazard insurance policy shall be in danger of being terminated, or in the event the insurer shall cease to be acceptable under Accepted Servicing Practices, the Servicer shall notify the related Mortgagor, and shall use its commercially reasonable best efforts, as permitted by applicable law, to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time, subject only to Section 4.12.
     If the related Mortgaged Property is located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in effect with a generally acceptable insurance carrier acceptable under Accepted Servicing Practices in an amount representing coverage equal to the lesser of (a) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (b) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Servicer determines in accordance with applicable law and under Accepted Servicing Practices that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor to obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within 45 days after such notification, the Servicer shall immediately force place the required flood insurance on the Mortgagor’s behalf. Any out-of-pocket expenses or advance made by the Servicer on such force placed flood insurance coverage shall be deemed a Servicing Advance.
     In the event that the Servicer shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Servicer shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the desirability of protection of the Mortgaged Property.
     All policies required hereunder shall name the Servicer as loss payee and shall be endorsed with standard mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.
     The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either an insurance carrier or agent; provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are acceptable under Accepted Servicing Practices and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Servicer shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.
     Pursuant to Section 4.4, any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Servicer’s normal servicing procedures as specified in Section 4.15) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.6.
     SECTION 4.12 Maintenance of Blanket Mortgage Hazard Insurance.
     In the event that the Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy (a) names the Servicer or the Issuer as loss payee, (b)

provides coverage in an amount equal to the amount required pursuant to Section 4.11 without coinsurance and (c) otherwise complies with Accepted Servicing Practices and all other requirements of Section 4.11, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.11. The Servicer shall prepare and make any claims on the blanket policy as deemed necessary by the Servicer in accordance with prudent servicing practices. Any amounts collected by the Servicer under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.6. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.11, and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Servicer’s funds, without reimbursement therefor. Upon request of the Master Servicer or the Indenture Trustee, the Servicer shall cause to be delivered to the Master Servicer or the Indenture Trustee, as the case may be, a certified true copy of any such policy.
     SECTION 4.13 Maintenance of Fidelity Bond and Errors and Omissions Insurance.
     The Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans. Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.13 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and Errors and Omissions Insurance Policy shall be at least equal to the amounts acceptable to Fannie Mae and Freddie Mac. Upon the request of the Master Servicer or the Indenture Trustee, the Servicer shall cause to be delivered to the Master Servicer or the Indenture Trustee, as the case may be, a certificate of insurance for such Fidelity Bond and Errors and Omissions Insurance Policy.
     SECTION 4.14 Inspections.
     If any Mortgage Loan is more than 60 days delinquent, the Servicer immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by any primary mortgage guaranty insurer. The Servicer shall keep a written report of each such inspection.
     SECTION 4.15 Restoration of Mortgaged Property.
     The Servicer need not obtain the approval of the Master Servicer or the Indenture Trustee prior to releasing any Insurance Proceeds or Condemnation Proceeds to any Mortgagor to be

applied to the restoration or repair of any Mortgaged Property if such release is in accordance with Accepted Servicing Practices. For claims greater than $15,000, at a minimum the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:
     (a) the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;
     (b) the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;
     (c) the Servicer shall verify that the Mortgage Loan is not in default; and
     (d) pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.
     If the Issuer is named as an additional loss payee, the Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Issuer.
     SECTION 4.16 [Reserved].
     SECTION 4.17 Title, Management and Disposition of REO Property.
     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Issuer, or in the event the Issuer is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Issuer shall acknowledge in writing that such title is being held as nominee for the Issuer.
     The Servicer shall manage, conserve, protect and operate each REO Property for the Issuer solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property consistent with Accepted Servicing Practices. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Issuer.
     The Servicer shall use its commercially reasonable best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within two years after title has been taken to such REO Property, unless the Servicer determines, and gives an appropriate notice to the Master Servicer to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property, (x) the Servicer shall report monthly to the Master Servicer and the Indenture Trustee as to the progress being made in selling such REO Property and (y) if a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Servicer as mortgagee.
     The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.
     The disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interests of the Issuer. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances. In addition, upon disposition of any REO Property, the Servicer will be entitled to a fee for such REO services equal to the greater of $1,500 or 1% of the final sales price of such REO disposition, which fee will be payable solely from such sale proceeds. On the Servicer Remittance Date immediately following the Prepayment Period in which such sale proceeds are received, the net cash proceeds of such sale remaining in the Custodial Account shall be remitted to the Securities Administrator.
     The Servicer shall withdraw from the Custodial Account funds necessary for the proper operation management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.11. The Servicer shall make monthly remittances on each Servicer Remittance Date to the Securities Administrator of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 4.17 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).
     SECTION 4.18 Real Estate Owned Reports.
     The Servicer shall furnish to the Master Servicer on or before the Servicer Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Servicer’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Master Servicer shall reasonably request.
     SECTION 4.19 Liquidation Reports.
     Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Issuer pursuant to a deed in lieu of foreclosure, the Servicer shall submit to the Master Servicer a liquidation report with respect to such Mortgaged Property.

     SECTION 4.20 Reports of Foreclosure and Abandonment of Mortgaged Property.
     Following the foreclosure sale or abandonment of any Mortgaged Property, the Servicer shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code. The Servicer shall file information reports with respect to the receipt of mortgage interest received in a trade or business and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by the Code.
     SECTION 4.21 Notification of Adjustments.
     With respect to each Mortgage Loan, the Servicer shall adjust the Mortgage Rate on the related Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Rate adjustments. Upon the discovery by the Servicer or the receipt of notice from the Master Servicer that the Servicer has failed to adjust a Mortgage Rate in accordance with the terms of the related Mortgage Note, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused thereby.
     SECTION 4.22 Prepayment Premiums.
     (a) To the extent consistent with the terms of this Agreement, the Servicer may waive (or permit a subservicer to waive) a Prepayment Premium only under the following circumstances: (i) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Premium and the related Mortgage Loan or (ii) such waiver is required under state or federal law. The Servicer shall not waive any Prepayment Premium unless it is waived in accordance with this Section 4.22(a).
     (b) The Servicer shall deposit the amount of any Prepayment Premium into the Custodial Account if the Servicer waives any Prepayment Premium other than as permitted under Section 4.22(a). The Servicer shall pay the amount of such Prepayment Premium for the benefit of the Issuer or any assignee of the Issuer, by depositing such amount into the Custodial Account at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Custodial Account. Prepayment Premiums shall not be available to pay the Offered Notes, but shall be applied to pay interest and principal on the Non-Offered Notes and, if applicable, to the Certificate pursuant to Section 7.7(f).
     SECTION 4.23 Credit Reporting; Gramm Leach Bliley Act.
     (a) The Servicer agrees to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its mortgagor credit files to Equifax, Experian, and Trans Union Credit Information Servicer (three of the credit repositories), on a monthly basis.

     (b) The Servicer agrees to transmit full-file credit reporting data for each Mortgage Loan pursuant to Exhibit G and for each Mortgage Loan, the Servicer shall report one of the following statuses each month: new origination; current; delinquent (30-, 60-, 90-days, etc.); foreclosed or charged-off.
     (c) The Servicer shall comply with Title V of the Gramm-Leach-Bliley Act of 1999 and all applicable regulations promulgated thereunder, relating to the Mortgage Loans and the related Mortgagors and shall provide all required notices thereunder.
     SECTION 4.24 Alternative Index.
     In the event that the Index for any Mortgage Loan, as specified in the related Mortgage Note, becomes unavailable for any reason, the Servicer shall select an alternative index in accordance with the terms of such Mortgage Note or, if such Mortgage Note does not make provision for the selection of an alternative index in such event, the Depositor shall, subject to applicable law, select an alternative index based on information comparable to that used in connection with the original Index and, in either case, such alternative index shall thereafter be the Index for such Mortgage Loan.
     SECTION 4.25 Insured Mortgage Loans.
     The Servicer shall comply with the Mortgage Insurance Policy. With respect to any Insured Mortgage Loan that is in default, the Servicer shall comply with the Mortgage Insurance Policy with regard to the processing of claims therefor. Without limiting the foregoing, prior to making certain servicing decisions or modifications with respect to Insured Mortgage Loans, the Servicer will obtain the Mortgage Insurer’s consent to the extent such consent is required under the Mortgage Insurance Policy. Following the Servicing Transfer Date, the Servicer shall be authorized to make all claims and settlements with the Mortgage Insurer with regard to the Insured Mortgage Loans under the Mortgage Insurance Policy and shall deposit all Insurance Proceeds from the Mortgage Insurance Policy in the Custodial Account.
ARTICLE V
GENERAL SERVICING PROCEDURES
     SECTION 5.1 Transfers of Mortgaged Property.
     The Servicer shall use its commercially reasonable best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto; provided, however, that the Servicer shall not exercise such rights if prohibited by law from doing so.

     If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Servicer shall enter into (a) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (b) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the primary mortgage guaranty insurer, if any, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Servicer for entering into an assumption agreement the fee will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, neither the Mortgage Rate borne by the related Mortgage Note, the term of the Mortgage Loan, the outstanding principal amount of the Mortgage Loan nor any other material terms shall be changed unless such change would be consistent with Accepted Servicing Practices.
     To the extent that any Mortgage Loan is assumable, the Servicer shall inquire diligently into the credit-worthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used with respect to underwriting mortgage loans by the Seller of the same type as the Mortgage Loans. If the credit-worthiness of the proposed transferee does not meet such underwriting criteria, the Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.
     SECTION 5.2 Satisfaction of Mortgages and Release of Mortgage Files.
     (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall request the release of any Mortgage Loan Documents.
     If the Servicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Servicer otherwise prejudice any rights the Issuer may have under the mortgage instruments, the Servicer shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within two Business Days of receipt of such written demand by the Master Servicer or, if earlier, the date on which the Servicer has knowledge of such improper release. The Servicer shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.13 insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.
     (b) Upon (i) becoming aware of the payment in full of any Mortgage Loan or (ii) the receipt by the Servicer of a notification that payment in full has been or will be escrowed in a manner customary for such purposes, the Servicer will promptly notify the Indenture Trustee and Custodian by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Custodial Account maintained by the Servicer pursuant to Section 4.4 have been or will be so deposited) of a Servicing Officer and shall request the Custodian to deliver to the Servicer the related Mortgage File. Upon receipt of such certification and Request for Release, the Custodian shall promptly release the related Mortgage File to the Servicer, and the Indenture Trustee shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Servicer is authorized to give, as agent for the Indenture Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Custodial Account. Notwithstanding anything to the contrary herein, the Indenture Trustee shall in no way be liable or responsible for the willful malfeasance of the Servicer, or for any wrongful or negligent actions taken by the Servicer, while the Servicer is acting pursuant to the powers granted to it in this paragraph.
     (c) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Indenture Trustee shall execute such documents as shall be prepared and furnished to the Indenture Trustee by the Servicer (in form reasonably acceptable to the Indenture Trustee) and as are necessary to the prosecution of any such proceedings. The Indenture Trustee shall, upon request of the Servicer, as applicable, and delivery to the Indenture Trustee, of a trust receipt signed by a Servicing Officer, cause the Custodian to release the related Mortgage File held in its possession or control to the Servicer. Such trust receipt shall obligate the Servicer to return the Mortgage File to the Custodian when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released by the Indenture Trustee to the Servicer.
     (d) The Indenture Trustee shall furnish the Servicer, upon request, with any powers of attorney (which are acceptable to the Indenture Trustee) empowering the Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with this Agreement, and the Indenture Trustee shall execute and deliver such other documents as the Servicer may request, necessary or appropriate to enable the Servicer to service the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Servicing Practices (and the Indenture Trustee shall have no liability for misuse of any such powers of attorney by the Servicer).
     (e) In no event shall the Servicer, without the Indenture Trustee’s written consent, (i) initiate any action, suit or proceeding solely under the Indenture Trustee’s name without indicating the Servicer’s representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Indenture Trustee to be registered to do business in any state. The Servicer shall indemnify the Indenture Trustee for any and all costs, liabilities and expenses incurred by the Indenture Trustee in connection with the negligent or willful misuse of such powers of attorney and any other documents executed by the Indenture Trustee pursuant to this Section 5.2 by the Servicer. In the performance of its duties hereunder, the Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Indenture Trustee, be deemed to be the agent of the Indenture Trustee.

     SECTION 5.3 Servicing Compensation.
     As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the Custodial Account the amount of its Servicing Fee. The Servicing Fee shall be payable monthly and shall be computed on the basis of the same unpaid principal balance and for the period respecting which any related interest payment on a Mortgage Loan is received. The obligation of the Issuer to pay the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 4.6) of such monthly payments. Notwithstanding the foregoing, with respect to the payment of the Servicing Fee for any month, the aggregate Servicing Fee shall be reduced (but not below zero) by an amount equal to the Compensating Interest Payment for the related Payment Date.
     Additional servicing compensation in the form of assumption fees, to the extent provided in Section 5.1, late payment charges and other ancillary income (other than Prepayment Premiums) shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.
     SECTION 5.4 Annual Statement as to Compliance.
     (a) The Servicer shall deliver to the Master Servicer, and the Master Servicer shall deliver to the Depositor and the Securities Administrator, on or before March 15th of each year, commencing in March 2006, an Officer’s Certificate, stating that (a) a review of the activities of the Servicer during the preceding fiscal year and of performance under this Agreement has been made under such officer’ supervision, and (b) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such fiscal year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Servicer to cure such default.
     (b) The Master Servicer shall deliver to the Depositor, on or before March 20th of each year, commencing in March 2006, an Officer’s Certificate, stating that (a) a review of the activities of the Master Servicer during the preceding fiscal year and of performance under this Agreement has been made under such officer’s supervision, and (b) to the best of such officer’s knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement throughout such fiscal year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Master Servicer to cure such default.
     SECTION 5.5 Annual Independent Public Accountants’ Servicing Report.
     On or before March 15th of each year, commencing in March 2006, the Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the effect that such firm has examined certain documents and records relating to the servicing of the residential mortgage loans by the Servicer during such fiscal year and that such firm is of the opinion that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, nothing has come to its attention which would indicate that such servicing has not been conducted in compliance therewith, except for (a) such exceptions as such firm shall believe to be immaterial, and (b) such other exceptions as shall be set forth in such statement. By providing the Master Servicer a copy of the Uniform Single Attestation Program Report from their independent public accountant’s on an annual basis, the Servicer shall be considered to have fulfilled its obligations under this Section 5.5. The Master Servicer shall provide such report to the Securities Administrator and the Depositor.
     SECTION 5.6 Sarbanes-Oxley Related Certifications.
     (a) On or before March 15th of each year, commencing in March 2006, or at any other time upon 30 days written request from the Master Servicer, an officer of the Servicer shall execute and deliver an Officer’s Certificate to the Master Servicer (and upon request, to any other person required to certify directly to the Securities and Exchange Commission) signed by the senior officer in charge of servicing operations of the Servicer in substantially the form of Exhibit I. In addition, the Servicer shall provide such other information with respect to the Mortgage Loans and the servicing administration thereof within the control of the Servicer which shall be required to enable the Master Servicer to comply with the reporting requirements of the Exchange Act pursuant to Section 7.10 hereof. The Master Servicer shall provide such Officer’s Certificate to the Securities Administrator and the Depositor.
     (b) The Servicer shall indemnify and hold harmless the Master Servicer, the Depositor and the Securities Administrator and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 5.6 or the negligence or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer, the Depositor and the Securities Administrator then the Servicer agrees that it shall contribute to the amount paid or payable by the Master Servicer, the Depositor and the Securities Administrator as a result of the losses, claims, damages or liabilities of such parties in such proportion as is appropriate to reflect the relative fault of such parties on the one hand and the Servicer on the other in connection with a breach of the Servicer’s obligations under this Section 5.6 or the Servicer’s negligence or willful misconduct in connection therewith.
     (c) The Servicer, the Securities Administrator and the Master Servicer acknowledge that the laws, rules and regulations governing the foregoing certifications may change before the Notes are paid in their entirety. To that end, each agrees that it will cooperate with the Depositor in determining how to comply with any additional certification requirements as such revised laws, rules and regulations may require.
     SECTION 5.7 Examination Rights.
     (a) The Master Servicer, the Indenture Trustee, the Depositor, the Credit Risk Manager and the Securities Administrator, or its designee, shall have the right to examine and audit any and all of the related books, records, facilities or other information of the Servicer, whether held by the Servicer or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon two Business Days prior written notice; provided, however, that such examination will not be permitted to the extent such examination would be inconsistent with (i) the Servicer’s current reasonable procedures and policies in effect at such time, (ii) applicable law (including any rules and regulations promulgated thereunder), including but not limited to applicable copyright and trademark laws, (iii) any evidentiary privileges that the Servicer may have with respect to such materials, i.e., disclosure of such materials may cause the Servicer to lose such privilege), and (iv) the confidentiality obligations imposed upon the Servicer by any unaffiliated third-party relating to such books of account and records.
     (b) The Depositor and the Credit Risk Manager or their designees shall have the right to examine any and all of the related books, records, facilities or other information of the Master Servicer and the Securities Administrator, whether held by the Master Servicer and the Securities Administrator or by another on their behalf, solely and specifically relating to this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice; provided, however, that such examination will not be permitted to the extent such examination would be inconsistent with (i) the Master Servicer’s or Securities Administrator’s current reasonable procedures and policies in effect at such time, (ii) applicable law (including any rules and regulations promulgated thereunder), including but not limited to applicable copyright and trademark laws, (iii) any evidentiary privileges that the Master Servicer or Securities Administrator may have with respect to such materials, i.e., disclosure of such materials may cause the Master Servicer or Securities Administrator to lose such privilege, and (iv) the confidentiality obligations imposed upon the Master Servicer or Securities Administrator by any unaffiliated third-party relating to such books of account and records. Each party shall pay its own travel expenses associated with such examination.
     (c) Each of the Servicer, the Master Servicer and the Securities Administrator shall make available for interview to the Depositor, the Credit Risk Manager or their employees, agents, representatives and attorneys, such officers and employees that are responsible for and/or knowledgeable about the performance of the applicable party’s obligations under the Operative Agreements. Any such inspection or interview shall be upon reasonable advance notice and only as long as such inspection or interview does not disrupt the operations of the Servicer, Master Servicer or Securities Administrator, as applicable.
     SECTION 5.8 Limitation on Resignation and Assignment by Servicer.
     The Servicer shall not assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof or sell or otherwise dispose of all of its property or assets without the prior written consent of the Master Servicer.
     The Servicer shall not resign from the obligations and duties hereby imposed on it except (i) by mutual consent of the Servicer, the Master Servicer, the Indenture Trustee and the Depositor or (ii) upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer, the Depositor and the Indenture Trustee, which Opinion of Counsel shall be in form and substance acceptable to the Master Servicer and the Indenture Trustee. No such resignation shall become effective until a successor acceptable to the Depositor, the Master Servicer and the Indenture Trustee shall have assumed the Servicer’s responsibilities and obligations.
     Without in any way limiting the generality of this Section 5.8, in the event that the Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Indenture Trustee, the Master Servicer and the Depositor, then the Master Servicer may terminate this Agreement with respect to the Servicer upon notice given as set forth in Section 6.9, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party. The Depositor shall, in accordance with Section 6.9, appoint a successor to the Servicer acceptable to the Master Servicer to succeed to all of the responsibilities and duties of the Servicer.
     In connection with the foregoing, the Servicer being terminated shall bear all reasonable out-of-pocket costs of a servicing transfer, including but not limited to those of the Master Servicer, the Securities Administrator, the Indenture Trustee, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending the Agreement, if necessary. If such amounts are not paid by the terminated Servicer, they shall be paid from amounts held in the Payment Account.
     SECTION 5.9 Merger or Consolidation of Servicer.
     Any Person into which the Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor to the Servicer hereunder, without the execution or filing of any paper or any further act on the party of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Servicer shall be a Person that shall be qualified and approved (or that have an Affiliate that is qualified and approved) to service mortgage loans for Fannie Mae or Freddie Mac and shall have a net worth of not less than $25,000,000.
     SECTION 5.10 [Reserved]
     SECTION 5.11 Servicer Events of Default.
     Each of the following shall constitute a Servicer Event of Default on the part of the Servicer:
     (a) any failure by the Servicer to remit to the Securities Administrator any payment required to be made under the terms of this Agreement (or with respect to the Interim Servicer, the Assignment and Recognition Agreement) and such failure continues for two Business Days;

     (b) failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement (or with respect to the Interim Servicer, the Assignment and Recognition Agreement) (other than the covenants described in clause (j) below), including, but not limited to, breach by the Servicer of any one or more of the representations, warranties and covenants of the Servicer as set forth in Section 3.5, which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Servicer or the Indenture Trustee;
     (c) failure by the Servicer to maintain its license to do business in any jurisdiction where the Mortgaged Property is located if such license is required;
     (d) a petition with, or decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been filed or entered against the Servicer and such petition or decree or order shall have remained in force undischarged or unstayed for a period of 60 days;
     (e) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its assets;
     (f) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days;
     (g) the Servicer ceases to meet the Servicer eligibility qualifications of Fannie Mae or Freddie Mac;
     (h) the material failure of the Servicer to comply with Mortgage Insurance Policy with regard to Insured Mortgage Loans;
     (i) the Servicer attempts to assign its right to servicing compensation hereunder or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof in violation of Section 5.8 hereof; or
     (j) failure by the Servicer to duly perform, within the required time period, its obligations under Sections 5.4, 5.5 or 5.6, which failure continues unremedied for a period of five days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Servicer.
     If the Servicer obtains knowledge of a Servicer Event of Default, the Servicer shall promptly notify the Master Servicer and the Indenture Trustee. In each and every such case, so long as a Servicer Event of Default shall not have been remedied, in addition to whatever rights the Master Servicer or the Indenture Trustee may have at law or equity to damages, including injunctive relief and specific performance, the Indenture Trustee, by notice in writing to the

Servicer, may terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof.
     Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 6.9.
     SECTION 5.12 Waiver of Defaults.
     The Noteholders representing 66-2/3% of the Voting Rights may by written notice waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except that a default in the making of any required deposit to the Payment Account that would result in a failure of the Securities Administrator to make any required payment of principal of or interest on the Notes may only be waived with the consent of 100% of the affected Noteholders. Upon any waiver of a past default, such default shall cease to exist, and any Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.
     SECTION 5.13 Indemnification; Third Party Claims.
     (a) The Servicer agrees to indemnify the Depositor, the Issuer, the Indenture Trustee, the Owner Trustee, the Credit Risk Manager, the Securities Administrator and the Master Servicer and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Issuer, the Indenture Trustee, the Owner Trustee, the Credit Risk Manager, the Securities Administrator or the Master Servicer may sustain as a result of the failure of the Servicer to perform its duties and its obligations under this Agreement and its duties and obligations to service the Mortgage Loans in compliance with the terms of this Agreement. The Depositor, the Issuer, the Indenture Trustee, the Credit Risk Manager, the Owner Trustee, the Securities Administrator or the Master Servicer shall as promptly as practicable notify the Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor, the Issuer, the Credit Risk Manager, the Indenture Trustee, the Owner Trustee, the Securities Administrator or the Master Servicer to indemnification under this Section 5.13, whereupon the Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.
     (b) The Depositor, the Servicer, the Credit Risk Manager, the Master Servicer, the Securities Administrator and the Indenture Trustee, and any director, officer, employee or agent of the Depositor, the Servicer, the Credit Risk Manager, the Master Servicer, the Securities Administrator or the Indenture Trustee, shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Notes or any other unanticipated or extraordinary expense, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of such Person’s duties hereunder or by reason of reckless disregard of such Person’s obligations and duties hereunder. None of the Depositor, the Servicer, the Credit Risk Manager, the Master Servicer or the Securities Administrator shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that each of the Depositor, the Servicer, the Master Servicer and the Securities Administrator may in its respective sole discretion undertake any such claim that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Indenture Trustee and the Noteholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer, the Master Servicer and the Securities Administrator shall be entitled to be reimbursed therefor out of the Payment Account.

SECTION 5.14	Documents, Records and Funds in Possession of Servicer To Be Held for Indenture Trustee.
     (a) The Servicer shall transmit to the Custodian such documents and instruments coming into the possession of the Servicer from time to time as are required by the terms hereof to be delivered to the Custodian. Any funds received by the Servicer in respect of any Mortgage Loan or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Indenture Trustee, the Noteholders and the Certificateholder subject to the Servicer’s right to retain or withdraw amounts provided in this Agreement, to the right of the Servicer to retain its Servicing Fee and other amounts as provided herein. The Servicer shall provide access to information and documentation regarding the Mortgage Loans to the Indenture Trustee, its respective agents and accountants at any time upon reasonable request and during normal business hours, and to the Noteholders and the Certificateholder that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Servicer designated by it. In fulfilling such a request the Servicer shall not be responsible for determining the sufficiency of such information.
     (b) All Mortgage Files and funds collected or held by, or under the control of, the Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Servicer for and on behalf of the Indenture Trustee as the Indenture Trustee’s agent and bailee for purposes of perfecting the Indenture Trustee’s security interest therein as provided by relevant UCC or laws; provided, however, that the Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Servicer under this Agreement and shall be authorized to remit such funds to the Indenture Trustee in accordance with this Agreement.

     (c) The Servicer hereby acknowledges that concurrently with the execution of this Agreement, the Indenture Trustee shall have a security interest in the Mortgage Loans and in all Mortgage Files representing such Mortgage Loans and in all funds and investment property now or hereafter held by, or under the control of, the Servicer are collected by the Servicer in connection with the Mortgage Loans, whether as scheduled installments of principal and interest or as full or partial prepayments of principal or interest or as Liquidation Proceeds or Insurance Proceeds or otherwise, and in all proceeds of the foregoing and proceeds of proceeds (but excluding any fee or other amounts to which the Servicer is entitled to hereunder); and the Servicer agrees that so long as the Mortgage Loans are collaterally assigned to and held by the Indenture Trustee, all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Servicer shall be held by the Servicer and on behalf of the Indenture Trustee as the Indenture Trustee’s agent and bailee for purposes of perfecting the Indenture Trustee’s security interest therein as provided by the applicable UCC or other applicable laws.
     SECTION 5.15 Opinion.
     On or before the Closing Date, the Servicer shall cause to be delivered to the Depositor, the Seller, the Indenture Trustee, the Securities Administrator, the Master Servicer and the Issuer one or more Opinions of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the recipients thereof, as to the due authorization, execution and delivery of this Agreement by the Servicer and the enforceability thereof.
     SECTION 5.16 Duties and Removal of the Credit Risk Manager.
     (a) For and on behalf of the Depositor, the Credit Risk Manager will provide reports and/or recommendations to the Servicer and the Depositor concerning certain delinquent and defaulted Mortgage Loans and as to the collection of any Prepayment Premiums with respect to the Mortgage Loans as well as certain other services set forth in the Credit Risk Management Agreements. Such reports and recommendations will be based upon information provided to the Credit Risk Manager pursuant to the Credit Risk Management Agreements, and the Credit Risk Manager shall look solely to the Servicer or the Master Servicer for all information and data (including loss and delinquency information and data) relating to the servicing of the Mortgage Loans. Upon any termination of the Credit Risk Manager or the appointment of a successor Credit Risk Manager, the Indenture Trustee shall give written notice thereof to the Servicer, the Master Servicer and the Depositor.
     (b) If the Noteholders entitled to 51% or more of the Voting Rights request in writing to the Indenture Trustee to terminate the Credit Risk Manager under this Agreement, the Credit Risk Manager shall be removed pursuant to this Section. Upon receipt of such notice, the Indenture Trustee shall provide written notice to the Credit Risk Manager of its removal, which shall be effective upon receipt of such notice by the Credit Risk Manager.
     SECTION 5.17 Limitation on Liability of Credit Risk Manager and Others.
     Neither the Credit Risk Manager, nor any of its directors, officers, employees, or agents shall be under any liability hereunder to the Indenture Trustee or to the Noteholders or to the

Certificateholder or the Depositor for any action taken or for refraining from the taking of any action made in good faith pursuant to this Agreement or the Credit Risk Management Agreements, in reliance upon information provided by the Servicer and/or the Master Servicer under the applicable Credit Risk Management Agreements, or for errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance, gross negligence or bad faith in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement or the Credit Risk Management Agreements. The Credit Risk Manager and any director, officer, employee, or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by the Servicer and/or the Master Servicer pursuant to the applicable Credit Risk Management Agreements in the performance of its duties thereunder and hereunder.
ARTICLE VI
ADMINISTRATION AND SERVICING OF MORTGAGE LOANS BY THE MASTER SERVICER
     SECTION 6.1 Duties of the Master Servicer.
     (a) For and on behalf of the Issuer, the Indenture Trustee, the Noteholders and the Certificateholder, the Master Servicer shall master service the Mortgage Loans in accordance with the Accepted Master Servicing Practices and the provisions of this Agreement.
     (b) The Master Servicer shall not be required to cause the Servicer to take any action or refrain from taking any action if this Agreement does not require the Servicer to take such action or refrain from taking such action. The Master Servicer shall not take, or knowingly permit the Servicer to take, any action that is inconsistent with or prejudices the interests of the Issuer, the Indenture Trustee, the Noteholders or the Certificateholder in any Mortgage Loan or the rights and interests of the Depositor, the Issuer, the Indenture Trustee and the Noteholders or the Certificateholder under this Agreement and the Indenture.
     (c) The Master Servicer, for the benefit of the Issuer, the Indenture Trustee, the Noteholders and the Certificateholder, shall monitor the performance of the obligations of the Servicer hereunder, and shall, in accordance with Sections 5.11 and 6.9, in the event that the Servicer fails to perform its obligations in accordance herewith, notify the Indenture Trustee of the event of non-performance for potential termination of the rights and obligations of the Servicer hereunder. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed for the costs of such enforcement initially (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed, and then, (iii) to the extent that such amounts are insufficient to reimburse the Master Servicer for the costs of such enforcement, from the Payment Account. The Master Servicer shall have no liability for the acts or omissions of the Servicer in the performance by such Servicer of its obligations hereunder or for the acts or omissions of the Interim Servicer in the performance by such Interim Servicer of its obligations under the Purchaser and Interim Servicing Agreement, as modified by the Assignment and Recognition Agreement.
     (d) From and after the Closing Date to the Servicing Transfer Date, the Master Servicer shall monitor the performance of the Originator as interim servicer pursuant to the Purchase and Interim Servicing Agreement, as modified by the Assignment and Recognition Agreement. Without limiting the foregoing, the Master Servicer shall (i) provide input and guidance to the Originator with respect to Insured Mortgage Loans so as to comply with the Mortgage Insurance Policy, (ii) provide, or cause to be provided, monthly to the Mortgage Insurer a computer file that reflects the unpaid principal balance, Mortgage Insurer Certificate Number, lender loan number and premium due for each Insured Mortgage Loan, and (iii) pay, on the Payment Dates in November and December, from funds on deposit in the Payment Account, the amount of the Monthly Insurance Premium for such month, together with applicable taxes thereon. Until the Servicing Transfer Date, the Master Servicer shall be authorized to make all claims and settlements with the Mortgage Insurer with regard to Insured Mortgage Loans under the Mortgage Insurance Policy and shall deposit all Insurance Proceeds from the Mortgage Insurance Policy in the Payment Account.
     SECTION 6.2 Master Servicer Errors and Omissions Insurance Policy.
     Wells Fargo Bank, National Association, in its individual capacity and not in its capacity as the Master Servicer, at its expense, shall maintain in effect an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder (a “Master Servicer Errors and Omissions Policy”). The Master Servicer Errors and Omissions Insurance Policy shall be in such form and amount that would be consistent with coverage customarily maintained by master servicers of mortgage loans similar to the Mortgage Loans. The Master Servicer shall provide the Depositor, and the Indenture Trustee, upon request, with a copy of such policy and Fidelity Bond.
     SECTION 6.3 Compensation to the Master Servicer.
     All income and gain realized from any investment of funds in the Payment Account shall be for the benefit of the Master Servicer as compensation. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.
     SECTION 6.4 Merger or Consolidation.
     Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall be a Person that shall be qualified and approved (or that have an Affiliate that is qualified and approved) to service mortgage loans for Fannie Mae or Freddie Mac and shall have a net worth of not less than $25,000,000.
     SECTION 6.5 Resignation of Master Servicer.
     Except as otherwise provided in Section 6.10 and this Section 6.5, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) with the consent of the Indenture Trustee and the Depositor (which consent may not be unreasonably withheld) or (ii) upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Master Servicer. Any such determination permitting resignation pursuant to clause (ii) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee and the Depositor. No such resignation shall become effective until a successor master servicer shall have been appointed by the Indenture Trustee and until such successor shall have assumed the Master Servicer’s responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Master Servicer to the Depositor and the Indenture Trustee.
     Upon the resignation of the Master Servicer and the appointment of a successor master servicer as described in the preceding paragraph, the Securities Administrator, if the same party, also may resign with notice to the Depositor and the Indenture Trustee.
     SECTION 6.6 Assignment or Delegation of Duties by the Master Servicer.
     Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder, unless the Indenture Trustee and the Depositor shall have consented to such action (such consent of the Indenture Trustee or the Depositor not to be unreasonably withheld or delayed); provided, however, that the Master Servicer shall have the right without the prior written consent of the Indenture Trustee or the Depositor to delegate or assign to or subcontract with or authorize or appoint an Affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. In no case, however, shall any such delegation, subcontracting or assignment to an Affiliate of the Master Servicer relieve the Master Servicer of any liability hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Indenture Trustee. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of compensation payable to the Master Servicer pursuant hereto, including amounts payable to or permitted to be retained or withdrawn by the Master Servicer pursuant to Section 6.3, shall after such transfer be payable to such successor master servicer.
     SECTION 6.7 Limitation on Liability of the Master Servicer and Others.
     (a) The Master Servicer undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

     (b) No provision of this Agreement shall be construed to relieve the Master Servicer from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that the duties and obligations of the Master Servicer shall be determined solely by the express provisions of this Agreement, and the Master Servicer shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement. No implied covenants or obligations shall be read into this Agreement against the Master Servicer and, in absence of bad faith on the part of the Master Servicer, the Master Servicer may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Master Servicer and conforming to the requirements of this Agreement.
     (c) Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indenture Trustee or to the Noteholders or the Certificateholder for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or any other Operative Agreement other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder or under any other Operative Agreement. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Noteholders, and the Certificateholder hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuer and the Master Servicer shall be entitled to be reimbursed therefor out of the Payment Account.
     SECTION 6.8 Indemnification; Third-Party Claims.
     The Master Servicer agrees to indemnify the Depositor, the Trust, the Indenture Trustee, the Owner Trustee and the Servicer and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Trust, the Indenture Trustee, the Owner Trustee or the Servicer may sustain as a result of the Master Servicer’s willful malfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder or under the Operative Agreements. The Depositor, the Issuer, the Indenture Trustee (including on behalf of the Trust), the Owner Trustee or the Servicer shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or with respect to the Mortgage Loans entitling the Depositor, the Issuer, the Indenture Trustee, the Owner Trustee or the Servicer to indemnification under this Section 6.8, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.
     SECTION 6.9 Indenture Trustee to Act as Servicer; Appointment of Successor.
     (a) If a Servicer Event of Default shall occur, then, and in each and every such case, so long as such Servicer Event of Default shall not have been remedied, the Depositor or the Indenture Trustee may, and at the written direction of the Holders of Notes entitled to at least 51% of Voting Interests, the Indenture Trustee shall, by notice in writing to the defaulting Servicer (and to the Depositor if given by the Indenture Trustee or to the Indenture Trustee if given by the Depositor) with a copy to the Master Servicer and each Rating Agency, terminate all of the rights and obligations of the defaulting Servicer in its capacity as Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof.
     (b) On and after the time any Servicer resigns or is terminated pursuant to the terms of this Agreement, subject to Section 6.9(c), the Depositor, with the consent of the Indenture Trustee, shall appoint a successor servicer pursuant to this Agreement, who shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Servicer by the terms and provisions of this Agreement and applicable law. Any successor Servicer shall be subject to the approval of the Mortgage Insurer or deemed approval under guidelines to be agreed from time to time between the Indenture Trustee, the Mortgage Insurer and Depositor.
     (c) Except with respect to a Servicer Event of Default under Section 5.11(a), in which case such notice will be immediately effective, the termination of the Servicer shall not become effective until at least ten Business Days following the Termination Notice Date. The “Termination Notice Date” is the date such notice of termination is provided by the Depositor or the Indenture Trustee to the Servicer and the Depositor or the Indenture Trustee. Following receipt of such notice, the Depositor may nominate a successor servicer to the Indenture Trustee by 6:00 p.m. New York City time on the third Business Day following the Termination Notice Date. If the Indenture Trustee does not object to the proposed successor servicer by 6:00 p.m. New York City time on the fourth Business Day after the Termination Notice Date, then the Indenture Trustee shall appoint such proposed successor servicer as the successor servicer. If the Depositor does not submit a proposed successor servicer by 6:00 p.m. New York City time on the third Business Day following the Termination Notice Date, then the Depositor may submit another proposal in accordance with the following paragraph.
     If the Indenture Trustee delivers written notice to the Depositor that it does not consent to such proposed successor servicer, then the Depositor may nominate a successor servicer to the Indenture Trustee by 3:00 p.m. New York City time on the sixth Business Day following the Termination Notice Date. If the Indenture Trustee does not object to the proposed successor servicer by 9:00 a.m. New York City time on the seventh Business Day after the Termination Notice Date, then the Indenture Trustee shall appoint such proposed successor servicer as the successor servicer. In addition, the Master Servicer will have the right to consent to the appointment of any successor servicer.
     If the Indenture Trustee delivers written notice to the Depositor that it does not consent to such proposed successor servicer, or the Depositor does not make any second proposal for a successor servicer, then the Indenture Trustee, in its sole discretion, will appoint a successor servicer (with the consent of the Depositor, such consent not to be unreasonably withheld or delayed) or assume the obligations of the Servicer itself. Notwithstanding the foregoing, any appointment by the Depositor of the Indenture Trustee as the successor servicer shall not require the consent of the Depositor.
     In addition to the foregoing provisions relating to the appointment of a successor servicer upon a Servicer Event of Default, the Depositor also may appoint a successor servicer in connection with the resignation of the Servicer pursuant to Section 5.8. Notwithstanding any provision in this Agreement to the contrary, any right of the Depositor to appoint a successor servicer upon a Servicer Event of Default pursuant to this Section 6.9 shall terminate if any amounts required to be remitted by the Servicer to the Securities Administrator (including any required Monthly Advances) have not been remitted to the Securities Administrator by the third Business Day prior to the related Payment Date, in which event the Master Servicer will immediately notify the Indenture Trustee of such failure to remit and the Indenture Trustee shall appoint a successor servicer or assume the obligations of the Servicer itself. It is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to any successor servicer.
     (d) Any successor to the Servicer shall be an institution that is a Fannie Mae-and Freddie Mac-approved servicer in good standing, has a net worth of at least $25,000,000 and is willing to service the Mortgage Loans and shall execute and deliver to the Depositor, the Indenture Trustee, the Securities Administrator and the Master Servicer an agreement accepting such delegation and assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of such Servicer, with like effect as if originally named as a party to this Agreement; provided, further that each Rating Agency acknowledges that its rating of the Notes in effect immediately prior to such assignment and delegation shall not be downgraded, withdrawn or qualified as a result of such assignment and delegation.
     (e) In connection with such appointment and assumption, the Depositor may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. The Depositor, the Indenture Trustee, the Master Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Indenture Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any remittance or payment hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the resigning or replaced Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

     (f) If the Servicer is terminated upon the occurrence of a Servicer Event of Default as described in Section 5.11, upon written request from the Depositor or the Indenture Trustee, the Servicer shall, at its expense, prepare, execute and deliver to the successor entity designated by the Indenture Trustee any and all documents and other instruments, place in such successor’s possession all Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Servicer’s sole expense. The Servicer shall cooperate with the Indenture Trustee and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.
     To the extent that the costs and expenses of the Indenture Trustee related to any termination of a Servicer, appointment of a successor servicer or the transfer and assumption of servicing by the Indenture Trustee with respect to this Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with this Agreement) are not fully and timely reimbursed by the terminated Servicer, the Indenture Trustee shall be entitled to reimbursement of such costs and expenses from the Payment Account. The Servicer being terminated pursuant to Section 5.11 shall bear all reasonable out-of-pocket costs of a servicing transfer, including but not limited to those of the Indenture Trustee, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending the Agreement, if necessary.
     (g) The successor servicer will not assume liability for the representations and warranties of the Servicer that it replaces.
     (h) Any successor to the Servicer shall give notice to the related Mortgagors of such change of servicer and shall, during the term of its service as Servicer maintain in force the policy or policies that such Servicer is required to maintain pursuant to this Agreement.
     (i) No successor servicer will be responsible for delays attributable to the Servicer’s failure to deliver information, defects in the information supplied by the Servicer or other circumstances beyond the control of the successor servicer. The successor servicer will make arrangements with the Servicer for the prompt and safe transfer of, and the Servicer shall provide to the successor servicer, all necessary servicing files and records, including (as deemed necessary by the successor servicer at such time): (i) microfiche loan documentation, (ii) servicing system tapes, (iii) mortgage loan payment history, (iv) collections history and (v) the trial balances, as of the close of business on the day immediately preceding conversion to the successor servicer, reflecting all applicable mortgage loan information. The successor servicer shall have no responsibility and shall not be in default hereunder nor incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Indenture if any such failure or delay results from the successor servicer acting in accordance with information prepared or supplied by a Person other than the successor servicer or the failure of any such Person to prepare or provide such information. The successor servicer shall have no responsibility, shall not be in default and shall incur no liability (i) for any act or failure to act by any third party, including the servicer, or for any inaccuracy or omission in a notice or communication received by the successor servicer from any third party or (ii) which is due to or results from the invalidity, unenforceability of any Mortgage Loan with applicable law or the breach or the inaccuracy of any representation or warranty made with respect to any Mortgage Loan.
     (j) In the event that Wells Fargo Bank, N.A., as Servicer, is terminated in accordance with this Agreement and a successor servicer is appointed, the Master Servicer (rather than the Indenture Trustee) shall have the right to terminate such successor servicer in accordance with this Section 6.9.
     SECTION 6.10 Assumption of Master Servicing by Indenture Trustee.
     (a) In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Master Servicer Event of Default under Section 6.11 of this Agreement), the Indenture Trustee shall thereupon assume all of the rights and obligations of such Master Servicer hereunder. The Indenture Trustee or any successor master servicer appointed by the Indenture Trustee shall be deemed to have assumed all of the Master Servicer’s interest herein, except that the Master Servicer shall not thereby be relieved of any liability or obligations of the Master Servicer accruing prior to its replacement as Master Servicer, and shall be liable to the Indenture Trustee, and hereby agrees to indemnify and hold harmless the Indenture Trustee from and against all costs, damages, expenses and liabilities (including reasonable attorneys’ fees) incurred by the Indenture Trustee as a result of such liability or obligations of the Master Servicer and in connection with the Indenture Trustee’s assumption (but not its performance, except to the extent that costs or liability of the Indenture Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer’s obligations, duties or responsibilities thereunder.
     (b) The Master Servicer that has been terminated shall, upon request of the Indenture Trustee but at the expense of such Master Servicer, deliver to the assuming party all documents and records in its possession relating to the Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its commercially reasonable best efforts to effect the orderly and efficient transfer of master servicing to the assuming party.

SECTION 6.11	Master Servicer Events of Default; Indenture Trustee To Act; Appointment of Successor.
     (a) The occurrence of any one or more of the following events shall constitute a “Master Servicer Event of Default”:

     (i) any failure by the Master Servicer to remit to the Securities Administrator for payment to the Noteholders any funds required to be remitted by the Master Servicer under the terms of this Agreement; or
     (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement that materially and adversely affects the interest of the Noteholders, which continues unremedied for a period of 30 days after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Indenture Trustee, or to the Master Servicer, the Depositor and the Indenture Trustee by the Noteholders representing 66-2/3% of the total Voting Interests and (ii) actual knowledge of such failure by a Servicing Officer of the Master Servicer; or
     (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or
     (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or
     (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or
     (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer as specified in Section 6.4; or
     (vii) if a representation or warranty set forth in Section 3.6 shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Noteholders and the Certificateholder, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 30 days after the earlier of (a) the date on which written notice of such incorrect representation or warranty shall have been given to the Master Servicer by the Depositor or the Indenture Trustee, or to the Master Servicer, the Depositor and the Indenture Trustee by the Noteholders representing 66-2/3% of the total Voting Interests and (b) actual knowledge of such failure by a servicing officer of the Master Servicer; or

     (viii) a sale or pledge of any of the rights of the Master Servicer hereunder or an assignment of this Agreement by the Master Servicer or a delegation of the rights or duties of the Master Servicer hereunder shall have occurred in any manner not otherwise permitted hereunder and without the prior written consent of the Indenture Trustee and Noteholders representing 66-2/3% Voting Interests.
     If the Indenture Trustee has knowledge of any Master Servicer Event of Default described in subclauses (i) through (viii) of this Section 6.11, then, in each and every case, subject to applicable law, so long as any such Master Servicer Event of Default shall not have been remedied within any period of time prescribed by this Section 6.11, if any, the Indenture Trustee, by notice in writing to the Master Servicer may, and shall if so directed by Noteholders evidencing at least 66-2/3% of the Voting Rights, terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof.
     On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer, and only in its capacity as Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in a successor designated by the Indenture Trustee pursuant to and under the terms of this Agreement; and the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The defaulting Master Servicer agrees to cooperate with the successor master servicer in effecting the termination of the defaulting Master Servicer’s responsibilities and rights hereunder as Master Servicer including, without limitation, notifying the Servicer of the assignment of the master servicing function and providing the successor master servicer all documents and records in electronic or other form reasonably requested by it to enable the successor master servicer to assume the defaulting Master Servicer’s functions hereunder and the transfer to the successor master servicer for administration by it of all amounts which shall at the time be or should have been deposited by the defaulting Master Servicer in the Payment Account maintained by the Securities Administrator and any other account or fund maintained by the Master Servicer with respect to the Notes and the Certificate or thereafter received with respect to the Mortgage Loans. As provided in the next succeeding paragraph, the Master Servicer being terminated shall bear all reasonable and properly documented out-of-pocket costs of a master servicing transfer, including but not limited to those of the successor master servicer, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending this Agreement, if necessary.
     The Indenture Trustee or the successor master servicer shall be entitled to be reimbursed from the Master Servicer (or by the Trust Fund, if the Master Servicer is unable to fulfill its obligations hereunder) for all reasonable and properly documented costs associated with the transfer of master servicing from the predecessor Master Servicer, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Indenture Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Indenture Trustee to master service the Mortgage Loans properly and effectively. If the terminated Master Servicer does not pay such reimbursement within 30 days of its receipt of an invoice therefor, such reimbursement shall be an expense of the Trust Fund and the successor master servicer shall be entitled to withdraw such reimbursement from amounts on deposit in the Payment Account pursuant to Section 7.6(e); provided, that, the terminated Master Servicer shall reimburse the Trust Fund for any such expense incurred by the Trust Fund; and provided, further, that the Indenture Trustee shall decide whether and to what extent it is in the best interest of the Noteholders and the Certificateholder to pursue any remedy against any party obligated to make such reimbursement.
     Notwithstanding the termination of its activities as Master Servicer, each terminated Master Servicer shall continue to be entitled to reimbursement to the extent provided in Section 6.3 and Section 7.6 to the extent such reimbursement relates to the period prior to such Master Servicer’s termination.
     If any Master Servicer Event of Default shall occur, of which a Responsible Officer of the Indenture Trustee has actual knowledge, the Indenture Trustee shall promptly notify each Rating Agency of the nature and extent of such Master Servicer Event of Default.
     (b) On and after the time the Master Servicer receives a notice of termination from the Indenture Trustee pursuant to Section 6.11(a) or the Indenture Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 5.8, the Indenture Trustee shall be the successor in all respects to the Master Servicer in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer hereunder; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by this Agreement shall not be considered a default by the Indenture Trustee hereunder. In addition, the Indenture Trustee shall have no responsibility for any act or omission of the Master Servicer prior to the issuance of any notice of termination and shall have no liability relating to the representations and warranties of the Master Servicer set forth in Section 3.6. In the Indenture Trustee’s capacity as such successor, the Indenture Trustee shall have the same limitations on liability herein granted to the Master Servicer. As compensation therefor, the Indenture Trustee shall be entitled to receive all compensation payable to the Master Servicer under this Agreement.
     (c) Notwithstanding the above, the Indenture Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, or does not satisfy the requirements set forth in the proviso to Section 6.4, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $25,000,000 and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to such Master Servicer in the assumption of all of the responsibilities, duties or liabilities of a master servicer, like the Master Servicer. Such successor master servicer may be an Affiliate of the Indenture Trustee; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein, at the time of designation, for a successor master servicer, the Indenture Trustee, in its individual capacity shall agree, at the time of such designation, to be and remain liable to the Issuer and the Indenture Trustee for such Affiliate’s actions and omissions in performing its duties hereunder. In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Master Servicer hereunder.
     The Indenture Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the master servicing to be conducted hereunder which are not inconsistent herewith. The Master Servicer shall cooperate with the Indenture Trustee and any successor master servicer in effecting the termination of the Master Servicer’s responsibilities and rights hereunder including, without limitation, notifying the Servicer of the assignment of the master servicing functions and providing the Indenture Trustee and successor master servicer, as applicable, all documents and records in electronic or other form reasonably requested by it to enable it to assume the Master Servicer’s functions hereunder and the transfer to the Indenture Trustee or such successor master servicer, as applicable, all amounts or investment property which shall at the time be or should have been deposited by the Master Servicer in the Payment Account and any other account or fund maintained with respect to the Notes and the Certificate or thereafter be received by it with respect to the Mortgage Loans. Neither the Indenture Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any remittance or payment hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the Master Servicer to cooperate as required by this Agreement, (iii) the failure of the Master Servicer to deliver the Mortgage Loan data to the Indenture Trustee as required by this Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer.
     SECTION 6.12 Waiver of Defaults.
     The Noteholders representing 66-2/3% of the Voting Interests may, on behalf of all Noteholders, waive any default or Master Servicer Event of Default by the Master Servicer, except that a default in the making of any required deposit to the Payment Account that would result in a failure of the Indenture Trustee to make any required payment of principal of or interest on the Notes may only be waived with the consent of 100% of the affected Noteholders. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.
     SECTION 6.13 Notification to Noteholders and to Certificateholder.
     Upon termination of the Master Servicer or appointment of a successor to the Master Servicer, in each case as provided herein, the Indenture Trustee shall promptly mail notice thereof by first class mail to the Noteholders and the Certificateholder, at the expense of the Issuer, at their respective addresses appearing on the applicable register. The Indenture Trustee shall also, within 45 days after the occurrence of any Master Servicer Event of Default known to the Indenture Trustee, give written notice thereof to the Noteholders and the Certificateholder, unless such Master Servicer Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45-day period.

SECTION 6.14	Action Upon Certain Failures of the Master Servicer and Upon Event of Default.
     In the event that a Responsible Officer of the Indenture Trustee or the Securities Administrator shall have actual knowledge of any action or inaction of the Master Servicer that would become a Master Servicer Event of Default upon the Master Servicer’s failure to remedy the same after notice, the Indenture Trustee or Securities Administrator, as applicable, shall give notice thereof to the Master Servicer.
     SECTION 6.15 Opinion.
     On or before the Closing Date, the Master Servicer shall cause to be delivered to the Depositor, the Seller, the Indenture Trustee, the Issuer, the Securities Administrator and the Servicer one or more Opinions of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the recipients thereof, as to the due authorization, execution and delivery of this Agreement by the Master Servicer and the Securities Administrator and the enforceability thereof.
ARTICLE VII
DEPOSITS AND PAYMENTS TO NOTEHOLDERS; REPORTING
     SECTION 7.1 Servicer Remittances.
     On each Servicer Remittance Date, the Servicer shall remit to the Securities Administrator the sum of the following (the “Servicer Remittance Amount”):
     (a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.6); plus
     (b) all amounts, if any, which the Servicer is obligated to advance on or before the Servicer Remittance Date pursuant to Section 7.3; minus
     (c) any amounts attributable to Principal Prepayments received after the applicable Prepayment Period which amounts shall be remitted on the following Servicer Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 4.4; and minus
     (d) any amounts attributable to Scheduled Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month in which such Servicer Remittance Date occurs, which amounts shall be remitted on the Servicer Remittance Date next succeeding the Due Period for such amounts.

     On each Servicer Remittance Date, the Servicer shall remit the Servicer Remittance Amount by wire transfer of immediately available funds to the Securities Administrator. All remittances required to be made to the Securities Administrator shall be made to the following wire account or to such other account as may be specified by the Securities Administrator from time to time:

Wells Fargo Bank, National Association
ABA#:	121000248
Account Name:	SAS Clearing
Account Number:	3970771416
For further credit to:	FBRSI 2005-3, Account # 17206900
     With respect to any remittance received by the Securities Administrator after the Servicer Remittance Date on which such remittance was due, the Servicer shall pay to the Securities Administrator interest on any such late remittance at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law, from the date such remittance was due until the date paid, both inclusive. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Servicer Event of Default by the Servicer.
     SECTION 7.2 Statements to Master Servicer and Securities Administrator.
     (a) Not later than the 10th calendar day (or if such day is not a Business Day, the succeeding Business Day) of each month, the Servicer shall furnish to the Master Servicer, and the Master Servicer shall furnish to the Depositor, the Credit Risk Manager, and the Securities Administrator (i) a monthly remittance advice in the format agreed upon by the Servicer and the Master Servicer and a monthly defaulted loan report in such format mutually agreed to among the Servicer, the Credit Risk Manager, the Master Servicer and the Securities Administrator in respect of the prior Due Period and related Prepayment Period, (ii) all such information required above on a magnetic tape or other similar media reasonably acceptable to the Credit Risk Manager, the Master Servicer and the Securities Administrator and with supporting documentation with respect to the realized losses and gains report on Exhibit E and (iii) such other information with respect to the Mortgage Loans (to the extent such information is available on the systems of the Servicer) as the Securities Administrator may reasonably require to perform its obligations under the Owner Trust Agreement. In addition, by no later than the third Business Day following the end of each Prepayment Period, the Servicer shall furnish to the Master Servicer and the Securities Administrator a monthly remittance advice, in form and substance satisfactory to them, with respect to all Principal Prepayments received during the related Prepayment Period.
     (b) The Servicer, upon written request of the Depositor or its agent, shall on an ongoing basis from information obtained through its servicing of the Mortgage Loans, provide the Depositor with any information necessary to enable the Depositor to perform its obligations in connection with any United States federal, state or local income tax return required to be filed on behalf of the Trust by the Depositor.

     (c) If a party does not act as both the Master Servicer and the Securities Administrator, not later than the Business Day prior to each Payment Date, the Master Servicer shall forward to the Securities Administrator a statement setting forth the status of any account or accounts, including any collection accounts, maintained by the Master Servicer as of the close of business on the Business Day prior to the related Payment Date, indicating that all remittances or payments required by this Agreement to be made by the Master Servicer have been made (or if any required remittance or payment has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from any account maintained by the Master Servicer.
     SECTION 7.3 Advances by Servicer.
     (a) After the Servicing Transfer Date, no later than the close of business on the Determination Date, the Servicer shall deposit in the Custodial Account from its own funds or from amounts held for future remittance an amount equal to all Scheduled Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the related Determination Date or which were deferred. Any amounts held for future remittance and so used shall be replaced by the Servicer by deposit in the Custodial Account on or before the next Servicer Remittance Date. The Servicer’s obligation to make such Monthly Advances as to any Mortgage Loan will continue through the later of (i) the last Scheduled Monthly Payment due prior to the payment in full of the Mortgage Loan, or (ii) the last Servicer Remittance Date prior to the Servicer Remittance Date for the remittance of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan; provided, however, that any such obligation under this Section 7.3 shall cease with respect to a Mortgage Loan if the Servicer determines, in its sole reasonable opinion, that Monthly Advances with respect to such Mortgage Loan are Non-recoverable Advances. In the event that the Servicer determines that any such Monthly Advances are Non-recoverable Advances, the Servicer shall provide the Master Servicer with a certificate signed an officer of the Servicer evidencing such determination and setting forth the basis for such determination, and the Master Servicer shall provide such certificate to the Depositor and the Securities Administrator.
     (b) If the Servicer fails to remit a Monthly Advance, the Indenture Trustee or any successor servicer, in its capacity as successor servicer, shall make such Advance. If the Indenture Trustee or any successor servicer determines that a Monthly Advance is required, it shall, on the Business Day immediately prior to the related Payment Date, deposit in the Custodial Account immediately available funds in an amount equal to such Monthly Advance. The Indenture Trustee or any successor servicer shall be entitled to be reimbursed from the Payment Account in accordance with Section 7.6 for all Monthly Advances made by it from late collections related to such Mortgage Loan or from other funds as provided in Section 7.6. Notwithstanding anything to the contrary herein, in the event the Indenture Trustee or any successor servicer determines in its reasonable judgment that a Monthly Advance is a Non-recoverable Advance, the Indenture Trustee or any successor servicer shall be under no obligation to make such Monthly Advance. In the event that the Indenture Trustee or any successor servicer determines that any such Monthly Advances are Non-recoverable Advances, the Indenture Trustee or any successor servicer shall provide the Indenture Trustee and the

Depositor with a certificate signed by two officers of the Indenture Trustee or any successor servicer evidencing such determination and setting forth the basis for such determination.
     SECTION 7.4 [Reserved].
     SECTION 7.5 [Reserved].
     SECTION 7.6 The Payment Account.
     (a) The Securities Administrator shall segregate and hold all funds collected and received pursuant to this Agreement and the Assignment and Recognition Agreement separate and apart from any of its own funds and general assets, and shall establish and maintain a Payment Account, in the form of time deposit or demand accounts, titled “Payment Account of Wells Fargo Bank, National Association, as Securities Administrator, for the benefit of FBR Securitization Trust 2005-3.” The Payment Account shall be established as an Eligible Account. Any funds deposited in the Payment Account may be invested, but only in Eligible Investments selected by the Master Servicer. The Master Servicer shall be entitled to all investment income with respect to such investments and shall deposit in the Payment Account promptly any loss on any such investment.
     (b) If an existing Payment Account ceases to be an Eligible Account, the Securities Administrator shall establish a new Payment Account that is an Eligible Account within ten days and transfer all funds and investment property on deposit in such existing Payment Account into such new Payment Account.
     (c) The Payment Account shall initially be maintained at Wells Fargo Bank, N.A. The Securities Administrator shall give to the Master Servicer and the Indenture Trustee prior written notice of the name and address of any other depository institution at which the Payment Account is maintained and the account number of such Payment Account. The Securities Administrator shall take such actions as are necessary to cause the depository institution holding the Payment Account to hold such account in the name of the Indenture Trustee.
     (d) The Securities Administrator promptly shall deposit or cause to be deposited into the Payment Account all amounts remitted to it by the Servicer pursuant to Section 7.1 or the Assignment and Recognition Agreement, the Cap Payments remitted to it by the Cap Provider and the proceeds of the disposition of any Mortgage Loan pursuant to Section 4.2. On each Payment Date, the entire amount on deposit in the Payment Account (subject to permitted withdrawals) shall be applied to make the required payment of principal and/or interest on each class of Notes and to make any required distributions on the Certificate.
     (e) The Securities Administrator shall make withdrawals from the Payment Account only for the purposes set forth in Section 7.7 and for the following purposes:
     (i) to withdraw amounts deposited in the Payment Account in error;
     (ii) to make payments pursuant to this Article VII and the terms of the Indenture and the Owner Trust Agreement;

     (iii) to reimburse the Servicer (or, if applicable, the Indenture Trustee or the successor servicer) for Monthly Advances or Servicing Advances made by any such party, such right to reimbursement pursuant to this subclause (iii) being limited to amounts received on or in respect of a particular Mortgage Loan (including, for this purpose, Liquidation Proceeds and amounts representing Insurance Proceeds with respect to the property subject to the related Mortgage) which represent late recoveries (net of the applicable Servicing Fee) of payments of principal or interest respecting which any such Advance was made, it being understood, in the case of any such reimbursement, that the Servicer’s right thereto shall be prior to the rights of the Noteholders and the Certificateholder;
     (iv) to reimburse the Servicer (or, if applicable, the Indenture Trustee or the successor servicer) following a final liquidation of a Mortgage Loan for any previously unreimbursed Monthly Advances made by any such party (A) that such party determines in good faith will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan and/or (B) to the extent that such unreimbursed Monthly Advances exceed the related Liquidation Proceeds or Insurance Proceeds, it being understood, in the case of each such reimbursement, that the Servicer’s right thereto shall be prior to the rights of the Noteholders and the Certificateholder;
     (v) to reimburse the Servicer (or, if applicable, the Indenture Trustee or the successor servicer) from Liquidation Proceeds for amounts expended by it in good faith in connection with the restoration of damaged property and, to the extent that Liquidation Proceeds after such reimbursement exceed the unpaid principal balance of the related Mortgage Loan, together with accrued and unpaid interest thereon at the applicable Mortgage Rate less the applicable Servicing Fee Rate for such Mortgage Loan to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself or the Servicer out of such excess the amount of any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan and to retain any excess remaining thereafter as additional servicing compensation, it being understood, in the case of any such reimbursement or payment, that such Servicer’s right thereto shall be prior to the rights of the Noteholders and the Certificateholder;
     (vi) to pay to the Originator, Seller or Servicer, as applicable, with respect to each Mortgage Loan or REO Property acquired in respect thereof that has been purchased pursuant to this Agreement, all amounts received thereon and not remitted on the date on which the related purchase was effected, and to pay to the applicable party any Monthly Advances and Servicing Advances to the extent specified in the definition of Repurchase Price;
     (vii) to the extent not paid by the Servicer, to pay any insurance premium with respect to a Mortgage Loan;
     (viii) to pay to the Master Servicer income earned on the investment of funds on deposit in the Payment Account;

     (ix) on or immediately prior to each Payment Date, to pay to the Credit Risk Manager the Credit Risk Manager’s Fee;
     (x) to make payment of expenses and indemnities to itself, the Master Servicer and the Servicer, pursuant to any provision of this Agreement or the Indenture;
     (xi) to make payment to the Owner Trustee, the Owner Trustee Fee;
     (xii) to reimburse a successor master servicer (solely in its capacity as successor master servicer), for any fee or advance occasioned by a termination of the Master Servicer, and the assumption of such duties by the Indenture Trustee or a successor master servicer appointed by the Indenture Trustee pursuant to Section 6.11, in each case to the extent not reimbursed by the terminated Master Servicer, it being understood, in the case of any such reimbursement or payment, that the right of the Master Servicer or the Indenture Trustee thereto shall be prior to the rights of the Noteholders and the Certificateholder;
     (xiii) to pay the Monthly Insurance Premium (plus applicable taxes) for the months of November and December 2005; and
     (xiv) to clear and terminate the Payment Account pursuant to Article IX.
     In connection with withdrawals pursuant to subclauses (iii), (iv), (v) and (vi) above, the Master Servicer’s or the Servicer’s or such other Person’s entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan. The Securities Administrator shall therefore keep and maintain a separate accounting for each Mortgage Loan for the purpose of justifying any withdrawal from the Payment Account it maintains pursuant to such subclauses.
     SECTION 7.7 Payments from the Payment Account.
     (a) On each Payment Date, the Securities Administrator (or the Paying Agent on behalf of the Securities Administrator) shall withdraw amounts on deposit in the Payment Account and shall apply such amount as specified in this Section 7.7.
     (b) On each Payment Date, other than a date on which an Indenture Event of Default has occurred and is continuing, the Securities Administrator (or the Paying Agent on behalf of the Securities Administrator) will pay the following amounts, in the following order of priority, from Available Funds, based solely on the information from the Servicer Report:
     (i) Interest Proceeds will be paid in the following order of priority:
     (A) From the Interest Proceeds for the Group 1 Mortgage Loans:
     (1) To pay (a) the Credit Risk Manager’s Fee and (b) any indemnities and expenses due and payable to the Servicer, the Master Servicer, the Securities Administrator, the Owner Trustee, the Indenture Trustee and the Custodian, in each case relating to or otherwise allocable to the Group 1 Mortgage Loans (or, if such indemnities or expenses do not relate specifically to a Mortgage Loan Group, the pro rata percentage of such indemnities and expenses, based upon the aggregate Scheduled Principal Balance of the Mortgage Loans in each Mortgage Loan Group);
     (2) To pay to the Class AV1 Notes, its Current Interest;
     (3) To pay concurrently to each class of the Class AV2 Notes, pro rata based upon the entitlement of each such class, an amount equal to the excess, if any, of (a) the amount required to be paid pursuant to clause (B)(2) below over (b) the actual amount paid pursuant to that clause from the Interest Proceeds for the Group 2 Mortgage Loans;
     (B) From the Interest Proceeds for Group 2 Mortgage Loans:
     (1) To pay (a) the Credit Risk Manager’s Fee and (b) any indemnities and expenses due and payable to the Servicer, the Master Servicer, the Securities Administrator, the Owner Trustee, the Indenture Trustee and the Custodian, in each case relating to or otherwise allocable to the Group 2 Mortgage Loans (or, if such indemnities or expenses do not relate specifically to a Mortgage Loan Group, the pro rata percentage of such indemnities and expenses, based upon the aggregate Scheduled Principal Balance of the Mortgage Loans in each Mortgage Loan Group);
     (2) To pay concurrently to each class of the Class AV2 Notes, pro rata based upon the entitlement of each such class, its Current Interest;
     (3) To pay to the Class AV1 Notes an amount equal to the excess, if any, of (a) the amount required to be paid pursuant to class (A)(2) above over (b) the actual amount paid pursuant to that clause from the Interest Proceeds for the Group 1 Mortgage Loans;
(C) To pay, from any remaining Interest Proceeds, sequentially to each class of Class M Notes in numeric order, its Current Interest;
(ii) Principal Proceeds will be paid in the following order of priority:
(A) On any Payment Date prior to the Stepdown Date or if a Trigger Event is in effect, the Principal Payment Amount will be paid first concurrently as provided in clauses (1) and (2) below, and thereafter as provided in clause (3) below:
     (1) To pay the Group 1 Principal Payment Amount to the Class AV1 Notes until its Class Principal Amount has been reduced to zero, and thereafter, as provided in clause (ii)(A)(2) below after application of the Group 2 Principal Payment Amount;

     (2) To pay the Group 2 Principal Payment Amount sequentially to the Class AV2-1, Class AV2-2, Class AV2-3 and Class AV2-4 Notes, in that order, in each case until their respective Class Principal Amounts has been reduced to zero, and thereafter, as provided in clause (ii)(A)(1) above after application of the Group 1 Principal Payment Amount;
provided, however, that if the aggregate Adjusted Class Principal Amounts of the Class M Notes are reduced to zero, principal payments made to the Class AV2 Notes will be paid pro rata.
     (3) To pay sequentially the balance of the Principal Payment Amount to each class of the Class M Notes in numeric order until the Adjusted Class Principal Amount of each such class has been reduced to zero.
(B) On any Payment Date on or after the Stepdown Date and if a Trigger Event is not in effect, the Principal Payment Amount will be paid first concurrently as provided in clauses (1) and (2) below, and thereafter as provided in clause (3) below:
     (1) To pay the lesser of the Group 1 Principal Payment Amount and a portion of the Senior Principal Payment Amount determined in accordance with the Allocation Percentage for the Group 1 Mortgage Loans to the Class AV1 Notes, until its Class Principal Amount has been reduced to zero, and thereafter, as provided below in clause (ii)(B)(2) after application of the Group 2 Principal Payment Amount or the applicable portion of the Senior Principal Payment Amount, as the case may be; and
     (2) To pay the lesser of the Group 2 Principal Payment Amount and a portion of the Senior Principal Payment Amount determined in accordance with the Allocation Percentage for the Group 2 Mortgage Loans, sequentially to the Class AV2-1, Class AV2-2, Class AV2-3 and Class AV2-4 Notes, in that order, in each case until their respective Class Principal Amounts have been reduced to zero, and thereafter, as provided in clause (ii)(B)(1) above, after application of the Group 1 Principal Payment Amount or the applicable portion of the Senior Principal Payment Amount, as the case may be;
provided, however, that if the aggregate Adjusted Class Principal Amounts of the Class M Notes are reduced to zero, principal payments made to the Class AV2 Notes will be paid pro rata.
     (3) To pay to each of the Class M Notes sequentially their respective Principal Payment Amounts until the Adjusted Class Principal Amount of each such class has been reduced to zero.

(iii) Excess Cashflow will be paid in the following order of priority:
(A) To pay to each of the Class A Notes, pro rata based upon the entitlement of each such class, any remaining unpaid Current Interest;
(B) To pay the Overcollateralization Deficiency Amount as principal on the Offered Notes, payable in accordance with the payment of Principal Proceeds as set forth in (ii) above, with amounts allocated between the Class AV1 Notes and Class AV2 Notes based upon the respective Allocation Percentages for the Group 1 and Group 2 Mortgage Loans;
(C) To pay sequentially to each class of Class M Notes in numeric order, any remaining unpaid Current Interest;
(D) If any Class Impairment Amount exists, sequentially to each class of Class M Notes in numeric order, to pay principal with respect to such class of Notes in reduction of its Class Principal Amount an amount equal to the Class Impairment Amount for such class;
(E) To pay any Basis Risk Shortfall payable to each class of Offered Notes, pro rata based upon the entitlement of such class;
(F) To pay any Deferred Interest sequentially to each class of M Notes in numeric order;
(G) To pay sequentially to the Class N-1 Notes and Class N-2 Notes, their respective Interest Payment Amounts for such Payment Date, and thereafter, to pay the Class N Principal Payment Amount for such Payment Date to the Class N-1 Notes until its Class Principal Amount has been reduced by zero, and finally, to the Class N-2 Notes until its Class Principal Amount has been reduced to zero; and
(H) To pay any remaining Excess Cashflow to the Certificate.
     (c) On the Optional Termination Date, the Securities Administrator (or the Paying Agent on behalf of the Securities Administrator) shall pay to each class of Notes the related Redemption Price.
     (d) If the Indenture Trustee collects any money in relation to an Indenture Event of Default pursuant to Article V of the Indenture, the Indenture Trustee shall remit such funds to the Securities Administrator, which shall pay out the money in the following order:
     (i) first: to the Indenture Trustee, for costs or expenses, including reasonable out-of-pocket attorneys’ fees, incurred by it in connection with the enforcement of the remedies provided for in this Agreement and for any other unpaid amounts due to the Indenture Trustee hereunder, to the Securities Administrator for any amounts due and owing to it, to the Master Servicer for any amounts due and owing to it under this Agreement and the other Operative Agreements, and to the Owner Trustee, to the extent of any fees and expenses due and owing to it (including pursuant to Section 7.3 of the Owner Trust Agreement) and for any other unpaid amounts due to the Owner Trustee, to the extent of any fees and expenses due and owing to it;
     (ii) second: to the Servicer for any fees then due and unpaid and any unreimbursed Advances;
     (iii) third: to the Notes, all accrued and unpaid interest thereon (including Deferred Interest and Basis Risk Shortfalls) and amounts in respect of the Class Principal Amount according to the priorities set forth in Section 7.7 of this Agreement; provided, however, that accrued and unpaid interest shall be paid to each class of Offered Notes before any payments in respect of principal; and
     (iv) fourth: to the Owner Trustee or its Paying Agent for any amounts to be distributed to the Certificateholder.
     The Securities Administrator may fix a record date and payment date for any payment to Noteholders pursuant to this Section 7.7(g). At least 15 days before such record date, the Securities Administrator shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.
     (e) On each Payment Date, the Securities Administrator (or the Paying Agent on behalf of the Securities Administrator) shall apply any Cap Payment as Interest Proceeds pursuant to Section 7.7(b)(i).
     (f) On each Payment Date, the Securities Administrator (or the Paying Agent on behalf of the Securities Administrator) shall apply any Prepayment Premiums received by it on the Mortgage Loans with respect to such Payment Date to the payment of interest and principal on the Class N Notes and, if the Class Principal Amounts of the Class N Notes have been reduced to zero, to the Certificate.
     (g) If additional amounts are recovered in any calendar month with respect to a Mortgage Loan following Liquidation and the determination of the amount Realized Losses with respect thereto, (i) such recovery shall be part of the Principal Proceeds for the applicable Mortgage Loan Group on the following Payment Date, and (ii) the Class Impairment Amount, if any, of the most senior Class M Note with a Class Impairment Amount, shall be reduced by the amount of such recovery.

SECTION 7.8	[Reserved].

SECTION 7.9	Reports to the Indenture Trustee, the Noteholders and the Certificateholder.
     (a) On each Payment Date, the Securities Administrator shall make available to the Indenture Trustee, each Noteholder, the Certificateholder, the Depositor, the Credit Risk Manager and the Cap Provider, a report containing information with respect to such Payment Date, including the following items (on the basis of information provided with respect to the Mortgage Loans on the Servicer Report):

     (i) the Current Interest of each class of Offered Notes and the calculation thereof including the amount of any Deferred Interest with respect to any Class M Notes;
     (ii) the interest accrued on each class of Class N Notes during the related Interest Accrual Period and the Interest Payment Amount (separately stating the amounts of current interest and previously accrued and unpaid interest) and if the amount accrued is more than the amount paid, the amount of such shortfall;
     (iii) the Note Interest Rate applicable to such Payment Date with respect to each class of Notes;
     (iv) the Interest Proceeds with respect to each Mortgage Loan Group;
     (v) the Principal Proceeds, including Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments in the nature of principal, with respect to each Mortgage Loan Group;
     (vi) the Principal Payment Amount of each Class of Notes, including the Class N Principal Payment Amount payable to each class of Class N Notes.
     (vii) the Class Principal Amount of each class of Notes, to the extent applicable, as of such Payment Date after giving effect to payments allocated to principal reported under subclause (i) above and the Class Impairment Amount, if any, of each class of Class M Notes;
     (viii) the amount, if any, of any payment to the Certificateholder;
     (ix) the amount of any Realized Losses incurred with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date;
     (x) the amount of the Servicing Fees, Credit Risk Manager’s Fees and Monthly Insurance Premiums paid during the Due Period to which such Payment Date relates;
     (xi) the total number of Mortgage Loans, the aggregate Scheduled Principal Balance of all the Mortgage Loans as of the close of business on the last day of the related Due Period, after giving effect to payments allocated to principal reported under subclause (i) above;
     (xii) the number and aggregate Scheduled Principal Balance of Mortgage Loans, as reported to the Master Servicer and the Securities Administrator by the Servicer:
     (A) remaining outstanding,
     (B) delinquent 30 to 59 days on a contractual basis,

     (C) delinquent 60 to 89 days on a contractual basis,
     (D) delinquent 90 or more days on a contractual basis,
     (E) as to which foreclosure proceedings have been commenced as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs,
     (F) in bankruptcy, and
     (G) that are REO Properties;
     (xiii) the aggregate Scheduled Principal Balance of any Mortgage Loans with respect to which the related Mortgaged Property became an REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs;
     (xiv) with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each Deleted Mortgage Loan and of each Qualified Substitute Mortgage Loan;
     (xv) the aggregate amount of any Monthly Advances made by or on behalf of the Servicer solely to the extent reported to the Securities Administrator by the Master Servicer; and
     (xvi) LIBOR with respect to such Payment Date and the following Interest Accrual Period.
     The Securities Administrator will make such report and additional loan level information (and, at its option, any additional files containing the same information in an alternative format) available each month to the Rating Agencies, the Indenture Trustee, the Noteholders, the Certificateholder, the Depositor, the Credit Risk Manager and the Cap Provider via the Securities Administrator’s website. The Securities Administrator’s website can be accessed at www.ctslink.com. Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Such parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at the address set forth herein, and indicating such. The Securities Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.
     The foregoing information and reports shall be prepared and determined by the Securities Administrator based solely on Mortgage Loan data provided to the Master Servicer and the Securities Administrator by the Servicer pursuant to Section 7.2. In preparing or furnishing the foregoing information, the Securities Administrator shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans and the related REO Property that have been provided to the Master Servicer and the Securities Administrator by the Servicer,

and neither the Securities Administrator nor the Master Servicer shall be obligated to verify, recompute, reconcile or recalculate any such information or data.
     (b) Upon the reasonable advance written request of any Noteholder that is a savings and loan, bank or insurance company, which request, if received by the Indenture Trustee shall be forwarded promptly to the Securities Administrator, the Securities Administrator shall provide, or cause to be provided (or, to the extent that such information or documentation is not required to be provided by the Servicer, shall use reasonable efforts to obtain such information and documentation from the Servicer, and provide), to such Noteholder such reports and access to information and documentation regarding the Mortgage Loans as such Noteholder may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to an investment in the Notes; provided, however, that the Securities Administrator shall be entitled to be reimbursed by such Noteholder for actual expenses incurred in providing such reports and access.
     (c) Within 90 days, or such shorter period as may be required by statute or regulation, after the end of each calendar year, upon written request, the Securities Administrator shall have prepared and shall make available to each Person who at any time during the calendar year was a Noteholder of record, and make available to such Noteholders, to the extent required by and in accordance with applicable regulations, a report summarizing the items provided to the Noteholders pursuant to Section 7.9(a) above on an annual basis as may be required to enable such Noteholders to prepare their federal income tax returns; provided, however, that this Section 7.9(c) shall not be applicable where relevant reports or summaries are required elsewhere in this Agreement. Such information shall include the amount of original issue discount accrued on each class of Notes and information regarding the expenses of the Issuer. The Securities Administrator shall be deemed to have satisfied such requirement if it forwards such information in any other format permitted by the Code.
     (d) The Securities Administrator shall furnish any other information that is required by the Code and regulations thereunder to be made available to the Noteholders and the Certificateholder.
     SECTION 7.10 Preparation of Reports.
     (a) The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K, attaching copies of the transaction agreements but not the investor report provided pursuant to Section 7.9. Thereafter, within 15 days after each Payment Date, the Securities Administrator shall, in accordance with industry standards customary for securities similar to the Notes as required by the Exchange Act and the rules and regulations of the Commission, file with the Commission via EDGAR, a Form 8-K with a copy of the statement to the Noteholders and the Depositor for such Payment Date as an exhibit thereto.
     (b) Prior to January 30, 2006, the Securities Administrator shall, in accordance with industry standards applicable to the Securities, file a Form 15 Suspension Notification with respect to the Issuer, if applicable. Prior to (i) March 20, 2006 and (ii) unless and until a Form 15 Suspension Notification shall have been filed, prior to March 20th of each year thereafter, the Master Servicer shall provide the Securities Administrator with a Master Servicer Certification, together with a copy of the annual independent accountant’s servicing report and annual statement of compliance of the Servicer to be delivered pursuant to this Agreement and, the annual independent accountant’s servicing report and annual statement of compliance to be delivered by the Master Servicer pursuant to Sections 5.4 and 5.5. A copy of such Master Servicer Certification, including the related statements and reports, shall be provided to the Depositor. Prior to (i) March 31, 2006 and (ii) unless and until a Form 15 Suspension Notification shall have been filed, March 31 of each year thereafter, the Securities Administrator shall prepare (and the Master Servicer will execute) a Form 10-K, in substance conforming to industry standards applicable to the Securities, with respect to the Issuer. The Form 10-K shall include the Master Servicer Certification.
     (c) The Depositor hereby grants to the Securities Administrator and the Master Servicer, as applicable, a limited power of attorney to execute each such Form 8-K and Form 10-K on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Securities Administrator from the Depositor of written termination of such power of attorney and (ii) the termination of the Issuer. The Depositor agrees to promptly furnish to the Securities Administrator, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Depositor reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Securities Administrator shall have no responsibility to file any items other than those specified in this section.
     (d) Each person (including their officers or directors) that signs any Form 10-K and Form 8-K Certification shall be entitled to indemnification from the Trust Fund for any liability or expense incurred by it in connection with such certification, other than any liability or expense attributable to such Person’s own bad faith, negligence or willful misconduct. The provisions of this subsection shall survive any termination of this Agreement and the resignation or removal of such Person.
ARTICLE VIII
CONCERNING THE SECURITIES ADMINISTRATOR
     SECTION 8.1 Duties of the Securities Administrator.
     (a) The Securities Administrator shall perform such duties and only such duties that are specifically set forth in the this Agreement and the other Operative Agreements.
     (b) The Issuer will indemnify the Securities Administrator, and its agents for, and hold them harmless against, any losses, liability or expense incurred without gross negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by this Agreement and the other Operative Agreements, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under this Agreement and the other Operative Agreements.

     (c) The Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it, which are specifically required to be furnished pursuant to any provision of this Agreement and the Operative Agreements, shall examine them to determine whether they conform to the requirements of this Agreement and the Operative Agreements; provided, however, that the Securities Administrator shall not be responsible for the accuracy or content of any resolution, certificate statement, opinion, report, document, order or other instrument furnished by the Servicer, the Seller, the Master Servicer or the Depositor. If any such instrument is found not to conform to the requirements of this Indenture in a material manner, the Securities Administrator shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, the Securities Administrator will provide notice to the Noteholders. Notwithstanding the foregoing, the Securities Administrator shall have no obligation to reconcile, recompute or recalculate any remittances or reports of the Servicer or the Cap Provider, and the Securities Administrator may fully rely upon and shall have no liability with respect to information provided by the Servicer or the Cap Provider.
     (d) On each Payment Date, the Securities Administrator, as paying agent, shall make monthly payments and the final payment to the Noteholders as provided in Section 7.7 of this Agreement.
     (e) No provision of this Agreement shall be construed to relieve the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:
     (i) The duties and obligations of the Securities Administrator shall be determined solely by the express provisions of this Agreement and the Operative Agreements; the Securities Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, the Owner Trust Agreement or the Indenture; no implied covenants or obligations shall be read into this Agreement and the Operative Agreements against the Securities Administrator and, in the absence of bad faith on the part of the Securities Administrator, the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Securities Administrator that conform to the requirements of this Agreement and the Operative Agreements, as applicable;
     (ii) The Securities Administrator shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Securities Administrator unless it shall be proved that the Securities Administrator was negligent in ascertaining or investigating the facts related thereto;
     (iii) The Securities Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or at the direction of Noteholder as provided herein relating to the time, method and place of conducting any remedy pursuant to this Agreement and the Operative Agreements, or exercising or omitting to exercise any trust or power conferred upon the Securities Administrator under this Agreement and the Operative Agreements; and
     (iv) The Securities Administrator shall not be required to expend or risk its own funds or otherwise incur financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it, and none of the provisions contained in this Indenture shall in any event require the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement and the Operative Agreements.
     In carrying out the foregoing duties or any of its other obligations under this Agreement, the Securities Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Securities Administrator’s opinion, no less favorable to the Issuer than would be available from unaffiliated parties.
     In carrying out the foregoing duties or any of its other obligations under this Agreement, the Securities Administrator shall be subject to the same standard of care and have the same rights, indemnifications and immunities as the Indenture Trustee under the Indenture, including, without limitation, the right to reimbursement and indemnification on behalf of the Issuer from funds in the Payment Account for all losses, costs and expenses of any kind or nature (including without limitation attorneys’ fees and disbursements) incurred by the Securities Administrator (including without limitation in its various capacities as Paying Agent, Certificate Paying Agent, Certificate Registrar and Note Registrar) in connection with the performance of its duties hereunder or under any other Operative Agreement.
     The Securities Administrator in its capacity as the Certificate Registrar, and upon a request received from the Owner Trustee, shall promptly notify the Certificateholder of (i) any change in the Corporate Trust Office of the Owner Trustee, (ii) any amendment to the Owner Trust Agreement requiring notice be given to the Certificateholder and (iii) any other notice required to be given to the Certificateholder by the Owner Trustee under the Owner Trust Agreement.
     SECTION 8.2 Records.
     The Securities Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer and the Depositor upon reasonable advance notice at any time during normal business hours.
     SECTION 8.3 Compensation.
     The Securities Administrator will perform the duties and provide the services called for under Sections 8.1 and 8.2 above for such compensation as shall be agreed upon between the Securities Administrator and the Master Servicer.

     SECTION 8.4 Independence of the Securities Administrator.
     For all purposes of this Agreement, the Securities Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Securities Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.
     SECTION 8.5 No Joint Venture.
     Nothing contained in this Agreement (a) shall constitute the Securities Administrator, the Master Servicer, the Servicer, the Seller or the Depositor, respectively, and any of the Issuer, the Indenture Trustee or the Owner Trustee, as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (b) shall be construed to impose any liability as such on any of them or (c) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.
     SECTION 8.6 Other Activities of Securities Administrator and the Depositor.
     Nothing herein shall prevent the Securities Administrator, the Depositor or their respective Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an Securities Administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer or the Owner Trustee.
     SECTION 8.7 Certain Matters Affecting the Securities Administrator.
     (a) The Securities Administrator may request and conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) The Securities Administrator may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
     (c) The Securities Administrator shall not be under any obligation to exercise any of the powers vested in it by this Agreement and the Operative Agreements or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Agreement and the Operative Agreements, unless such Noteholders shall have offered to the Securities Administrator reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

     (d) The Securities Administrator shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement and the Operative Agreements;
     (e) The Securities Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Noteholders entitled to at least 25% of the Voting Interests; provided, however, that if the payment within a reasonable time to the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Securities Administrator not reasonably assured to the Securities Administrator by such Noteholders, the Securities Administrator may require reasonable indemnity satisfactory to it against such expense, or liability from such Noteholders as a condition to taking any such action;
     (f) The Securities Administrator may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, attorneys or a custodian;
     (g) The Securities Administrator shall not be liable for any loss on any investment of funds pursuant to this Indenture or this Agreement (other than as issuer of the investment security);
     (h) The Securities Administrator shall not be deemed to have notice of any Indenture Event of Default or Servicer Event of Default unless a Responsible Officer of the Securities Administrator has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Securities Administrator at the Corporate Trust Office of the Securities Administrator, and such notice references the Notes and this Agreement. The Securities Administrator shall not have any responsibility or liability for any action or failure to act by the Master Servicer, the Servicer or any Seller nor shall the Securities Administrator be obligated to supervise or monitor the performance of the Master Servicer, Servicer or any Seller hereunder or otherwise;
     (i) The rights, privileges, protections, immunities and benefits given to the Securities Administrator, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, each Paying Agent, Note Registrar, the Certificate Registrar, the Certificate Paying Agent, agent, custodian and other Person employed to act hereunder;
     (j) The right of the Securities Administrator to perform any discretionary act enumerated in this Agreement and the Operative Agreements shall not be construed as a duty, and the Securities Administrator shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and
     (k) Notwithstanding anything in this Indenture to the contrary, in no event shall the Securities Administrator be liable to any Person for any act or omission of the Master Servicer, the Servicer, the Interim Servicer, the Owner Trustee, the Indenture Trustee, the Cap Provider, the Seller or the Custodian.

     SECTION 8.8 Securities Administrator Not Liable for Notes or Mortgage Loans.
     The recitals contained herein and in the Notes (other than the authentication and countersignature on the Notes) shall be taken as the statements of the Issuer, and neither the Securities Administrator, the Paying Agent nor the Note Registrar assumes any responsibility for the correctness of the same. The Securities Administrator does not make any representations or warranties as to the validity or sufficiency of this Agreement, the Operative Agreements or of the Notes (other than the countersignature on the Notes) or of any Mortgage Loan or related document or of MERS or the MERS System. The Securities Administrator shall not be accountable for the use or application by the Depositor of any of the Notes or of the proceeds of such Notes, or for the use or application of any funds paid to the Depositor in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account by the Servicer. The Securities Administrator shall not have any duty (a) to see to any recording, filing or depositing of this Agreement, the Operative Agreements or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording, filing or depositing thereof, (b) to see to any insurance or (c) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund.
     SECTION 8.9 Securities Administrator May Own Notes.
     The Securities Administrator, in its individual capacity, or in any capacity other than as Securities Administrator hereunder, may become the owner or pledgee of any Notes with the same rights as it would have if it were not Securities Administrator, and may otherwise deal with the parties hereto.
     SECTION 8.10 Expenses of the Securities Administrator.
     The Securities Administrator and its officers, directors, employees and agents will be entitled to recover from the Trust Fund from amounts held in the Payment Account, and shall be indemnified from the Trust Fund for, all reasonable out-of-pocket expenses, disbursements, and advances, including costs of collection, upon any Indenture Event of Default, any breach of this Agreement and the Operative Agreements or any loss, liability, expense, claim or legal action (including any pending or threatened claim or legal action) incurred or made by any of them in the performance of their duties under this Agreement and the Operative Agreements (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, loss, liability, disbursement or advance as may arise from its negligence or intentional misconduct. If funds in the Payment Account are insufficient therefor, the Securities Administrator shall recover such expenses from future funds deposited in the Payment Account. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a Securities Administrator of an express trust. Such obligations shall survive the termination of this Agreement and the Operative Agreements and the removal or resignation of the Securities Administrator.

     SECTION 8.11 Eligibility Requirements for the Securities Administrator.
     The Securities Administrator hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, and shall each have a combined capital and surplus of at least $50,000,000, a minimum long-term debt rating in the third highest rating category by each Rating Agency, a minimum short-term debt rating in the second highest rating category by a Rating Agency, and shall each be subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.11, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 8.11, the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 8.12.
     SECTION 8.12 Resignation and Removal of the Securities Administrator.
     The Securities Administrator (including the Securities Administrator as Paying Agent and as Note Registrar) may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the Seller, the Master Servicer, the Servicer and each Rating Agency. Upon receiving such notice of resignation of the Securities Administrator, the Depositor shall promptly appoint a successor Securities Administrator that meets the requirements in Section 8.11, by written instrument, in duplicate, one copy of which instrument shall be delivered to each of the resigning Securities Administrator and one copy to the successor Securities Administrator. If no successor Securities Administrator shall have been so appointed and having accepted appointment within 60 days after the giving of such notice of resignation, the resigning Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Securities Administrator.
     If at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 8.11 or if at any time the Securities Administrator shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Securities Administrator (including the Securities Administrator as Paying Agent and as Note Registrar). If the Depositor removes the Securities Administrator under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Securities Administrator that meets the requirements of Section 8.11, by written instrument, in duplicate, one copy of which instrument shall be delivered to the successor Securities Administrator and one copy to each of the Master Servicer and the Servicer.
     The Holders of Notes entitled to at least 51% of the Voting Rights may at any time remove the Securities Administrator (including the Securities Administrator as Paying Agent and as Note Registrar) and appoint a successor Securities Administrator by written instrument or instruments signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Securities Administrator so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Noteholders, the Securities Administrator and the Master Servicer and the Servicer by the Depositor.
     SECTION 8.13 Successor Securities Administrator.
     Any successor Securities Administrator appointed as provided in Section 8.12 shall execute, acknowledge and deliver to the Depositor, the Issuer, the Indenture Trustee, the Seller, the Servicer, the Credit Risk Manager, the Master Servicer and to its predecessor Securities Administrator an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Securities Administrator shall become effective, and such successor Securities Administrator without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Securities Administrator. The Depositor, the Issuer, the Seller, the Indenture Trustee, the Servicer, the Credit Risk Manager, the Master Servicer and the predecessor Securities Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Securities Administrator, all such rights, powers, duties and obligations.
     No successor Securities Administrator shall accept appointment as provided in this Section 8.13 unless at the time of such acceptance such successor Securities Administrator shall be eligible under the provisions of Section 8.11, and the appointment of such successor Securities Administrator shall not result in a downgrading of the Classes of Notes rated by any Rating Agency, as evidenced by a letter from each Rating Agency.
     Upon acceptance of appointment by a successor Securities Administrator as provided in this Section 8.13, the successor Securities Administrator shall mail notice of such appointment hereunder to all Holders of Notes at their addresses as shown in the Note Register and to the Rating Agencies.
     SECTION 8.14 Merger or Consolidation of Securities Administrator.
     Any corporation or association into which the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Securities Administrator shall be a party, or any corporation or association succeeding to the business of the Securities Administrator shall be the successor of the Securities Administrator hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.11, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

ARTICLE IX
TERMINATION
     SECTION 9.1 Termination.
     The respective obligations and responsibilities of the Master Servicer, the Securities Administrator, the Depositor, the Issuer, the Servicer, the Credit Risk Manager, the Seller and the Indenture Trustee created hereby (other than obligations expressly stated to survive the termination of the Trust) shall terminate on the date (the “Termination Date”) which is the earlier to occur of:
     (i) the day after the day on which the Notes are paid in full (including payment pursuant to Section 9.2 below); and
     (ii) the date that is 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.
     SECTION 9.2 Optional Termination; Clean-up Call; Termination Prior to Maturity Date.
     (a) On any Payment Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the Related Due Period is equal to or less than 30% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date, the Certificateholder shall have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Issuer for a price equal to or greater than the Redemption Price. The Servicer will be reimbursed from the Redemption Price for any outstanding Monthly Advances, Servicing Advances, unpaid Servicing Fees and other amounts not previously reimbursed pursuant to the provisions of this Agreement, as applicable, and the Securities Administrator, the Master Servicer, the Owner Trustee and the Indenture Trustee shall be reimbursed for any previously unreimbursed amounts for which they are entitled to be reimbursed pursuant to this Agreement and any other Operative Agreement, the Indenture or the Owner Trust Agreement, as applicable. If such option is exercised, the Issuer will be terminated resulting in a mandatory redemption of the Notes. The Certificateholder shall deliver written notice of its intention to exercise such option to the Issuer, the Depositor, the Securities Administrator, the Indenture Trustee and the Master Servicer not less than 30 days prior to the applicable Payment Date.
     In connection with such purchase, the Certificateholder shall cause the Servicer to remit to the Securities Administrator all amounts then on deposit in the Custodial Account in respect of the related Servicer Remittance Amount for deposit to the Payment Account, which deposit shall be deemed to have occurred immediately preceding such purchase.
     (b) On the Payment Date following the month in which the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period is less than 10% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date, and if the Certificateholder has not exercised its option in accordance with Section 9.2(a), the Servicer shall have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Issuer for a price equal to the greater of (a) 100% of the aggregate Class Principal Amount of the Notes, plus unpaid interest (including any Deferred Interest and Basis Risk Shortfall) through the day before the final Payment Date and any unpaid administrative expenses of the Issuer and (b) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the end of the related Due Period plus any Principal Proceeds and Interest Proceeds collected during the current Due Period, the amount of any unpaid Advances and any unpaid administrative expenses of the Issuer. If the Servicer exercises such option, it shall comply with all of the provisions of Sections 9.2 and 9.3 that would have been applicable to the Certificateholder had the Certificateholder exercised its option pursuant to Section 9.2(a). The Servicer shall deliver written notice of its intention to exercise such option to the Issuer, the Depositor, the Securities Administrator, the Indenture Trustee and the Master Servicer not less than 30 days prior to the applicable Payment Date. If the Servicer does not exercise its rights pursuant to this Section 9.2(b), the Master Servicer may do so.
     (c) Promptly following any such purchase pursuant to paragraphs (a) or (b) of this Section, the Custodian shall release the Mortgage Files to the purchaser of such Mortgage Loans pursuant to this Section 9.2, or otherwise upon its order.
     SECTION 9.3 Certain Notices upon Final Payment.
     The Securities Administrator shall give the Issuer, the Indenture Trustee, the Owner Trustee, each Rating Agency, each Noteholder, the Certificateholder and the Depositor at least 10 days prior written notice of the date on which the Issuer is expected to terminate in accordance with Section 9.1, or the date on which the Notes will be redeemed in accordance with Section 9.2. Not later than the fifth Business Day in the Due Period in which the final payment in respect to the Notes is payable to the Noteholders, the Securities Administrator shall mail to the Noteholders a notice specifying the procedures with respect to such final payment. The Securities Administrator on behalf of the Indenture Trustee shall give a copy of such notice to each Rating Agency at the time such notice is given to the Noteholders. Following the final payment thereon, such Notes shall become void, no longer outstanding and no longer evidence any right or interest in the Mortgage Loans, the Mortgage Files or any proceeds of the foregoing.
ARTICLE X
MISCELLANEOUS PROVISIONS
     SECTION 10.1 Binding Nature of Agreement.
     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     SECTION 10.2 Entire Agreement.
     This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.
     SECTION 10.3 Amendment.
     (a) This Agreement may be amended from time to time by the parties hereto and the Certificateholder, without notice to or the consent of any of the Noteholders:
     (i) to cure any ambiguity;
     (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Notes or the Certificate, the Issuer or this Agreement in any Prospectus, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein or in any other Operative Agreement, to make any other provisions with respect to matters or questions arising under this Agreement;
     (iii) to make any other provision with respect to matters or questions arising under this Agreement or;
     (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code or ERISA and applicable regulations.
     No such amendment shall be entered into unless the Indenture Trustee shall have received an Opinion of Counsel (which shall be at the expense of the party requesting such amendment and shall not be at the expense of the Trust) acceptable to the holder of the Certificate stating that such amendment (a) will not cause the Trust to be subject to United States federal income tax at the entity level and (b) will not cause the Notes to lose their status as debt for United States federal income tax purposes; nor shall such amendment effected pursuant to clause (iii) of such sentence adversely affect in any material respect the interests of any Noteholder, nor shall such amendment be made with respect to Section 7.7(b) or the corresponding definitions used therein. Prior to entering into any amendment without the consent of the Noteholders pursuant to this paragraph, the Indenture Trustee and the Securities Administrator may require an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this paragraph. Any such amendment shall be deemed not to adversely affect in any material respect any Noteholder, if the Indenture Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to downgrade, withdraw or qualify the then current rating assigned to the Notes.
     (b) This Agreement may also be amended from time to time by the parties hereto, with the consent of the Noteholders representing 66-2/3% of the Voting Interests for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Notes; provided, however, that no such amendment may, without the consent of each of the Noteholders of the affected class of Notes, (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be made on any class of Notes, without the consent of the Noteholders of such Class or (ii) reduce the aforesaid percentages of Class Principal Amount of Notes. No such amendment may be made with respect to Section 7.7(b) or the corresponding definitions used therein without 100% of the Voting Interests.
     No amendment shall be entered under this section 10.3(b) unless the Indenture Trustee shall have received an Opinion of Counsel (which shall be at the expense of the party requesting such amendment and shall not be at the expense of the Trust) acceptable to the holder of the Certificate stating that such amendment (i) will not cause the Trust to be subject to United States federal income tax at the entity level and (ii) will not cause the Notes to lose their status as debt for United States federal income tax purposes.
     (c) Promptly after the execution of any such amendment, the Indenture Trustee shall furnish written notification of the substance of such amendment to each Noteholder, the Depositor and to each Rating Agency.
     (d) It shall not be necessary for the consent of the Noteholders under this Section 10.3 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by the Noteholders shall be subject to such reasonable regulations as the Indenture Trustee may prescribe.
     SECTION 10.4 Acts of the Noteholders.
     Except as otherwise specifically provided herein, whenever action, consent or approval by a Noteholder is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Noteholders if Noteholders representing 66-2/3% of the Voting Interests agree to take such action or give such consent or approval.
     SECTION 10.5 Recordation of Agreement.
     To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor on direction and at the expense of the Noteholders of not less than 66-2/3% of the of the Class Principal Amount of the Notes and of Certificateholder requesting such recordation, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Noteholders, or is necessary for the administration or servicing of the Mortgage Loans.
     SECTION 10.6 Governing Law.
     This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without reference to its conflict of laws rules (other than Section 5-1401 of the General Obligations Law, which the parties hereto expressly rely upon in the choice of such law as the governing law hereunder) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.
     SECTION 10.7 Notices.
     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by overnight courier, addressed as follows or delivered by facsimile (or such other address as may hereafter be furnished to the other party by like notice):

(i)	if to the Seller:

MHC I, Inc.,
c/o Friedman, Billings, Ramsey & Co., Inc.
1001 Nineteenth Street North
Arlington, Virginia 22209
Attention: FBR Chief Legal Counsel
Telephone: (703) 469-1040
Facsimile: (703) 469-1140

with a copy to:

Friedman, Billings, Ramsey & Co., Inc.
1001 Nineteenth Street North
Arlington, Virginia 22209
Attention: Brian Bowers
Telephone: (703) 469-1040
Facsimile: (703) 469-1140

(ii)	if to the Servicer:

Wells Fargo Bank, N.A.
1 Home Campus
Des Moines, Iowa 50328-0001
Attention: John B. Brown, MAC X2401-042
Phone: [ ]
Facsimile: (515) 213-7121

with a copy to:

Wells Fargo Bank, National Association
One Home Campus
Des Moines, Iowa 50328-0001
Attn: General Counsel, MACX 2401-06T

(iii)	if to the Master Servicer or the Securities Administrator:

Wells Fargo Bank, National Association

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Client Manager — FBRSI 2005-3
Telephone: (410) 884-2000
Facsimile: (410) 715-2380

(iv)	if to the Indenture Trustee:

HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018
Attention: Corporate Trust — FBR Securitization Trust 2005-3

(v)	if to the Credit Risk Manager

Clayton Fixed Income Services Inc.
1700 Lincoln Street, Suite 1600
Denver, Colorado 80203
Attention: General Counsel
Telephone: (720) 947-6947
Facsimile: (720) 947-6598

(vi)	if to the Depositor:

FBR Securitization, Inc.
1001 Nineteenth Street North
Arlington, Virginia 22209
Attention: Michael Warden
Telephone: (703) 312-1809
Facsimile: (703) 469-1075

with a copy to:

Friedman, Billings, Ramsey & Co., Inc.
1001 Nineteenth Street North
Arlington, Virginia 22209
Attention: Brian Bowers
Telephone: (703) 469-1040
Facsimile: (703) 469-1140

(vii)	if to the Trust:

FBR Securitization Trust 2005-3
c/o Wilmington Trust Company
Rodney Square North
1100 N. Market St.
Wilmington, DE 19890

Attention: Corporate Trust Administration
Telephone: (302) 651-1000
Facsimile: (302) 636-4140

(viii)	if to the Mortgage Insurer:

MGIC
250 E. Kilbourne Avenue
Milwaukee, WI 53201-0488
Attention: Steve Thompson, Vice President — Risk Management
Telephone: (414) 347-6893
Facsimile: (414) 347-6854
     All demands, notices and communications to a party hereunder shall be in writing and shall be deemed to have been duly given when delivered to such party at the relevant address, facsimile number or electronic mail address set forth above or at such other address, facsimile number or electronic mail address as such party may designate from time to time by written notice in accordance with this Section 10.7.
     SECTION 10.8 Severability of Provisions.
     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or of the Certificate or the rights of the Noteholders or the Certificateholder.
     SECTION 10.9 Indulgences; No Waivers.
     Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
     SECTION 10.10 Headings Not To Affect Interpretation.
     The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.
     SECTION 10.11 Benefits of Agreement.
     Nothing in this Agreement or in the Notes or the Certificate, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Noteholders and the Certificateholder, any benefit or any legal or equitable right, power, remedy or claim under this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be an express third-party beneficiary of this Agreement.
     SECTION 10.12 Special Notices to the Rating Agencies.
     (a) The Seller shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:
     (i) any amendment to this Agreement pursuant to Section 10.3; and
     (ii) the making of a final payment hereunder.
     (b) All notices to the Rating Agencies provided for by this Section shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

if to Moody’s:

Moody’s Investors Service, Inc.
99 Church Street
New York, New York 10004
Facsimile: (212) 553-4392

if to S&P:

Standard & Poor’s Ratings Service, a division
of the McGraw-Hill Companies, Inc.
55 Water Street
New York, New York 10041
Facsimile: (212) 438-2661
     (c) The Securities Administrator shall make available to the Rating Agencies each report prepared pursuant to Section 7.9.
     SECTION 10.13 Counterparts.
     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.
     SECTION 10.14 Execution by the Issuer; Closing Certifications.
     It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it as trustee, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on

Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other document.
     The Depositor may make any certifications of the Issuer and required under the Indenture on and as of the Closing Date in connection with the issuance of the Notes.
SECTION 10.15 Assignment of OTC Hedge Agreements
     Notwithstanding anything herein or the Operative Agreements to the contrary, from time to time the Depositor, may assign to the Issuer certain derivative contracts for the exclusive benefit of the Certificateholder (each, an “OTC Hedge Agreement”) if the following conditions are met on the date such OTC Hedge Agreement is assigned:
     (a) The Depositor has provided at least seven Business Days prior notice of such assignment to the Issuer, the Owner Trustee, the Securities Administrator and the Indenture Trustee;
     (b) No payments are due to the hedge counterparty under the OTC Hedge Agreement, including any payment that may arise from an event of default or termination event thereunder;
     (c) The OTC Hedge Agreement is documented on standard forms promulgated by the International Swaps and Derivatives Association, Inc.;
     (d) Each OTC Hedge Agreement is governed by, and construed in accordance with, the laws of the State of New York, and contains standard submission to jurisdiction and waivers of jury trial; and
     (e) Each OTC Hedge Agreement contains appropriate “limited recourse” and “non-petition” provisions.
     While any such OTC Hedge Agreement will be an asset of the Issuer, it will not be part of the Trust Fund. Any payments received under an OTC Hedge Agreement will not be available to pay principal and interest on the Notes or to pay any fee, expense and indemnity obligations of the Issuer under the Operative Agreement. The Securities Administrator shall remit promptly any payments received by it under the OTC Hedge Agreement to the Certificateholder. The Securities Administrator will also forward promptly any communications received by it from the counterparty to the OTC Hedge Agreement. The Securities Administrator shall have no obligation to engage in any other action with respect to an OTC Hedge Agreement unless the Depositor or the Certificateholder has provided indemnity satisfactory to the Securities Administrator, as determined in its sole discretion.

     None of the Owner Trustee, the Seller, the Servicer, the Credit Risk Manager, the Master Servicer, the Indenture Trustee or the Securities Administrator will have any duties to monitor and otherwise enforce any OTC Hedge Agreement.
     Payments received under the OTC Hedge Agreement need not be reflected in any report to Noteholders or the Certificateholder as otherwise provided in this Agreement.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

FBR SECURITIZATION TRUST 2005-3, as Issuer

By:	Wilmington Trust Company, not in its
individual capacity but solely as Owner
Trustee

	By:	/s/ Janel R. Havrilla

	Name:	Janel R. Havrilla
	Title:	Senior Financial Services Officer

FBR SECURITIZATION, INC., as Depositor

By:	/s/ Michael Warden

Name:	Michael Warden
Title:	Vice President

HSBC BANK USA, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Indenture
Trustee

By:	/s/ Elena Zheng

Name:	Elena Zheng
Title:	Assistant Vice President

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Securities Administrator and
Master Servicer

By:	/s/ Sandra Whalen

Name:	Sandra Whalen
Title:	Vice President

[Transfer and Servicing Agreement]

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Servicer

By:	/s/ Laurie McGoogan

Name:	Laurie McGoogan
Title:	Vice President

MHC I, INC., as Seller

By:	/s/ Michael Warden

Name:	Michael Warden
Title:	EVP — Capital Markets

CLAYTON FIXED INCOME SERVICES INC., as
Credit Risk Manager

By:	/s/ Kevin J. Kanouff

Name:	Kevin J. Kanouff
Title:	President and General Counsel

[Transfer and Servicing Agreement]

EXHIBIT A
INFORMATION FIELDS FOR MORTGAGE LOAN SCHEDULES
     Each Mortgage Loan Schedule shall set forth, among other things, the following information with respect to each Mortgage Loan:
1.	the Loan identification number;

2.	the applicable Cut-off Date;

3.	the zip code of the Mortgaged Property;

4.	a code indicating whether the Mortgaged Property is a single family residence, duplex, three to four-family residence or condominium;

5.	the current Mortgage Rate;

6.	the current Scheduled Monthly Payment;

7.	the original term to maturity;

8.	the scheduled maturity date;

9.	the principal balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal due on or before the Cut-off Date whether or not collected;

10.	the Original Loan-to-Value Ratio;

11.	the credit score of the Mortgagor at the time of origination;

12.	a code indicating the credit grade and specific loan/underwriting program of each Mortgage Loan as assigned by the Issuer;

13.	the date on which the first Scheduled Monthly Payment was due and the applicable Due Date;

14.	the date on which the next payment is due;

15.	the documentation level (full, stated, limited, etc.);

16.	loan purpose (i.e., purchase, rate/term refinancing, cash-out refinancing);

17.	a code indicating whether the Mortgaged Property is owner-occupied, non-owner occupied property, or a second home;

18.	a code indicating the product type (e.g., 2/28, 3/27, 15 year fixed, etc.);

19.	a code indicating whether the Mortgage Loan is subject to a Prepayment Premium;
 Exhibit A- 1

20.	the term of any Prepayment Premium;

21.	the type and amount of any Prepayment Premium;

22.	with respect to each Adjustable Rate Mortgage Loan, the Gross Margin;

23.	with respect to each Adjustable Rate Mortgage Loan, the next Adjustment Date;

24.	with respect to each Adjustable Rate Mortgage Loan, the lifetime maximum Mortgage Interest Rate;

25.	with respect to each Adjustable Rate Mortgage Loan, the lifetime minimum Mortgage Interest Rate;

26.	with respect to each Adjustable Rate Mortgage Loan, the periodic Mortgage Interest Rate cap;

27.	with respect to each Adjustable Rate Mortgage Loan, the Index;

28.	a code indicating whether the Mortgage Loan is an adjustable rate or fixed rate mortgage loan;

29.	a code indicating whether the Mortgage Loan is a “high cost” (or similarly classified) loan under applicable federal, state and local laws; and

30.	a code indicating whether the Mortgage Loan is an Insured Mortgage Loan.
     With respect to the Mortgage Loans in the aggregate in the related Mortgage Loan Package, the respective Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date:
1.	the number of Mortgage Loans;

2.	the current aggregate outstanding principal balance of the Mortgage Loans;

3.	the current weighted average Mortgage Interest Rate of the Mortgage Loans; and

4.	the weighted average months to maturity of the Mortgage Loans.
 Exhibit A- 2

EXHIBIT B
CONTENTS OF EACH MORTGAGE FILE
     With respect to each Mortgage Loan, the Mortgage File shall include each of the following items delivered to the Custodian, portions of which may be held by the Servicer in the Servicing File:
     (a)
     (i) The original Mortgage Note endorsed in blank or “Pay to the order of HSBC Bank USA, National Association, as indenture trustee (the “Indenture Trustee”) under the Transfer and Servicing Agreement, dated as of October 1, 2005, by and among FBR Securitization, Inc., as Depositor, the Indenture Trustee, Wells Fargo Bank, National Association, as Securities Administrator, Master Servicer and Servicer, FBR Securitization Trust 2005-3, as Issuer, Clayton Fixed Income Services Inc., as Credit Risk Manager and MHC I, Inc., as Seller relating to FBR Securitization Trust 2005-3 Mortgage Backed Securities, without recourse” and signed in the name of the Seller by an Authorized Officer (provided, in the event that the Mortgage Loan was acquired by the Seller in a merger, the signature must be in the following form: “[Seller], successor by merger to [name of predecessor]”; and in the event that the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the signature must be in the following form: “[Seller], formerly known as [previous name]”). The Mortgage Note must contain all necessary intervening endorsements showing a complete chain of endorsement from the Originator (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as the holder of the Mortgage Note or assignee thereof, in and to that Mortgage Note); or
     A certified copy of the Mortgage Note (endorsed as provided above) together with a lost note affidavit in the form of Exhibit C, providing indemnification to the holder thereof for any losses incurred due to the fact that the original Mortgage Note is missing.
     (ii) The original of any guarantee executed in connection with the Mortgage Note (if any).
     (iii) The original Mortgage, with evidence of recording thereon, except as follows: If in connection with any Mortgage Loan, the Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (a) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Seller stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon
 Exhibit B- 1

receipt thereof by the Seller; or (b) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded Mortgage.
     (iv) The originals or certified true copies of any document sent for recordation of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, or, if the original of any such agreement with evidence of recording thereon has not been returned by the public recording office where such agreement has been delivered for recordation or such agreement has been lost or such public recording office retains the original recorded agreement, a photocopy of such agreement, certified by the Seller or its agent to be a true and correct copy of the agreement delivered to the appropriate public recording office for recordation. The original recorded agreement or, in the case of a agreement where a public recording office retains the original recorded agreement or in the case where an agreement is lost after recordation in a public recording office, a copy of such agreement certified by such public recording office to be a true and complete copy of the original recorded agreement, will be promptly delivered to the Custodian upon receipt thereof by the Seller.
     (v) The original Assignment of Mortgage, in blank, for each Mortgage Loan, in form and substance acceptable for recording (except for the insertion of the name of the assignee and recording information). If the Mortgage Loan was acquired by the Seller in a merger, the Assignment of Mortgage must be made by “[Seller], successor by merger to [name of predecessor].” If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the Assignment of Mortgage must be made by “[Seller], formerly know as [previous name].” Subject to the foregoing and where permitted under the applicable laws of the jurisdiction wherein the Mortgaged property is located, such Assignments of Mortgage may be made by blanket assignments for Mortgage Loans secured by the Mortgaged Properties located in the same county. If the related Mortgage has been recorded in the name of MERS or its designee, no Assignment of Mortgage will be required to be prepared or delivered and instead, the Seller shall take all actions as are necessary to cause the [Custodian] to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.
     (vi) For any Mortgage Loan not recorded in the name of MERS, originals or certified true copies of documents sent for recordation of all Intervening Assignments of the Mortgage with evidence of recording thereon, or if any such Intervening Assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such Intervening Assignment, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Seller stating that such Intervening Assignment of Mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded Intervening Assignment of Mortgage or a copy of such
 Exhibit B- 2

Intervening Assignment of Mortgage certified by the appropriate public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded Intervening Assignment of Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of an Intervening Assignment where a public recording office retains the original recorded Intervening Assignment of Mortgage or in the case where an Intervening Assignment of Mortgage is lost after recordation in a public recording office, a copy of such Intervening Assignment of Mortgage certified by such public recording office to be a true and complete copy of the original recorded Intervening Assignment of Mortgage.
     (vii) [reserved]
     (viii) The original mortgagee policy of title insurance in the form required by the Agreement or, if the original lender’s title insurance policy has not been issued, the preliminary report or irrevocable binder or commitment to issue the same.
     (ix) Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.
     (x) For each Mortgage Loan which is secured by a residential long-term lease, if any, a copy of the lease with evidence of recording indicated thereon, or, if the lease is in the process of being recorded, a photocopy of the lease, certified by an officer of the respective prior owner of such Mortgage Loan or by the applicable title insurance company, closing/settlement/escrow agent or company or closing attorney to be a true and correct copy of the lease transmitted for recordation.
     (b) With respect to each Mortgage Loan, the Mortgage File shall include each of the following items to the extent required in the Underwriting Guidelines:
     (i) The original hazard insurance policy and, if required by law, flood insurance policy.
     (ii) Fully executed residential loan application.
     (iii) Fully executed Mortgage Loan closing statement (i.e, a Form HUD-1) and any other truth-in-lending or real estate settlement procedure forms required by law.
     (iv) Verification of employment and income (if required pursuant to the Underwriting Guidelines).
     (v) Verification of acceptable evidence of source and amount of down payment.
     (vi) Credit report on the Mortgagor.
     (vii) Residential appraisal report.
     (viii) Photograph of the Mortgaged Property.
 Exhibit B- 3

     (ix) Survey of the Mortgaged Property, if required by the title company or applicable law.
     (x) Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy (i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.).
     (xi) All fully executed required disclosure statements required by state and federal law.
     (xii) If applicable, termite report, structural engineer’s report, water potability and septic certification.
     (xiii) Sales contract, if applicable.
     (xiv) Evidence of payment of taxes and insurance premiums, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage file and which are required to document the Mortgage Loan or to service the Mortgage Loan.
     (xv) Amortization schedule, if available.
     (xvi) Payment history for any Mortgage Loan that has been closed for more than 90 days.
     (xvii) Fully executed power of attorney, if applicable.
In the event of a delay by the public recording office in returning any recorded document, the Seller shall deliver to the Custodian, within 180 days of the Closing Date, an Officer’s Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Seller shall be required to deliver to the Custodian the applicable recorded document by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested form the Custodian, which consent shall not be unreasonably withheld.
 Exhibit B- 4

EXHIBIT C
FORM OF LOST NOTE AFFIDAVIT
     I,                                         , being duly sworn, do hereby state under oath that:
1.	I, as of (the “Company”), am authorized to make this Affidavit on behalf of the Company.

2.	The Company received the following described mortgage note (the “Note”):
Loan No.:
Mortgagor(s):
Original Principal Amount:
from the Mortgagor(s) to secure a Deed of Trust/Mortgage (the “Deed of Trust/Mortgage”) dated                      from the Mortgagor(s) to the Company.
3.	The Company represents and warrants that it has not canceled, altered, assigned, or hypothecated the Note.
4.	The original Note, a true and correct copy of which is attached hereto, was not located after a thorough and diligent search, and based thereon, the Company declares the Note lost.
5.	This Affidavit is intended to be relied on by the Indenture Trustee and its successors and assigns.
6.	The Company has assigned all of its right, title and interest in the Note and the Deed of Trust/Mortgage to the Indenture Trustee and agrees immediately and without further consideration to surrender the original Note to the Indenture Trustee or its successor and assigns if such original Note ever comes into the Company’s possession, custody, or power.
7.	The Company further agrees to indemnify and hold harmless the Indenture Trustee and its successors and assigns from any and all loss, liability, costs, damages, reasonable attorneys’ fees and expenses without limitation in connection with or arising out of the representations, warranties, and agreements made in this Affidavit and any claim of any nature made by any entity with respect to the Note.
8.	The Company agrees and acknowledges that this Affidavit may be presented as evidence of the Note, whether in any proceeding or action with respect thereto or otherwise, and hereby authorizes such use of this Affidavit.
9.	The representations, warranties, and agreements herein shall bind the undersigned and its successors and assigns, and shall inure to the benefit of the Indenture Trustee and its successors and assigns.
 Exhibit C- 1

     EXECUTED THIS ___day of                     , 200___on behalf of                     .

By:

Its:
STATE OF           )
                              ) ss:
COUNTY OF       )
     On the ___day of                     , ___, before me,                     , a notary public in and for said State, personally appeared                                         , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.
     WITNESS my hand and official seal.

Notary Public
     My Commission Expires:
 Exhibit C- 2

EXHIBIT D
FORM OF REQUEST FOR RELEASE
 Exhibit D- 1

EXHIBIT E
FORM OF REALIZED GAINS AND LOSSES
The numbers on the form correspond with the numbers listed below.
Liquidation and Acquisition Expenses:
1.	The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.
2.	The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.
3.	Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.
4-12. Complete as applicable. All line entries must be supported by copies of appropriate statements, vouchers, receipts, bills, canceled checks, etc., to document the expense. Entries not properly documented will not be reimbursed to the Servicer.
13.	THE TOTAL OF LINES 1 THOUGH 12
Credits:
14-21. Complete as applicable. All line entries must be supported by copies of the appropriate claims forms, EOBs, HUD-1 and/or other proceeds verification, statements, payment checks, etc. to document the credit. If the Mortgage Loan is subject to a Bankruptcy Deficiency, the difference between the Unpaid Principal Balance of the Note prior to the Bankruptcy Deficiency and the Unpaid Principal Balance as reduced by the Bankruptcy Deficiency should be input on line 20.
22.	The total of lines 14 through 21.
Please note: For HUD/VA loans, use line (15) for Part A/Initial proceeds and line (16) for Part B/Supplemental proceeds
Total Realized Loss (or Amount of Any Gain)
23.	The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).
© Copyright Wells Fargo Bank, Corporate Trust Services
 Exhibit E- 1

WELLS FARGO BANK, N.A.
CALCULATION OF REALIZED LOSS/GAIN
Prepared by: __________________                     Date: _______________
Phone: ______________________ Email Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address
WELLS FARGO BANK, N.A. Loan No.
Borrower’s Name:
Property Address:

Liquidation and Acquisition Expenses:
(1)	Actual Unpaid Principal Balance of Mortgage Loan	$(1)
(2)	Interest accrued at Net Rate	(2)
(3)	Accrued Servicing Fees	(3)
(4)	Attorney’s Fees	(4)
(5)	Taxes	(5)
(6)	Property Maintenance	(6)
(7)	MI/Hazard Insurance Premiums	(7)
(8)	Utility Expenses	(8)
(9)	Appraisal/BPO	(9)
(10)	Property Inspections	(10)
(11)	FC Costs/Other Legal Expenses	(11)
(12)	Other (itemize)	$(12)
	Cash for Keys
	HOA/Condo Fees

	Total Expenses	$(13)
Credits:
(14)	Escrow Balance	$(14)
(15)	HIP Refund	(15)
(16)	Rental Receipts	(16)
(17)	Hazard Loss Proceeds	(17)
(18)	Primary Mortgage Insurance Proceeds	(18)
(19)	Pool Insurance Proceeds	(19)
(20)	Proceeds from Sale of Acquired Property	(20)
(21)	Other (itemize)	(21)

	Total Credits	$(22)

Total Realized Loss (or Amount of Gain)		$(23)
Please be advised that failure to comply with ANY or all of the guidelines entailed herein may result in issuance of late reporting fees.
© Copyright Wells Fargo Bank, Corporate Trust Services
Contact us with Reporting Questions: CTSDefaultSRG@WellsFargo.com
Exhibit E- 2

EXHIBIT F
[RESERVED]
 Exhibit F- 1

EXHIBIT G
CREDIT REPORTING PROCEDURE
“Full-file” reporting requires that the Servicer submit a monthly report to each of the credit repositories to describe the exact status for each Mortgage Loan.1 The status reported generally should be the one in effect as of the last business day of each month.
The Servicer may, however, use a slightly later cut-off date — for example, at the and of the first week of a month — to assure that payment corrections, returned checks, and other adjustments related to the previous month’s activity can be appropriately reflected in their report for that month. Statuses that must be reported for any given mortgage include the following: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, and charged-off. (The credit repositories will provide the applicable codes for reporting these statuses to them.) A listing of each of the major repositories to which “full-file” status reports must be sent is attached.
The Servicer is responsible for the complete and accurate reporting of mortgage status information to the repositories and for resolving any disputes that arise about the information they report. The Servicer must respond promptly to any inquiries from mortgagors regarding specific mortgage status information about them that was reported to the credit repositories.

[1]	Based upon Fannie Mae Guide Announcement 95-19.
 Exhibit G- 1

Major Credit Repositories
A “full-file” status report for each Mortgage Loan serviced for Fannie Mae must be sent to the following repositories each month:

Company	Telephone Number
Consumer Credit Associates, Inc.	Call (713) 595-1190, either extension 950
Threadneedle Street, Suite 200	150, 101, or 112, for all inquiries.
Houston, Texas 77079-2903

Equifax	Members that have an account number may call their local sales representative for all inquiries; lenders that need to set up an account should call (800) 685-5000 and select the customer assistance option.

TRW Information Systems & Services 601 TRW Parkway Allen, Texas 75002	Call (800) 831-5614 for all inquiries, current members should select option 3; lenders that need to set up an account should select Option 4.

Trans Union Corporation 555 West Adams Chicago, Illinois 60661	Call (312) 258-1818 to get the name of the local bureau to contact about setting up an account or obtaining other information.
 Exhibit G- 2

EXHIBIT H
Mortgage Insurance Policy
 Exhibit H- 1

EXHIBIT I
FORM OF ANNUAL CERTIFICATION
I,                                         , Vice President of Wells Fargo Bank, N.A. (the “Servicer”), certify to                                         , and its officers, directors, agents and affiliates (the “Sarbanes Certifying Party”), and with the knowledge and intent that they will rely upon this certification, that:
(i)	Based on my knowledge, the information relating to the Mortgage Loans and the servicing thereof submitted by the Servicer to the Sarbanes Certifying Party which is used in connection with preparation of the reports on Form 8-K and the annual report on Form 10-K filed with the Securities and Exchange Commission with respect to the Securitization, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

(ii)	The servicing information required to be provided to the Sarbanes Certifying Party by the Servicer under the relevant servicing agreement has been provided to the Sarbanes Certifying Party;

(iii)	I am responsible for reviewing the activities performed by the Servicer under the relevant servicing agreement and based upon the review required by the relevant servicing agreement, and except as disclosed in the Annual Statement of Compliance, the Annual Independent Public Accountant’s Servicing Report and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans submitted to the Sarbanes Certifying Party, the Servicer has, as of the date of this certification fulfilled its obligations under the relevant servicing agreement; and

(iv)	I have disclosed to the Sarbanes Certifying Party all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the relevant servicing agreement.

(v)	The Servicer shall indemnify and hold harmless the Sarbanes Certifying Party and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Certification or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Sarbanes Certifying Party, then the Servicer
 Exhibit I- 1

agrees that it shall contribute to the amount paid or payable by the Sarbanes Certifying Party as a result of the losses, claims, damages or liabilities of the Sarbanes Certifying Party in such proportion as is appropriate to reflect the relative fault of the Sarbanes Certifying Party on the one hand and the Servicer on the other in connection with a breach of the Servicer’s obligations under this Certification or the Servicer’s negligence, bad faith or willful misconduct in connection therewith.
     IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Servicer.

Dated:	By:
Name:
Title:
Taxpayer ID	Taxpayer ID
 Exhibit I- 2

SCHEDULE A-1
GROUP 1 MORTGAGE LOAN SCHEDULE
 Schedule A-1- 1

SCHEDULE A-2
GROUP 2 MORTGAGE LOAN SCHEDULE
 Schedule A-2- 1

SCHEDULE B
REPRESENTATIONS AND WARRANTIES OF THE SELLER IN RESPECT OF THE
MORTGAGE LOANS
(a) The following representations relating to the Mortgage Loans made pursuant to Section 7.02 of the Purchase and Interim Servicing Agreement: (3), (4), (5), (7), (9), (16), (17), (18), (19), (20), (21), (25), (26), (28), (36), (37), (43), (44), (45), (57), (67), (71) and (86);
(b) No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 (“HOEPA”);
(c) There is no Mortgage Loan that was originated on or after October 1, 2002 through and including March 6, 2003, which is secured by property located in the State of Georgia. There is no Mortgage Loan that was originated on or after March 7, 2003, which is a “high cost home loan” as defined under the Georgia Fair Lending Act;
(d) No Mortgage Loan is a “high cost home,” “covered” (excluding home loans defined as “covered home loans” in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), “high risk home” or “predatory” loan under any applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);
(e) With respect to each Mortgage Loan, no borrower obtained a prepaid single-premium credit-life, disability, accident or health insurance policy in connection with the origination of the mortgage loan;
(f) No Group 1 Mortgage Loan originated on or after October 1, 2002 will impose a Prepayment Premium for a term in excess of three years. Any Mortgage Loans originated prior to such date will not impose prepayment penalties in excess of five years;
(g) The Servicer for each Mortgage Loan has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;
(h) The Servicer for each Mortgage Loan will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;
(i) With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related mortgage loan nor the related mortgage note requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction;
 Schedule B- 1

(j) The original principal balance of each Group 1 Mortgage Loan is within Freddie Mac’s dollar amount limits for conforming one- to four-family mortgage loans;
(k) The original principal balance of cash first-lien Group 1 Mortgage Loan is within Freddie Mac’s dollar amount limits for one- to four-family mortgage loans; the original principal balance of each second lien Group 1 ML is less than one-half the Freddie Mac limit for one-unit mortgage loans, without regard to the number of units; No Group 1 Mortgage Loan consists of a first and second lien on the same Mortgaged Property if the aggregate principal balance of such Mortgage Loans exceeds Fredit Mac’s applicable loan limt for that type.
(l) Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable usury, truth in lending, real estate settlement procedures, consumer credit protections, predatory and abusive lending, equal credit opportunity and disclosure laws;
(m) No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then-current version of Standard & Poor’s LEVELS® Glossary, which as of the date hereof is Version 5.6c Revised, Appendix E) and no Mortgage Loan originated on or after October 1, 2002 through and including March 6, 2003 is governed by the Georgia Fair Lending Act.
(n) No Mortgage Loan was 60 days or more contractually delinquent as of the Cut-off Date. The Seller has not waived any default, breach, violation or event of acceleration, and the Seller has not taken any action to waive any default, breach, violation or event of acceleration, with respect to any Mortgage Loan;
(o) As of the date of origination, each Mortgaged Property was lawfully occupied under applicable law and to the Seller’s knowledge, each Mortgaged Property is lawfully occupied as of the date hereof; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities, except where the failure would not have a material adverse effect upon the Mortgage Loan; and
(p) Each Mortgage is a valid, existing and enforceable first or second lien (as indicated on the Mortgage Loan Schedule) on the Mortgaged Property (including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing). The lien of the Mortgage is subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the Servicer and (c) other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to, and delivered in
 Schedule B- 2

connection with, the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Seller has full right to sell and assign the same to the Depositor.
     All capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Purchase and Interim Servicing Agreement, unless otherwise defined.
 Schedule B- 3

SCHEDULE C
LIBOR FORMULA
     With respect to each Payment Date, one-month LIBOR will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of the related Interest Accrual Period. Telerate Page 3750 means the display designated as page 3750 on the Bridge Telerate, or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on the page or any other page as may replace that page on that service (or if that service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the Securities Administrator after consultation with the Depositor), the rate will be the reference bank rate.
     The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Securities Administrator after consultation with the Depositor, as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the first day of the related Interest Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Amounts of the Offered Notes. The Securities Administrator will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on the related date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator after consultation with the Depositor, as of 11:00 A.M., New York City time, on the date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Principal Amounts of the Offered Notes. If no quotations can be obtained, the rate will be one-month LIBOR for the prior Payment Date.
     “LIBOR Business Day” means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.
     The establishment of LIBOR by the Securities Administrator and the Securities Administrator’s subsequent calculation of the Note Interest Rates applicable to the Offered Notes for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.
 Schedule C- 1

SCHEDULE D
Master Mortgage Loan Purchase and Interim Servicing Agreement
 Schedule D- 1